As filed with the Securities and Exchange Commission on July 27, 2005

Registration No. 333-_________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
_________________
BERKELEY INCOME TRUST, INC.
(Exact name of registrant as specified in its governing instruments)
___________________

Maryland	6798	73-1681657
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 1012 Sutton Way Grass Valley, California 95945 (530) 477-1572	(Internal Revenue Service Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
__________________
Michel D. Snegg
President and Chief Executive Officer
Berkeley Income Trust, Inc.
1012 Sutton Way
Grass Valley, California 95945
(530) 477-1572
(Name, address, including zip code and telephone number, including area code, of agent for service)
___________________
Copies to:
Peter T. Healy, Esq.
O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111-3344
(415) 984-8700
___________________

Approximate date of commencement of proposed sale to public:  As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share	20,000,000 shares	$10.00	$200,000,000	$23,540.00

Common Stock, $0.001 par value per share (2)	5,000,000 shares	$10.00	$50,000,000	$5,885.00

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

(2)	Represents shares issuable pursuant to the registrant's Dividend Reinvestment Plan.

(3)	Calculated under Section 6(b) of the Securities Act based upon a registration fee rate of $117.70 per $1.0 million of proposed maximum aggregate offering price.

__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED                         , 2005

25,000,000 Shares of Common Stock Offered to the Public—Maximum Offering
1,000,000 Shares of Common Stock Offered to the Public—Minimum Offering

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BERKELEY INCOME TRUST, INC.

Minimum Purchase—200 Shares ($2,000)

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This is the initial public offering of common stock of Berkeley Income Trust, Inc. We intend to qualify and will elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes for the taxable year ending December 31, 2005.

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We encourage you to carefully review the complete discussion of “Risk Factors” beginning on page 12 before purchasing our common stock. These risks include, among others, the following:

• There is no public trading market for our common stock. It will be difficult for you to sell shares of our common stock.	• We may be limited in the number and type of investments we may make and the value of our common stock may fluctuate.
• Both we and our affiliated advisor have no prior operating history and no established financing sources and there can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue.

• Our advisor has not managed a REIT and we cannot assure you that our advisor’s past experience will be sufficient to successfully manage our business as a REIT.
• We may not be able to achieve our investment objectives or pay dividends.	• We do not own any properties and do not have an operating history as a REIT.
• We do not have an ownership interest in our advisor, and our officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates.
• Our advisor, its affiliates and third parties may receive substantial fees including participation in proceeds from the sales or liquidation of assets, and the structure of the management fees that we pay to our advisor could cause the advisor to recommend riskier investments.

• Our investors may experience a significant delay before receiving distributions.	• We may fail to qualify as a REIT.

3

	Price to Public*	Selling Commissions*	Dealer Manager Fee*	Proceeds, Before Expenses, to Us
Per Share	$10.00	$0.60	$0.20	$9.20
Minimum Offering	$10,000,000	$600,000	$200,000	$9,200,000
Maximum Offering	$200,000,000	$12,000,000	$4,000,000	$184,000,000
Dividend Reinvestment Plan	$50,000,000	0	$1,000,000	$49,000,000

*	The selling commissions and, in some cases, the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers, such as affiliates of participating broker-dealers, our affiliates and investors purchasing through fee-for-service registered investment advisers. Selling commissions will not be charged with regard to shares sold pursuant to our Dividend Reinvestment Plan. See “Plan of Distribution”.

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Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission or other regulatory body has approved or disapproved of these securities, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

No one is authorized to make any statements about this offering other than those that appear in this prospectus. We will only accept subscriptions from investors who meet the suitability standards described in this prospectus. You should also be aware that the description of Berkeley Income Trust, Inc. contained in this prospectus was accurate on July [ ], 2005, but may no longer be accurate. We will amend or supplement this prospectus if there is a material change in our affairs.

We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940, as amended, and, therefore, investors will not have the benefit of the protections provided by the Investment Company Act of 1940, as amended.

The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in our common stock is not permitted.

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We expect that at least 88.5% of the gross offering proceeds raised will be available to us for investment in real estate and other investments in a minimum offering. Shares purchased in this offering are subject to restrictions on transfer necessary to maintain our qualification as a real estate investment trust. See “Description of Capital Stock”.

_______________

BERKELEY INCOME TRUST, INC.

The date of this prospectus is July [  ], 2005

4

SUITABILITY STANDARDS AND MINIMUM PURCHASE REQUIREMENTS

Suitability Standards

The shares of our common stock that we are offering are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There currently is no public market for our common stock, which means that you will have difficulty selling shares of our common stock and, if you are able to sell your shares of our common stock, you may likely sell them at a substantial discount. You should not buy our common stock if you need to sell your shares immediately, will need to sell your shares quickly in the future or cannot bear the loss of your investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of our common stock have either:

•	a net worth (excluding the value of the investor’s home, home furnishings and automobiles) of at least $150,000; or

•	a minimum annual gross income of at least $45,000 and a minimum net worth (excluding the value of the investor’s home, home furnishings and automobiles) of at least $45,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to an investor in these states who meet the special suitability standards set forth below.

California, Iowa, Massachusetts, Michigan, North Carolina, Oregon and Tennessee—The investor must have either (1) a minimum net worth of at least $225,000, or (2) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

Maine—The investor must have either (1) a minimum net worth of at least $200,000, or (2) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

Missouri—The investor must have (1) a minimum net worth of at least 10 times their investment in us, and (2) either (a) a minimum net worth of at least $225,000, or (b) a minimum net worth of at least $60,000 and a minimum annual gross income of at least $60,000.

New Hampshire—The investor must have either (1) a minimum net worth of at least $250,000, or (2) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $125,000.

Michigan, Ohio and Pennsylvania—In addition to the applicable suitability standards, the investor must have a minimum net worth of at least 10 times their investment in us.

Because the minimum offering of our common stock is less than $600 million, Pennsylvania investors are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of our common stock if the donor or grantor is the fiduciary.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

In addition to the foregoing, our suitability standards also require that a potential investor: (i) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of our common stock, (d) the background and qualifications of our advisor and (e) the tax consequences of the investment.

Moreover, under the laws of certain states, investors may transfer their shares only to persons who meet similar standards, and we may require certain assurances that such standards are met. You should read carefully the requirements in connection with resales of shares as set forth in our charter documents and as summarized under “Description of Capital Stock—Transfer Restrictions.”

i

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See “ERISA Considerations.” In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “United States Federal Income Tax Considerations—Taxation of U.S. Stockholders—Treatment of Tax-Exempt Stockholders.”

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common stock, our investment objectives and the relative illiquidity of our common stock, shares of our common stock are an appropriate investment for those of you desiring to become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement in the form attached hereto as Exhibit A or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years.

Minimum Purchase Requirements

Subject to the restrictions imposed by state law, we will sell our common stock only to investors who initially purchase a minimum of 200 shares for a total purchase price of $2,000. Except as provided below, this initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•	a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

•	trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•	an IRA which meets the requirements of Section 408 or Section 408A of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the minimum initial purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York, Nebraska and North Carolina residents is 500 shares ($5,000) of our common stock. The minimum purchase for Minnesota residents is 250 shares ($2,500) of our common stock, except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000) of our common stock. Following an initial subscription for at least the required minimum investment, any additional purchase must be in increments of 50 shares ($500) of our common stock. However, additional purchases made by residents of Maine, Minnesota, Nebraska and Washington who must still meet the applicable minimum purchase requirement set forth above, except with respect to additional purchases of shares of our common stock purchased pursuant to our Dividend Reinvestment Plan.

You may not transfer fewer shares of our common stock than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide shares of our common stock so as to retain less than the number of shares of our common stock required for the minimum purchase.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different than or inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where such offers and sales are permitted.

TABLE OF CONTENTS

SUITABILITY STANDARDS AND MINIMUM PURCHASE REQUIREMENTS	i
Suitability Standards	i
Minimum Purchase Requirements	ii
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	vii
PROSPECTUS SUMMARY	1
Berkeley Income Trust, Inc.	1
Our Advisor	2
Our Management	2
Our REIT Status	2
Risk Factors	2
Description of Real Estate Investments	3
Estimated Use of Proceeds of this Offering	3
Investment Objectives	5
Conflicts of Interest	5
Prior Offering Summary	7
Plan of Distribution	7
Compensation to Our Advisor	7
Dividend Policy	10
Listing	10
Dividend Reinvestment Plan	10
Share Redemption Program	10
Our Operating Partnership	11
ERISA Considerations	11
Description of Capital Stock	11
RISK FACTORS	12
Risks Related to an Investment in Us	12
General Risks Related To Investments In Real Estate	25
Risks Associated With Our Operating Partnership	30
Retirement Plan Risks	31
Federal Income Tax Risks	32
ESTIMATED USE OF PROCEEDS	36
DIVIDEND POLICY	38
CAPITALIZATION	39
MANAGEMENT	39
General	39
Committees of the Board of Directors	41
Corporate Governance	42
Directors and Executive Officers	43
Directors of Berkeley Income Trust, Inc.	43
Officers of Berkeley Income Trust, Inc.	44
Officers of Berkeley Capital Securities, LLC	44
Compensation of Directors	45
Independent Director Stock Option Plan	45
Employee Option Plan	46
Certain Relationships and Related Transactions	46
Limited Liability and Indemnification of Directors, Officers and Others	47
Our Advisor	48
Our Management Agreement	48
Holdings of Common Stock and Partnership Units	50
Affiliated Companies	50
Management Decisions	51
MANAGEMENT COMPENSATION	51
Organizational and Offering Stage	52
Acquisition and Development Stage	52
STOCK OWNERSHIP	54

CONFLICTS OF INTEREST	54
Interests in Other Real Estate Programs	54
Other Activities of our Advisor and its Affiliates	54
Competition	55
Affiliated Dealer Manager	55
Affiliated Property Manager	55
Lack of Separate Representation	55
Joint Ventures with Affiliates of our Advisor	55
Fees and Other Compensation to our Advisor	56
Certain Conflict Resolution Procedures	56
BUSINESS	57
General	57
Competition	58
Employees	58
Facilities	58
Company Website	58
Legal Proceedings	58
INVESTMENT OBJECTIVES AND CRITERIA	58
General	58
Investment Strategy	59
Target Market and Submarket Selection	59
Characteristics of Multi-tenant Industrial Properties:	59
Physical Property Description	60
Portfolio Diversification	60
Typical Tenants	60
Acquisition and Investment Policies	61
Development and Construction of Properties	62
Acquisition of Properties from our Advisor	62
Terms of Leases and Tenant Creditworthiness	62
Joint Venture Investments	63
Our Operating Partnership’s Private Placement	63
Borrowing Policies and Related Indebtedness	64
Disposition Policies	64
Investment Limitations	64
Change in Investment Objectives and Limitations	65
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	65
Overview	65
Critical Accounting Policies	66
Income Taxes	67
Financial Condition, Liquidity and Capital Resources	68
Qualitative Disclosures about Market Risk	68
PLAN OF OPERATION	69
General	69
Liquidity and Capital Resources	69
Results of Operations	70
Inflation	70
Distributions	70
PLAN OF DISTRIBUTION	70
General	70
Compensation of Dealer Manager and Participating Broker-Dealers	71
Organization and Offering Expenses	73

v

Deferred Commission Option	74
Subscription Procedures	74
Minimum Offering and Escrow Arrangements	75
Subscription Agreement	76
Minimum Investment	76
FEDERAL INCOME TAX CONSIDERATIONS	76
ERISA CONSIDERATIONS	87
Prohibited Transactions	88
Plan Asset Considerations	88
Other Prohibited Transactions	90
Annual Valuation	90
DESCRIPTION OF CAPITAL STOCK	91
General	91
Common Stock	91
Preferred Stock	92
Power to Issue Additional Shares of Common Stock and Preferred Stock	92
Transfer Restrictions	92
Transfer Agent and Registrar	94
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	94
Classification of Board of Directors	94
Removal of Directors	95
Limitation of Liability and Indemnification	95
Business Combinations	96
Control Share Acquisitions	97
Amendment to the Charter	97
Dissolution of Our Company	98
Meetings of Stockholders; Advance Notice of Director Nominations and New Business	98
Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws	99
DIVIDEND REINVESTMENT PLAN AND SHARE REDEMPTION PROGRAM	99
Dividend Reinvestment Plan	99
Share Redemption Program	100
THE OPERATING PARTNERSHIP AGREEMENT	102
General	102
Capital Contributions	102
Operations	102
Distributions and Allocations of Profits and Losses	102
Rights, Obligations and Powers of the General Partner	103
Exchange Rights	104
Change in General Partner	104
Transferability of Interests	104
Amendment of Limited Partnership Agreement	105
SUPPLEMENTAL SALES MATERIAL	105
LEGAL MATTERS	105
EXPERTS	105
CHANGES IN OUR CERTIFYING ACCOUNTANT	105
WHERE YOU CAN FIND MORE INFORMATION ABOUT OUR COMPANY	106
INDEX TO FINANCIAL STATEMENT	F-1

Dealer Prospectus Delivery Requirement

Until [ ], 2005 (which is 25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold subscriptions.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

We have set forth below some of the more frequently asked questions and answers relating to an offering of this type. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. Only for purposes of this “Questions and Answers About This Offering” section, references to “you” or “your” in the question line refer to Berkeley Income Trust, Inc. and Berkeley Income Trust Operating Partners, L.P., and references to “I” in the question line refer to the investor. In all other sections, references to “you” refer to the investor.

Q:	Why should I invest in real estate?

A:	Real estate is often part of well-diversified investment portfolios. Historically, institutional investors such as insurance companies and pension funds have included real estate as part of their overall investment portfolio. Institutional investors have used the counter-cyclical nature of real estate in inflationary and deflationary times as a partial hedge to protect a diversified investment portfolio. We believe that certain classes of real estate investments can also provide most investors with safety, growth and income while reducing the volatility of their portfolio’s value. Many individual investors have benefited by adding a diversified real estate portfolio to their investment strategy. You and your financial consultant, registered investment advisor and/or financial planner can determine whether this strategy is right for your overall portfolio.

Q:	Why does Berkeley Income Trust acquire real estate for all cash or only minimal debt financing?

A:	We expect that our REIT generally will acquire real estate for cash. When required, we may use limited amount of debt secured by the acquired property as part of the purchase price of certain properties. By generally avoiding acquisitions financed with debt, we expect to provide our stockholders with a secure cash flow derived from rental income unencumbered by the cost of debt repayment or the risk of foreclosure or loss. We will concentrate on acquisitions in metropolitan markets with historically high levels of tenant demand for multi-tenant industrial warehouses. We believe that this segment of commercial real estate, when acquired with minimal debt financing, should be a core holding for most real estate investment portfolios. Investing in a real estate investment trust, or REIT, which has adopted this disciplined strategy can benefit the smaller institutional investor or individual investor who would not otherwise be able to acquire a diversified portfolio of such assets on a stand-alone basis. While it is our present expectation to use minimal debt to finance our acquisitions of properties, our board of directors or advisor may approve the use of more significant debt financing for acquisitions should they determine that market conditions are such that more leveraged acquisitions are in our best interest.

Q:	What are the benefits of owning real estate with minimal debt in major markets?

A:	Real estate with minimal debt financing generally offers a higher level of safety and stability than most institutionally-owned commercial real estate. Institutionally-owned commercial real estate is typically acquired and owned with high loan-to-value ratios. If we own real estate which is acquired for little or no debt, our investors should be further insulated during uncertain or recessionary economic times because that real estate is not as subject to the risk of foreclosure caused by the inability of the underlying property to service debt in an environment of rising interest rates.

Q:	How can I own a share in large commercial multi-tenant industrial real estate projects with minimal or no debt?

A:	There are several ways. One is to purchase stock in a publicly-traded REIT, or a traded REIT, that invests in multi-tenant industrial real estate with little or no debt. Another is to invest in a non-traded REIT, or a non-traded REIT, such as ours. We are a non-traded REIT which will acquire multi-tenant industrial property for all cash or with minimal debt financing. Depending on your net worth and investment goals, you may also invest in limited partnerships focused on multi-tenant industrial real estate; however, unregulated partnership structures often require minimum investment commitments that are significantly higher than the minimum investment commitments for REITs. However, if you are an institutional or high net worth investor, you, either alone or in consultation with your financial advisor, should determine which investment vehicle is more suitable to your portfolio.

Q:	Why would I invest in shares of a non-traded versus a publicly-traded real estate investment trust?

A:	Non-traded REITs have demonstrated greater stability and lower overall price volatility than traded REITs. Non-traded REIT shares will not experience the price movements of publicly-traded REITs, because non-traded REITs are not subject to the fluctuations of the overall stock market. Investors in publicly-traded REITs are often concerned about the “timing” of the purchase of their shares. Such timing of purchases can have a significant impact on their returns and dividend yields even if there is no underlying change in the assets of the particular REIT. A non-traded REIT’s share price is fixed until the offering is closed to new investors. Prudential Real Estate Investors found that dividends generated by traded-REITs over the past ten years were less than 1% per year higher than the dividends generated by non-traded REITs. During the same period, traded REITs experienced share price volatility approximately five times greater than their non-traded counterparts. You and your investment advisor can determine whether an investment in a non-traded multi-tenant industrial REIT is suitable for your portfolio depending on your investment goals.

Q:	What has been the experience of REITs compared to the S&P 500?

A:	When compared to the Morgan Stanley REIT (RMS) Index, from December 31, 1993 to March 31, 2005, REITs have returned an average historical dividend yield of 6.72% while the S&P 500 has returned 1.78% over that same period.

Q:	What is a REIT?

A:	In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its taxable income; and

•
is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income, substantially eliminating “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

Q:	What is Berkeley Income Trust, Inc.?

A:	Our REIT is a Maryland corporation sponsored by our affiliated advisor, Berkeley Trust Advisors, LLC. We were incorporated in the State of Maryland in October 2003. We expect to use substantially all of the net proceeds from this offering to acquire and operate multi-tenant, industrial real estate in metropolitan markets with historically high levels of tenant demand. We expect that these properties will be located primarily in cities located in the United States. Moreover, we will seek to acquire properties with space that has been leased to small businesses pursuant to short-term leases. Some or all of these businesses may not be creditworthy. In addition, on a select basis we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office or industrial properties, mortgage loans, ground leases and other real estate related investments. We intend to qualify and will elect to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes in the taxable year ending December 31, 2005.

Q:	What are your advisor’s investment objectives for Berkeley Income Trust, Inc.?

A:	Our advisor’s primary investment objectives are to achieve:

•	Capital Preservation: Our advisor intends to protect the principal of our stockholders by acquiring properties with minimal debt in metropolitan markets that have historically proven tenant demand.

•	Current Income: Our advisor intends to provide stable quarterly distributions and hopes to have distributions increase over time.

•
Deferred Capital Appreciation: Our REIT may be able to provide liquidity to your investment by: (1) listing our common stock on a national securities exchange, such as the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange; (2) completing a sale or merger transaction in which our stockholders will receive a combination of cash and/or publicly-traded securities from a publicly traded REIT; or (3) liquidating all or substantially all of our properties for cash and distributing the net proceeds to our stockholders on a pro-rata basis.

Q:	Do you currently own any properties?

A:	We do not currently own any properties. Because we have not yet identified specific properties to purchase, we are currently considered to be a blind-pool.

Q:	What types of properties do you intend to acquire?

A:	We expect to use substantially all of the net proceeds from this offering to acquire a portfolio of commercial property comprised of multi-tenant industrial properties that are each:

•	owned and operated with minimal or no debt financing;

•	located in metropolitan markets with historically high levels of tenant demand;

•	located in industrial zoned “infill” areas where there is a scarcity of land for development of new competitive projects;

•	high-quality, completed, and producing income;

•	leased to a diversified tenant base made up largely of local and regional services and manufacturing businesses;

•	leased pursuant to shorter-term leases which allow for annual rent increases and greater potential for deferred capital appreciation.

We expect that some of these properties will be acquired through joint ventures, partnerships, tenancies-in-common or other entities.

Q:	What is the size of the industrial warehouse market in the United States, which includes your particular subset, multi-tenant industrial properties?

A:	According to independent research firm CoStar, there is approximately 11.7 billion square feet of industrial real estate in the United States. Multi-tenant industrial properties are a subset of the industrial warehouse market.

Q:	Why do you intend to acquire multi-tenant industrial properties instead of other commercial real estate asset classes?

A:	According to reports from CB Richard Ellis and Cushman Wakefield, industrial properties have historically experienced considerably lower vacancy rates than office properties. Based on research provided by the National Council of Real Estate Investment Fiduciaries, over the past ten years investments in industrial properties have outperformed investments in retail and office properties on a total return basis.

Q:	Where will the properties you acquire be located?

A:	We will generally seek to acquire properties in metropolitan markets throughout the United States. We may also opportunistically acquire properties in certain international markets. We will seek to acquire properties in geographic areas where current research and trends indicate a historically high level of tenant demand for multi-tenant, industrial property. We will seek to acquire properties in regions with stable or growing demographics and in “infill” areas in which we expect a scarcity of land available for development will limit the potential for competition and give us the pricing power to increase rents in the near term. We expect that concentrating in this manner will positively impact the deferred capital appreciation of the properties that we acquire.

Q:	How may your investment in multi-tenant industrial real estate with short-term leases benefit the investor?

A:	We believe that by acquiring properties in locations with historically high levels of tenant demand for the type of property being acquired and focusing on acquiring buildings with multiple tenants, we should be better able to secure timely distribution payments to our investors. Our ability to realize a return on your investment will not be based on the success or failure of any one large tenant, but rather a highly diversified tenant base of small businesses that lease each of the individual properties acquired. Most REITs focused on industrial properties favor long-term, triple net leases with single or few tenants. We believe that this focus can put a cap on future appreciation of the underlying asset while simultaneously concentrating the cash flows in the hands of very few tenants. This use of triple net leases may increase the overall risk to the REIT’s investors. We do not plan to use triple net leases, but rather “gross” leases for the reasons described herein. In addition, by investing in strong markets with a diversified tenant base we hope to mitigate the vacancy risk associated with the expiration of leases in single-tenant properties and properties with a small number of tenants. In strong economic times, short-term leases benefit small companies that are growing and looking for larger space, allowing new businesses to take their place. In recessionary times, we expect that our use of short-term leases may allow us to replace tenants who are not creditworthy with small businesses of slightly larger scale who downsize into those vacant spaces.

Q:	Why do you intend to own properties with minimal or no debt financing?

A:	Owning properties with little or no debt financing may provide somewhat lower returns than owning highly leveraged properties in the short term; however, in the long term this financing strategy virtually eliminates the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and dramatically reduces the potential risk that rising interest rates exert on servicing the underlying debt. Rising interest rates can reduce or even eliminate cash flows generated by leveraged real estate and can also lead to property foreclosures resulting if an owner is unable to refinance or pay off loans when due.

Q:	How will you own properties?

A:	We plan to own substantially all of our assets (cash and properties) and conduct our operations through an operating partnership called Berkeley Income Trust Operating Partners, L.P., which we refer to as “Berkeley Trust OP” or “our operating partnership”. We will be the sole general partner of our operating partnership. Because we plan to conduct substantially all of our operations through our operating partnership, we will be organized as a so-called “UPREIT”. We plan to organize our operating partnership to own, operate and manage our assets on our behalf. We expect to form our operating partnership on or before August 31, 2005.

Q:	What is an “UPREIT” and why are you organized as an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust”. Generally, a sale of property directly to us is a taxable transaction for the seller. An UPREIT provides an effective vehicle for sellers of multi-tenant properties to defer taxable gains on the contribution of the property to an operating partnership. The property owner will generally be able to transfer the property on a tax-deferred basis to Berkeley Trust OP in exchange for limited partnership units in Berkeley Trust OP. A seller of property will generally be able to defer the taxation of gains until they either exchange their limited partnership units in Berkeley Trust OP for our common stock or sell or redeem those partnership units. If shares of our common stock are redeemable or become publicly traded, the former property owner may be able to achieve partial or complete liquidity for such former property owner’s investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from parties who would not otherwise sell their properties out of a concern about unfavorable tax results. The UPREIT vehicle may provide us with a competitive advantage over other buyers who cannot provide a tax-advantaged sales process to the seller. We may be able to provide for the sale on a tax-deferred basis, while simultaneously offering the seller not only the benefit of no longer having manage their properties, but also further diversification of current income across the entire cash-flows of Berkeley Trust OP.

Q:	Will you acquire properties in joint ventures?

A:	Some of our properties may be acquired through joint ventures with unrelated third parties or with affiliates of our advisor. Acquiring properties in joint ventures with third-parties and/or our affiliates may give us the geographic diversification and allow us to enter markets with regional investors who know the local markets. Acquiring properties in joint ventures also may provide us with an entry into a given market where we want to develop local expertise and a larger presence.

Q:	Will your advisor and your executives be investing their own capital?

A:	Yes. We expect that Michel Snegg, our chief executive officer and a member of our board of directors, and an officer, managing member and significant equity holder of our advisor, will be contributing multi-tenant industrial property via an UPREIT transaction between our operating partnership and his family holding partnership, Snegg & Snegg, L.P. We expect that Industry Capital R.E. Partners, LLC, the controlling managing member and significant equity holders of our advisor, and an affiliate of our director Norman Villarina, will purchase shares in the offering with an aggregate purchase price of $200,000. Our advisor and its affiliates may purchase shares in this offering. Any purchases by our advisor or its affiliates, including Industry Capital R.E. Partners, LLC, will be counted to satisfy the $10 million minimum investment requirement. We expect that any shares purchased by our advisor or its affiliates will be held for not less than two years. In the event that Industry Capital R.E. Partners, LLC purchases $200,000 of securities, then it will own approximately 2.0% of our outstanding shares if we complete the minimum offering of 1 million shares and approximately 0.08% of our outstanding shares if we complete the maximum offering of 25 million shares.

x

Q:	How long do you expect to hold properties prior to sale?

A:	We intend to hold properties during a period of four to five years. However, depending on market conditions, we may hold properties for shorter or longer periods. We are not constrained by a fixed holding period. Regional markets may be positively or negatively impacted by local events. Regional markets may also be influenced by such factors as a declining local population and a mass exodus of a particular industry from an area. In addition, our ability to sell properties may be limited to the extent that we wish to avoid the 100% penalty tax that is imposed on REITs if our property is classified as “dealer property.” By holding a given property for four or more years, we may be able to avoid having our properties classified as “dealer property” under the Internal Revenue Code.

Q:	What are some of the risks involved in this investment?

A:	An investment in our common stock involves material risks, including a number of potential conflicts of interests between us, on the one hand, and our advisor and its affiliates, on the other hand. Before investing in our common stock, each prospective purchaser should consider carefully the matters discussed under “Risk Factors” beginning on page 12 of this prospectus and matters discussed under “Conflicts of Interest” or page 54 of this prospectus.

Q:	Who is your advisor and what will they do?

A:	Our advisor is Berkeley Trust Advisors, LLC, a Delaware limited liability company. Our advisor was formed in March 2005. Michel Snegg, an officer and executive member of our advisor, has been a real estate investment manager for over 18 years. Our advisor is an affiliate of ours and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of Berkeley Trust or Berkeley Income Trust. Our advisor will (i) manage our daily affairs, (ii) provide marketing and sales services (iii) provide client, investment advisory and management services, (iv) provide investor relations assistance and (v) make all decisions involving our investments, our acquisitions and our dispositions of properties. Our board of directors will exercise its right to approve or reject all proposed property acquisitions in excess of certain thresholds set forth in a policy to be determined by our board of directors. As of the date of this offering, neither our advisor nor its affiliates have sponsored or advised a REIT.

Q:	How will your advisor select potential properties for acquisition?

A:	Our advisor will generally seek to acquire real estate located in metropolitan markets experiencing stable or growing demographics and high historical levels of tenant demand for multi-tenant, industrial property. Our advisor will focus on properties located in infill areas where there is a scarcity of land development involving new competitive projects. We will purchase properties after an examination and evaluation by our advisor of many factors including, but not limited to, the following:

•	the property type;

•	the property’s specific functionality;

•	the historical financial performance of the property;

•	current market conditions for leasing space at the property;

•	the proposed price, terms and conditions of the purchase of the property;

•	the property’s potential cash flows; and

•	potential appreciation of the property.

Our advisor will have the sole discretion to make acquisitions within limitations prescribed in a policy to be adopted by our board of directors. We will require the approval of our board of directors, including a majority of the independent members of our board of directors, for acquisitions exceeding the limitations set forth in that policy.

Q:	What conflicts of interest will your advisor face?

A:	Some of our officers and directors are officers, managing members and equity holders of our advisor. These and other conflicts of interest facing our advisor and us are discussed under the heading “Conflicts of Interest” on page 54 of this prospectus.

Q:	What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?

A:	Our advisor will incur various fees and expenses on our behalf during our organization and offering stage, our acquisition and operating stage and our property disposition stage. In most cases, these fees and expenses will be paid to our advisor or its affiliates, including our dealer manager. Subject to execution of the Management Agreement, we will pay our advisor and its affiliates fees and commissions for their services and will reimburse our advisor and its affiliates for expenses they incur on our behalf out of the proceeds of this offering. Our advisor may choose to receive any of the fees and commissions payable to our advisor in cash or shares of our common stock, or any combination thereof. If we complete the minimum offering, we expect approximately 88.5% of the gross offering proceeds raised will be available to us for investment. Further we expect that 90.8% of the gross offering proceeds in the maximum offering will be available for investment by us. These fees are discussed in detail under the caption “Management Compensation” on page 51 of this prospectus and summarized in the Prospectus Summary Section of the prospectus.

Q:	How often do you plan to pay distributions?

A:	We expect to pay distributions quarterly; however, we cannot guarantee that we will have funds available for distribution payments or that our board will approve the declaration of a distribution.

Q:	How will you determine the amount of dividends to be paid?

A:	Our board of directors will approve the amount of distributions to be paid. Ninety percent (90%) of our REIT taxable income per year, excluding net capital gains and deductions for dividends paid, must be paid as distributions in order to remain qualified as a REIT under the Internal Revenue Code. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status. In determining the amount and timing of distributions, our board of directors will consider a number of factors, including, without limitation, our earnings, our cash flow, funds available from our operations, our general financial condition, our future prospects, our capital expenditure requirements and the annual distribution requirements needed to maintain our REIT status. Our goal is keep the amount and timing of distributions stable once we are fully invested, even if such payments do not reflect the income actually earned by us. We are authorized to borrow money, issue new securities or sell assets in order to pay distributions. Our minimum distribution level to maintain our REIT status will be 90% of our company’s annual REIT taxable income, excluding net capital gains and deductions for distributions paid. We may make distributions that include a return or principal of in excess of 95% of our cash available for distribution.

Q:	May I reinvest my distributions in additional shares of your stock?

A:	Yes. As part of this offering we have registered a number of shares of stock to be sold under our Dividend Reinvestment Plan, or DRIP. Our DRIP is summarized in the Prospectus Summary portion of this prospectus and discussed in detail under the caption “Dividend Reinvestment Plan and Share Redemption Program.” You may participate in our Dividend Reinvestment Plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. Note that if you participate in our Dividend Reinvestment Plan you will be taxed on dividends that you reinvest in our stock even though no cash will be distributed to you. We may terminate the offering of stock pursuant to our Dividend Reinvestment Plan at any time.

Q:	What kind of offering is this?

A:	We are offering up to 20,000,000 shares of our common stock on a “best efforts” basis at $10.00 per share, subject to certain reduced prices described in this prospectus. There will also be an additional 5,000,000 shares of common stock issuable under our Dividend Reinvestment Plan.

Q:	How long will this offering last?

A:	This offering will not last beyond [ ], 2006 unless we decide to extend this offering until not later than [ ], 2007 in any state that allows us to extend this offering. After that period, we may continue our offering until all the shares registered on our registration statement, including shares issuable pursuant to our Dividend Reinvestment Plan, have been sold. We reserve the right to terminate the primary offering and our Dividend Reinvestment Plan at any time.

Q:	Who can buy stock in this offering?

A:	Anyone receiving the prospectus may buy stock provided they meet minimum suitability standards as determined by the broker-dealer or wholesalers. Suitability requirements for an institutional investor, qualified investor or any individual investor are as follows:

•	a minimum $45,000 gross annual income and a minimum net worth of at least $45,000; or

•	a minimum net worth of at least $150,000.

For the purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and personal assets such as automobiles. Please note that these suitability requirements for individual investors may vary widely from state to state. Please consult with your financial advisor or consultant to make sure you are compliant. Foreign nationals not residing in the U.S. are and may be subject to certain taxes—please consult with your financial consultant, investment advisor or tax counsel. Please read the suitability requirements explained in the “Suitability Standards and Minimum Purchase Requirements” section of this prospectus.

Q:	Is there a minimum investment required?

A:	$2,000 is the minimum initial investment amount. Additional share purchases can be made in $100 increments unless the state in which you reside requires higher minimums. The Dividend Reinvestment Plan is not subject to the $100 minimum incremental purchase. Please read the suitability requirements explained in the “Suitability Standards and Minimum Purchase Requirements” section of this prospectus.

Q:	How do I invest in this offering?

A:	You may purchase shares by contacting your investment advisor or by contacting a financial consultant whose brokerage firm has entered into a selling arrangement with our affiliated dealer manager, Berkeley Capital Securities, LLC. Before purchasing the shares you will need to complete a Subscription Agreement in the form contained in this prospectus as Appendix A. Please be specific regarding the number of shares that you wish to purchase from your brokerage firm. We must approve your completed subscription agreement before you may purchase our stock. Our decision as to whether or not we approve your subscription will be based, in part, on the suitability information you provide on the form.

Q:	Will you have a stock repurchase/buyback program?

A:	Yes. We plan to implement a share repurchase/buyback program, referred to as our Share Redemption Program, as a service to our stockholders. Our Share Redemption Program is summarized in the Prospectus Summary portion of this prospectus and discussed in detail under the caption “Dividend Reinvestment Plan and Share Redemption Program”. Our board of directors may in its sole discretion adjust the terms of the Share Redemption Program or cancel the Share Redemption Program.

Q:	What is the expected term of your REIT, and how soon do you expect to achieve liquidity for the shares?

A:	Our term is not fixed. It is our goal to achieve liquidity of principal on behalf our stockholders through the payment over time of cash dividends from a combination of cash flows received from rental income and the sale of our acquired properties. Our strategy is to acquire underperforming properties and realize their full value by bringing them to market rates. We anticipate that for each property this process will take four or more years from the date of its acquisition. In certain circumstances, we may hold properties for longer periods of time. Projecting that liquidity with respect to any property will occur earlier than four years after its acquisition would be misleading. Since we are operating as a REIT under the Internal Revenue Code, there are important tax issues that must be considered independent of our investment strategy. All REITs must avoid the sale of property classified as “dealer property” in order to avoid a 100% penalty tax on the REIT’s gain on a property classified in that fashion. The Internal Revenue Service maintains set guidelines to determine whether a particular asset will be designated as “dealer property.” Holding each property in excess of four years may enable us to avoid having that property classified as “dealer property”.

We anticipate that within five years after the final closing of our offering, our board of directors will evaluate any one or combination of options designed to maximize stockholder value. These expected options are:

•	to seek the sale of our company to a publicly traded REIT for stock and/or cash;

•	to seek the sale of our company to a non-traded REIT for cash;

•	to attempt to sell our underlying portfolio of properties to a large institutional investor such as a private partnership, insurance company or pension fund;

•	to seek stockholder approval to liquidate the assets and distribute the proceeds on a pro-rata basis;

•	to significantly increase our stock Share Redemption Program to allow those stockholders seeking liquidity to sell their shares back to us; or

•	to list our stock for trading on a national securities exchange such as the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange.

In the event that any of the options referenced above becomes available sooner than five years after the final closing of our offering, we expect to pursue that option if our board of directors determines that the option is in the best interests of our stockholders.

Q:	How do I monitor the activity and performance of Berkeley Income Trust?

A:	In addition to speaking with your investment advisor or financial consultant directly, we will also provide you with periodic updates, some required by law, on our activities. The information that we provide may include the following:

•	regular dividend reports;

•	quarterly financial reports, or Forms 10-Q, filed with the Securities and Exchange Commission (available at www.sec.gov);

•	annual reports, or Forms 10-K, filed with the Securities and Exchange Commission (available at www.sec.gov); and

•	annual Internal Revenue Service Form 1099-DIV.

PROSPECTUS SUMMARY

This prospectus summary contains the material information about us and this offering. Because it is a summary, it is not complete and does not contain all of the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes thereto before making an investment in our common stock. As used in this prospectus, “Berkeley Funds,”“company,”“we,”“our,” and “us” refer to Berkeley Income Trust, Inc. and Berkeley Operating Partnership, L.P. (which we refer to as our operating partnership or Berkeley Trust OP), except where the context otherwise requires. As used in this prospectus, “our advisor” refers to Berkeley Trust Advisors, LLC.

Berkeley Income Trust, Inc.

We were incorporated in the State of Maryland in October 2003 as Eisenhower Real Estate Funds Corporate and Government Properties, Inc. In April 2005, we changed our name to Berkeley Income Trust, Inc. We will be externally managed and advised by our affiliated advisor, Berkeley Trust Advisors, LLC, pursuant to a management agreement which will be entered into with our advisor. We refer to the management agreement with our advisor as our Management Agreement. Our advisor was formed in the State of Delaware in March 2005 and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of Berkeley Trust or Berkeley Income Trust.

We expect to acquire and operate multi-tenant, industrial real estate in metropolitan markets with historically high levels of tenant demand. We expect that these properties primarily will be located in cities in the United States. Moreover, we will seek to acquire properties with space that has been leased to small businesses, primarily pursuant to short-term leases. Some or all of these businesses may not be creditworthy. In addition, on a select basis we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office or industrial properties, mortgage loans, ground leases and other real estate-related investments. As of the date of this offering, none of our advisor, its affiliates our directors or our officers has sponsored a REIT investing in the size and type of properties in which we will invest. In addition, as of the date of this offering, we have not acquired or operated any real estate properties nor have we invested in any entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code and, thus, will not generally be subject to federal taxes on our income to the extent that we distribute substantially all of our REIT taxable (excluding the dividends paid deductions) income to our stockholders.

As of July 27, 2005, we have no employees. Our advisor will manage our day-to-day operations pursuant to the Management Agreement, subject to the direction and oversight of our board of directors.

Our office is located at 1012 Sutton Way, Grass Valley, California 95945. We will maintain an internet site at www.berkeleytrust.com at which there will be additional information about us and our affiliates. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Investment Strategy

Our strategy is to invest in select target markets and submarkets. We expect to invest primarily in multi-tenant warehouse, light industrial and flex business parks which emphasize smaller local and regional tenants. By investing in a geographically diverse set of properties, we hope to mitigate the impact of an economic downturn in any one economic region or segment of the economy. We intend to structure our investments to achieve portfolio diversification in terms of markets, tenants, industry exposure and lease rollovers. To the extent possible, we plan to seek out multi-tenant industrial properties at prices below what our advisor estimates to be the replacement cost of a similar property located within the same competitive geographic area. We expect to focus our investment on in-fill industrial zoned areas with a scarcity of land for new competitive projects. We may also opportunistically acquire whole loans close to maturity secured by multi-tenant industrial properties.

Financing Strategy

Our strategy is to own properties with minimal or no debt financing. While these types of property may provide somewhat lower returns than highly-leveraged properties in the short term, we believe that in the long term this financing strategy virtually eliminates the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and dramatically reduces the risk that rising interest rates exert on a borrower’s ability to service the underlying debt. Rising interest rates may reduce or even eliminate cash flows generated by real estate financed with debt. Rising interest rates may also lead to property foreclosures if a borrower is unable to refinance or pay off loans when they are due.

We expect to finance the acquisition of our commercial real estate properties with the net proceeds from this offering. We may, but do not expect to, finance our acquisition of commercial real estate properties with loans from third parties. We currently have policies in place which preclude us from borrowing in the aggregate in excess of 50% of the value of the cost of our properties before non-cash reserves and depreciation. While we do not expect to use significant leverage to attempt to increase potential returns to our stockholders, our board of directors may change our borrowing limit at any time without stockholder approval. In connection with any borrowings, we expect to enter into one or more loan agreements with third parties. Under the terms of such loan agreements, our lenders may impose restrictions upon the timing and amount of our distributions to our stockholders.

Leasing Strategy

Generally we expect that a majority of our leases will be what is generally referred to as “gross” leases. A “gross” lease provides that the tenant will require us to pay or in certain circumstances reimburse us for repairs, maintenance, property taxes, some utilities, insurance, and other operating costs. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building. However, the terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. We do not expect to enter “triple net” leases for any of our properties.

Our Advisor

Our advisor, Berkeley Trust Advisors, LLC, will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf, subject to the direction and oversight of our board of directors. Our advisor is an affiliate of ours. Our advisor and its affiliates may purchase shares in this offering, and those purchases, if any, will be counted to satisfy the $10 million minimum investment requirement.

Our Management

Prior to commencement of this offering, we expect to have seven members on our board of directors. Five of our directors will be independent of our advisor and of us. Our board of directors is responsible for reviewing the performance of our advisor. Our board of directors must also approve certain acquisitions exceeding limitations contained in policies to be adopted by our board of directors, as well as certain other matters set forth in our charter, as amended prior to the commencement of this offering.

Our REIT Status

We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2005. Provided we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on taxable income that we distribute to our stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income, excluding net capital gains and disregarding the dividends paid deduction. We face the risk that we might not be able to comply with all of the REIT requirements in the future. Failure to qualify as a REIT would render us subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and our distributions to our stockholders would not be deductible. We would generally not be able to re-elect REIT status for four taxable years following the year of disqualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income and property. See “United States Federal Income Tax Considerations.”

Risk Factors

The sections of this prospectus entitled “Risk Factors” and “Conflicts of Interests” located on pages 12 and 54, respectively, provide a more comprehensive discussion of the risks that we face. The most material risks may be summarized as follows:

•	There are no public markets or active secondary markets for your stock. If you are able to sell your shares in the secondary market, it may be at a substantial discount to our net asset value per share. The only method we may choose to offer to facilitate the sale of our stock in the short-term is our Share Redemption Program. Our Share Redemption Program may provide a limited means for you to make optional sales of your shares back to us on a first-come-first-serve basis.

•	We may be limited in the number and type of investments we may make and the value of our common stock may fluctuate.

•
Both we and our affiliated advisor have no prior operating history and no established financing sources, and there can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue.

•	Our advisor has not managed a REIT and we cannot assure you that our advisor’s past experience in real estate will be sufficient to enable it to successfully manage our business as a REIT.

•	We may not be able to achieve our investment objectives or pay distributions.

•	We do not own real estate properties and have no operating history as a REIT.

•	We do not have an ownership interest in our advisor, and our officers and some of our directors face conflicts of interest related to their relationships with our advisor and its affiliates.

•
Our advisor, its affiliates and third parties may receive substantial fees including participation in proceeds from the sales or liquidation of assets, and the structure of the management fees that we pay to our advisor could cause the advisor to recommend riskier investments.

•	Our investors may experience a significant delay before receiving distributions.

•	Our failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

•	We are dependent on our advisor to select our investments and manage our operations.

•	Investments in real estate involve risk, and you may lose your entire investment.

Description of Real Estate Investments

We expect to invest in commercial properties classified as multi-tenant industrial properties that are each:

•	owned and operated with minimal or no debt financing;

•	located in metropolitan markets with historically high levels of tenant demand;

•	located in industrial zoned “infill” areas where there is a scarcity of land for development of new competitive projects;

•	high-quality, completed, and producing income;

•	leased to a diversified tenant base made up largely of local and regional services and manufacturing businesses; and

•	leased pursuant to shorter-term leases which allow for annual rent increases and greater potential for deferred capital appreciation.

On occasion, we may acquire some of these properties through joint ventures, partnerships, or tenancies-in-common.

Estimated Use of Proceeds of this Offering

The following table sets forth our best estimates of how we intend to use the gross proceeds from our offering assuming (i) 1,000,000 shares sold to the public and no shares sold pursuant to our Dividend Reinvestment Plan (DRIP) and (ii) 20,000,000 shares sold to the public and 5,000,000 shares sold pursuant to our Dividend Reinvestment Plan. The number of Dividend Reinvestment Plan shares sold in the future will depend on the level of continued stockholder participation in the Dividend Reinvestment Plan and the length of time covered by this offering. This table assumes price of $10 per share.

Assuming we raise the minimum offering proceeds pursuant to this offering, we expect that at least 88.5% of the money you invest will be used generally to buy real estate and make other investments, while the remainder will be used to pay selling commissions, the dealer manager fee and expenses relating to our organization and this offering (including repayment of formation expenses).

	Minimum Offering 1,000,000 shares		Maximum Offering 25,000,000 shares (DRIP included)
	Amount	Percentage	Amount	Percentage
GROSS OFFERING PROCEEDS (1)	$10,000,000	100.0%	$250,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (2)	800,000	8.0%	17,000,000	6.8%
Organization and Offering Expenses (3)	300,000	3.0%	5,000,000	2.0%
Due Diligence Fee (4)	50,000	0.5%	1,000,000	0.4%
Total Public Offering Expenses	1,150,000	11.5%	23,000,000	9.2%
NET PROCEEDS TO OUR COMPANY (5)	8,850,000	88.5%	227,000,000	90.8%
Less Acquisition Fees and Initial Working Capital Reserve:
Acquisition and Advisory Fees (6)	0	0.0%	0	0.0%
Expense Reimbursements (7)	0	0.0%	0	0.0%
Initial Working Capital Reserve (8)	0	0.0%	0	0.0%
NET AMOUNT AVAILABLE FOR INVESTMENT (5)	$8,850,000	88.5%	$227,000,000	90.8%

(1)
Gross proceeds of this offering are calculated as if the minimum of 1 million shares of our common stock and the maximum of 25 million shares (including shares of our common stock that may be sold pursuant to our Dividend Reinvestment Plan) of our common stock are sold at $10 per share and do not take into account any reduction in selling commissions.

(2)	8.0% includes selling commissions equal to 6.0% of gross offering proceeds for which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.0% of gross offering proceeds, all of which are payable to the dealer manager, an affiliate of our advisor. Maximum offering selling commissions are adjusted for the payment of only the 2.0% dealer manager fee on the 5,000,000 DRIP shares. Our dealer manager, in its sole discretion, may re-allow selling commissions to other broker-dealers participating in this offering attributable to the shares sold by them, may re-allow out of its dealer manager fee up to 1.0% of aggregate gross offering proceeds for reimbursement of marketing and/or due diligence expenses and may re-allow due diligence fees for a total of 7.0% of the gross proceeds of the offering.

Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating third-party broker-dealers demonstrating the actual expenses incurred by such broker-dealers. The maximum amount of reimbursements will be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide expenses incurred. We expect that 6.0% of the gross offering proceeds payable to our dealer manager will be reallowed to third party broker-dealers. The amount of selling commissions may also be reduced under certain circumstances for volume or other discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions. The maximum compensation payable to NASD members participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.

The dealer manager will receive a one-time servicing fee of up to 2.0% of the undiscounted selling price of the shares issued pursuant to our Dividend Reinvestment Plan. The dealer manager intends to re-allow a portion of this entire service fee to participating third-party broker-dealers.

(3)	Organizational and offering expenses consist of reimbursement of, among other things, actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and coordinating generally the marketing process for our company. We will be responsible for the payment of all cumulative organizational and offering expenses not to exceed the lesser of 3.0% of aggregate gross offering proceeds and $5 million. Of the maximum organizational and offering expense reimbursement, we estimate that substantially all will be used for wholesaling activities and will therefore be deemed to be additional underwriting compensation pursuant to NASD Rule 2810A significant portion of organizational and offering expenses may be deemed to be additional underwriting compensation. Our advisor is obligated to fund all organizational and offering expenses in excess of these limitations.

(4)	We expect that in most instances the 0.5% due diligence fee will be included within selling commissions and the dealer manager fee. As a result, we do not expect this due diligence fee to reduce net proceeds in most instances. Furthermore due diligence fees are not applied to the DRIP.

(5)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of properties, substantially all of the net offering proceeds and any working capital reserves of our company may be invested in short-term, highly-liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments determined by our board of directors. The number of properties we are able to acquire will depend on several factors, including the amount of capital raised in this offering, the extent to which we incur debt or issue limited partnership interests in our operating partnership in order to acquire properties and the purchase price of the properties we acquire. We are not able to estimate the number of properties we may acquire assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares sold in this offering.

(6)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. Other than direct expenses, we will not pay our advisor any acquisition and advisory fees.

(7)	Most of the leases for the properties acquired and to be acquired by us will not likely provide for tenant reimbursement of operating expenses, and we do not anticipate that a permanent reserve for maintenance and repair real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply a portion of the gross offering proceeds for maintenance and repair of properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds in non-liquidating sale transactions.

(8)	Includes amounts anticipated to be invested in properties, including other third-party acquisition expenses which are included in the total acquisition costs of the properties acquired. For properties that are not acquired these costs are expensed. Third-party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the property is actually acquired. Acquisition expenses as a percentage of a property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a property exceed 7.5% of the contract price of the property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on properties which are not acquired, exceed 7.5% of the aggregate contract price of all properties acquired by us.

InvestmentObjectives

Our investment objectives are to do the following:

•	To pay consistent quarterly cash distributions to our stockholders and to increase the amount of such distribution over time;

•	To manage risk in order to preserve, protect and return our stockholders’ capital contributions; and

•	To realize capital appreciation by increasing the value of the properties we acquire and realize that growth upon our ultimate sale or other disposition of our properties.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our policies and investment restrictions.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	our advisor and its affiliates will have to allocate their time between us and other activities and real estate programs in which they are involved;

•
our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us;

•
affiliates of our advisor will also receive fees in connection with our public offerings of equity securities, including payable for their service as officers or executive members of our advisor and their status as holders of our advisor’s equity;

•
Our officers and two of our directors face conflicts because of their affiliation with our advisor, including their service as officers or executive members of our advisor and their status as holders of our advisor’s equity; and

•	Our officers and two of our directors will experience conflicts as a result of their purchase or the purchase by their affiliates of our equity.

The following chart shows the ownership structure of the various entities that are affiliated with our advisor.

(1)
Berkeley Trust Advisors, LLC is 100% owned by Berkeley Trust Advisors Group, LLC. Michel Snegg, Aaron Snegg and Norman Villarina have sole dispositive power and sole voting power over 100% of the membership interests of Berkeley Trust Advisors Group, LLC. Each is an executive officer and/or a director of Berkeley Income Trust, Inc.

(2)	Berkeley Capital Securities, LLC is 100% owned by Berkeley Trust Advisors Group, LLC.

(3)	We initially will be owned 100% by our advisor.

(4)
After we form Berkeley Income Trust OP, we expect that Berkeley Income Trust OP initially will be owned by us as its sole general partner and by our advisor as its initial sole limited partner. We expect that Michel Snegg will become a limited partner of our operating partnership in connection with a contribution of multi-tenant industrial property via an UPREIT transaction between our operating partnership and his family holding partnership, Snegg & Snegg, L.P.

(5)	We expect that each New Series Berkeley Income Trust REIT, if any, will be owned by Berkeley Trust Advisors Group, LLC and by other investors.

Prior Offering Summary

As of the date of this offering, our advisor and its affiliates have never sponsored any publicly offered securities.

Plan of Distribution

During this offering we are offering up to 25 million shares of our common stock, including shares offered pursuant to our Dividend Reinvestment Plan, at $10 per share. We will waive the 6.0% selling commission, and, in some circumstances, a portion of the 2.0% dealer manager fee, for certain categories of purchasers. This offering will not last beyond [ ], 2006 unless we decide to extend this offering until not later than [ ], 2007 in any state that allows us to extend this offering. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. Even if we have received executed Subscription Agreements from potential investors, we will not sell any shares unless we sell a minimum of one million shares of our common stock by [ ], 2006 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, in trust for subscribers’ benefit, pending release to us. If we do not sell one million shares of our common stock by [   ], 2006, we will terminate this offering and return all subscribers’ funds, plus interest, within 60 days of termination of this offering due to our inability to meet the $10 million minimum subscription requirement. Funds in escrow will be invested in short-term investments that mature on or before [ ], 2006 (one year from the date of this prospectus) or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the proceeds of this offering invested.

Compensation to Our Advisor

We will pay our advisor and its affiliates fees and commissions for services that they will perform for us. We will also reimburse our advisor and its affiliates for expenses that they pay or incur on our behalf. Our advisor may choose to receive any of the fees, commissions and expenses payable to our advisor in cash or shares of our common stock, or any combination thereof. Our advisor expects to receive some of its total fees, commissions and expenses in shares of our common stock. The most significant items of compensation are included in the following table:

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (25,000,000 shares)
Organizational and Offering Stage
Sales Commissions	Up to 6.0% of gross offering proceeds.	$12,000,000
Dealer Manager, or Wholesaler, Fee	Up to 2.0% of gross offering proceeds. Up to fifty percent (50%) of these dealer manager fees may be used as a re-allowance to participating third-party broker-dealers for expense reimbursement.	$5,000,000
Due Diligence Fee	Up to 0.5% of the gross offering proceeds. We expect some, if not all, of the non-accountable due diligence allowance may be re-allowed to participating third-party brokers for bona fide due diligence expenses that they incur. These fees are not applied to the DRIP.	$1,000,000
Organization and Offering Expenses	Reimbursement to our advisor and its affiliates of actual organization and offering fees as they have occurred, which we expect to be approximately 2.0% of gross offering proceeds if we raise the maximum pursuant to this offering. These organization and offering expenses will not exceed the lesser of 3.0% of the gross proceeds from the offering or $5 million. (In no event will organization and offering fees paid, including those payable in connection with purchases pursuant to our Dividend Reinvestment Plan, exceed $5 million.)	$5,000,000

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (25,000,000 shares)
Acquisition and Advisory Fees	Our advisor will not charge any fees for acquisition or advisory services. Only direct costs and expenses related to the acquisition or disposition of assets will be reimbursed to our advisor.
Asset Management Fee
Monthly asset management fees are expected to be one-twelfth of two percent (2.0%) of the gross equity (acquisition value of property less indebtedness) of the real property (excluding cash and/or other liquid assets raised and held by us but not invested in real property) or one-twelfth of one percent (1.0%) per year of any cash and aggregate GAAP basis book carrying values the asset acquired, directly or indirectly, which ever is greater. In addition, there will be no acquisition and advisory fee on our acquisitions. These fees are incremental to the third-party property management fees, discussed below.

Actual amounts are dependent upon assets, as adjusted and therefore cannot be determined at the present time.
Real Estate Advisory
No real estate acquisition or sales fees tied to transactions will be paid directly to our advisor. Coldwell Banker Commercial I-80 Brokers will receive a transaction coordination fee ranging from 0.5% to 1.5% of the gross selling price for each acquisition or sale of property. Michel Snegg, our chief executive officer and director, and a managing member and significant equity holder in our advisor, owns 51% of Coldwell Banker Commercial but will not receive such fees either directly or indirectly.

Actual amounts are dependent upon appraised asset values, as adjusted, and therefore cannot be determined at the present time.
Third Party Property Management Fees
Expected to be approximately 4.0% of the gross rents generated by our properties. Third-party property managers may also charge market-based property leasing fees. In addition, direct costs, overhead and expenses incurred by our advisor or its property manager in providing property management services are reimbursed.

Actual amounts are dependent upon net proceeds, received in connection with the offering and therefore cannot be determined at the present time.

Type of Compensation	Form of Compensation	Estimated Amount for Maximum Offering (25,000,000 shares)
Expense Reimbursements
Reimbursement of actual expenses incurred by our advisor and its affiliates in connection with their acquisition, administration, and management of properties, and the operation of our company and its affiliates.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Liquidation or Listing Stage
Subordinated Performance Fee
If investors have attained a 6.0% to 8.0% non-annualized, non-compounded, cumulative return, our advisor will receive up to 5.0% of the return that is greater than 6.0%, but less than 8.0%.

If investors have attained a 8.0% to 10.0% non-annualized, non-compounded, cumulative return, our advisor will receive up to 10.0% of the return that is greater than 8.0%, but less than 10.0%.

If investors have attained a 10.0% or greater non-annualized, non-compounded, cumulative return, our advisor will receive up to 20.0% of the return that is greater than 10.0%.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time. Calculations include within non-compounded, non-cumulative returns the payment of regular distributions and net profit distributions to stockholders.

Termination Fee
15.0% of the amount by which the appraised value of our assets less any indebtedness secured by such assets, plus total distributions paid to stockholders, exceeds the sum of invested capital plus an amount equal to the stockholders’ 6.0% per year cumulative non-annualized, non-compounded return. In addition, there will be a termination fee equal to two times the asset management fee paid by us to our advisor during the year prior to termination.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.
Listing Fee
In the event of a listing of our common stock on a national securities exchange or the Nasdaq National Market, the Subordinated Performance Fee will be assessed on the difference between our aggregate market capitalization based on our listing price and the net proceeds received by us in connection with the offering.

Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Dividend Policy

To maintain our qualification as a REIT, we intend to make annual distributions to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. REIT taxable income is calculated pursuant to standards in the Internal Revenue Code and will not necessarily be the same as our net income as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. Our board of directors may, in its discretion, cause us to make additional distributions of cash legally available for that purpose. Our distribution rate from quarter to quarter will depend on our taxable earnings, financial condition and such other factors as our board of directors deems relevant. Our minimum distribution level will be 90% of our annual REIT taxable income adjusted as described above, to maintain our REIT status. We may make distributions that include a return of principal or in excess of 95% of our cash available for distribution. We estimate that we will pay the first distributions on our common stock approximately six months after the first funds raised in this offering are released from escrow. We do not intend to pay distributions before we invest in our first property. See the “Distribution Policy” section of this prospectus for a more detailed description of our distributions.

Listing

We may seek to list our common stock when our board of directors determines that listing would be in the best interest of our stockholders. If we do not list our common stock on a national exchange or market system by December 31, 2015, our board of directors may consider liquidating our company, selling our company or selling all or a portion of our assets if due to market conditions it would be in the best interest of all stockholders.

Dividend Reinvestment Plan

We will adopt a Dividend Reinvestment Plan. You may participate in our Dividend Reinvestment Plan by checking the appropriate box on the Subscription Agreement or by filling out an enrollment form we will provide to you at your request. Our Dividend Reinvestment Plan will provide a mechanism pursuant to which you may reinvest any dividends that you receive in additional shares of our common stock. If you participate, you will not receive the cash from your dividends. As a result, you may have a tax liability with respect to your share of our taxable income, even though you have not received cash to pay that tax liability. The purchase price for shares purchased under our Dividend Reinvestment Plan will be $10.00 per share during the primary offering period. Thereafter the purchase price for shares purchased under our Dividend Reinvestment Plan may be increased by our board of directors. We may terminate our Dividend Reinvestment Plan at our discretion at any time upon ten days notice to you. See the “Dividend Reinvestment Plan and Share Redemption Program” for a more complete description of our Dividend Reinvestment Plan.

Share Redemption Program

We plan to implement a share repurchase/buyback program, referred to as our Share Redemption Program, as a service to our stockholders. We intend to repurchase shares from the proceeds from our Dividend Reinvestment Plan on the schedule below. As a result, the amount of shares available for repurchase will depend upon the number of stockholders who elect to participate in the Dividend Reinvestment Plan. This service is provided to stockholders seeking liquidity for shares who could not otherwise sell except in a secondary market transaction to another investor. The amount that we will generally pay to redeem your stock will depend upon the length of time you have held your stock in the table below. Redemption of shares shall be on a first-come-first-serve basis. Our board of directors may in its sole discretion adjust the terms of the Share Redemption Program or cancel the Share Redemption Program.

Number of Years Held	Redemption Price
Less than 1 year	No Redemption Allowed
1 or more but less than 3	90% of the offering price
3 or more but less than 5	95% of the offering price
5 or more years	100% of the offering price

The stock repurchase price will never exceed the offering price of our common stock. Our board of directors may opt to change the program by using the proceeds from the sale of our properties or other sources if it is deemed to be in the best interest of all stockholders. Stock buybacks have the effect of reducing the total shares outstanding, thereby possibly increasing the dividends to current stockholders and increasing their proportional shares of the net proceeds in the event of a sale or liquidation of the underlying assets. Stockholders participating in our Share Redemption Program may withdraw a request for us to repurchase their shares by delivering to us notice at any time thirty days or more prior to the fixed date for a given repurchase of their intent not to have us redeem their shares.

We do not intend to redeem more than 3% of the weighted average number of shares outstanding at the end of the prior calendar year. Our intentions regarding the number of shares to be redeemed is based largely upon the anticipated participation of our stockholders in the Dividend Reinvestment Plan. Our board of directors reserves the right to amend or terminate our Share Redemption Program at any time. We may terminate our Share Redemption Program at our discretion. See the “Dividend Reinvestment Plan and Share Redemption Program” for a more complete description of our Share Redemption Program.

Our Operating Partnership

We plan to form Berkeley Income Trust Operating Partners, L.P., our operating partnership, on or before August 31, 2005. We expect to own substantially all of our real estate properties through our operating partnership. We plan to be the sole general partner of our operating partnership. This structure will allow owners of properties to transfer their properties to our operating partnership in exchange for limited partnership interests of our operating partnership and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of our operating partnership other than two industrial properties that we expect will be contributed by Snegg & Snegg, L.P., a family holding partnership of Michel and Aaron Snegg. We plan to form our operating partnership so that the holders of units in our operating partnership may have their units redeemed for cash or, at our option, shares of our common stock.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “ERISA Considerations” section of this prospectus very carefully.

Description of Capital Stock

General

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form, unless we list shares of our common stock on a national exchange or market system. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of such shares of our common stock until the new owner delivers a properly executed form to us, which we will provide to any registered holder upon request.

StockholderVoting Rights and Limitations

We intend to hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be presented at such meetings. We may also call a special meeting of stockholders from time to time. You are entitled to one vote for each share of our common stock you own at any of these meetings.

Restrictions on Ownership of Our Common Stock

In order to facilitate our REIT election, our charter will prohibit any stockholder from directly or indirectly owning more than 9.8% of the outstanding shares of any class or series of our stock. We will adopt this restriction to promote compliance with the provisions of the Internal Revenue Code which limit the degree to which ownership of a REIT may be concentrated. See “Description of Capital Stock—Transfer Restrictions.”

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before making an investment decision. The risks discussed in this prospectus can harm our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties.

Risks Related to an Investment in Us

Both we and our advisor have no prior operating history and no established financing sources, and there can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue.

We and our advisor have no operating histories and our operating policies and strategies are untested. Moreover, we have no material net worth. We were incorporated in October 2003 as a Maryland corporation able to own, operate and develop industrial real estate properties. As of the date of this prospectus, we have not made any investments in real estate or otherwise. We will be dependent upon the experience and expertise of our advisor in administering our day-to-day operations and the oversight of our board of directors. However, our advisor and its affiliates do not have any experience managing a REIT which invests in properties of a similar size and type as the properties in which we plan to invest. There can be no assurance that our advisor will be able to implement successfully the strategies that we intend to pursue. In addition, as a newly-organized company, our policies and procedures are subject to change over time.

You should consider our prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the Berkeley Income Trust name within the investment products market;

•	establish, and subsequently maintain, our network of licensed securities brokers, registered investment advisers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for our potential investors; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We do not own real properties and have no operating history as a REIT.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate properties. We have established criteria for evaluating these properties; however, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You will be relying entirely on the ability of our advisor to identify properties and propose transactions and on our board of directors to oversee and approve such investments. We have no operating history as a REIT, so our performance in as a REIT is unproven and uncertain. In addition, our advisor has not managed a REIT.

Our advisor has not managed a REIT and we cannot assure you that our advisor’s past real estate experience will be sufficient to enable it to successfully manage our business as a REIT.

Our advisor was formed in March 2005. Our advisor has not previously managed a REIT, and does not have any experience in complying with income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex, and the failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

Past performance of our officers and directors is not a predictor of our future results.

Neither the track record of our officers and directors, while they were affiliated with other organizations, nor the performance of those organizations during the period of the affiliation, shall imply or predict any level of future performance of our advisor or of us. Our advisor’s performance and our performance is dependent on future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events for a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics relevant to buyers and sellers of assets, varying degrees of competition and varying circumstances pertaining to the real estate markets.

There is no current public trading market for your shares, nor do any research analysts review our performance.

There is no current public market for our common stock and we have no obligation or immediate plans to apply for quotation or listing in any public securities market. Although in the future we will consider opportunities to establish a public market for our common stock, there can be no assurance that a public market will ever exist. It will therefore be very difficult for you to sell your shares promptly, and you may not be able to sell your shares at all. Even if you are able to sell your shares, as a result of the absence of a public market, the price that you receive for any common stock that you sell may be less than the proportionate value of the real estate we own and/or less than the price you paid. Therefore, you should purchase our common stock only as a long-term investment.

In addition, we do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

If you are able to resell your shares of our common stock to us pursuant to our Share Redemption Program, you may receive substantially less than the fair market value for your shares.

While our Share Redemption Program has a fixed formula for repurchases during the first five years after the effective date of this prospectus, our board of directors may amend or terminate the Share Redemption Program in its sole discretion. Further, our board of directors will determine the redemption price under the Share Redemption Program for any redemptions occurring more than five years after the effective date of this offering. Our board of directors will consider numerous factors when it approves repurchases under the Share Redemption Program. These factors may include, among others, the then-current net asset value of our portfolio, the then-current offering price, if any, the then-current Dividend Reinvestment Plan price and general market conditions. Accordingly, you would likely receive less by selling your shares of our common stock back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. Even if you have your shares of our common stock purchased by a subsequent third party purchaser, you will likely receive substantially less than the fair market value of your shares.

We currently utilize our advisor to select properties and we rely on our board of directors for ultimate approval of the investment of offering proceeds.

Our ability to pay distributions and achieve our other investment objectives is partially dependent upon the performance of our advisor in its acquisition of real estate properties, selection of tenants and selection/negotiation of any financing arrangements. Our board of directors will have broad discretion to monitor the performance of our advisor and to determine the manner in which the net offering proceeds are invested. All acquisitions exceeding limitations in a policy that will be adopted by our board of directors must be approved by our board of directors, including a majority of the independent members of our board of directors. As a result, you must rely upon our advisor to identify properties and propose transactions and upon the board of directors to oversee and approve such transactions. (See “Management”).

We are dependent on our advisor to select our investments and manage our operations.

Our advisor, subject to approval by our board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our board of directors may terminate our advisor, with or without cause, but only subject to payment and release of our advisor from all guarantees and other obligations incurred as our advisor, and payment of termination fees. We cannot be sure that our advisor will achieve our objectives or that our board of directors will be able to act sufficiently quickly to remove our advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

Our advisor and our board of directors have broad control over our operations and you will have limited control over changes in our policies and operations.

Our advisor and board of directors determine our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification, distributions, acquisitions of properties and acquisitions of businesses. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law and our articles of incorporation, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Distributions payable by REITs generally do not qualify for the reduced tax rates under recently enacted tax legislation.

Tax legislation enacted in 2003 generally reduces the maximum tax rate for distributions payable by corporations to non-corporate stockholders to 15% through 2008. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation either of REITs or the distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions. This is a relatively less favorable perception of investments in REITs could adversely affect the value of the stock of REITs, including the value of our common stock.

We depend on key personnel.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including, but not limited to, Michel Snegg and Aaron Snegg. Each of our key personnel would be difficult to replace. Neither we nor our advisor have employment agreements with our key personnel or key man life insurance on any key personnel. If any of our key personnel were to terminate his or her employment with our advisor, our operating results could suffer. Our future success depends, in large part, upon our ability and the ability of our advisor to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or our advisor will be successful in attracting and retaining such skilled personnel.

We do not have an ownership interest in our advisor, and our officers and some of our directors face conflicts of interest related to their relationships with our advisor and its affiliates.

Each of our executive officers and some of our directors are also officers, executive members and significant equity holders of our advisor, our dealer manager and other affiliated entities to whom we have contractual obligations. As a result, these individuals owe fiduciary duties to these various entities, their equity holders and others, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and to our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of our advisor, (v) compensation to our advisor, and (vi) our relationship with our dealer manager and property manager. In addition, our advisor’s parent will purchase 1,000 shares of our common stock at a price of $10.00 per share for a total initial investment of $10,000 and Industry Capital R.E. Partners, LLC, an affiliate of director Norman D. Villarina and the controlling managing member of our advisor, is expected to purchase 20,000 shares of our common stock at the price of $10.00 per share for a total initial investment of $200,000 during the offering period. We expect that Michel Snegg, our President and a member of our board of directors, will contribute multi-tenant industrial properties to our operating partnership.

Our advisor will face conflicts of interest relating to time management.

Our advisor is currently pursuing other business opportunities with third parties. Executive members, officers and employees of our advisor are currently engaged in other real estate activities, including the purchase of distressed loans and acquisition and development of commercial and residential real estate in the United States and internationally. We are not able to estimate the amount of time that the executive members and officers of our advisor will devote to our business. As a result, the executive members and officers of our advisor may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, the time they devote to our business may decline and be less than we would need. We expect that as our real estate activities expand, our advisor may attempt to hire additional employees who would devote substantially all of their time to our business and the business of our affiliates. However, there can be no assurance that our advisor will devote adequate time or resources to our business activities. Also see the “Conflicts of Interest” section of this prospectus for a discussion of the other activities and real estate interests of our advisor’s and its affiliates.

Our advisor may face conflicts of interest relating to the purchase and leasing of properties.

We may buy properties at the same time as other entities that are affiliated with our advisor are buying properties. There is a risk that our advisor will select for us a property that provides lower returns to us than the returns paid upon the properties purchased by other entities affiliated with our advisor. We may acquire properties in geographic areas where other affiliates of our advisor own properties. If one of the entities affiliated with our advisor attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See “Conflicts of Interest”).

Our advisor will face conflicts of interest relating to joint ventures with affiliates.

We may enter into joint ventures with third parties, including entities that are affiliated with our advisor, for the acquisition, development and/or improvement of properties. We may also purchase and develop properties directly or in joint ventures or partnerships, tenancies-in-common or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner, tenant-in-common or partner in an investment might become bankrupt;

•
The possibility that such venture partner, tenant-in-common or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	The possibility that such venture partner, tenant-in-common or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a venture partner or tenant-in-common might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached. Any impasse might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a tenant-in-common in property. In addition, to the extent that our venture partner or tenant-in-common is an affiliate of our advisor, certain conflicts of interest will exist. (See “Conflicts of Interest”).

Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates.

Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty both to us and to its affiliates who are participating in the joint venture. As a result of this conflict of interest, our advisor may sacrifice our interests in favor of the interests of its affiliate who is involved in the joint venture with us. As a result, we may enter into a transaction that is not in our best interest and may negatively impact our results of operations. (See “Conflicts of Interest”).

The timing of sales and acquisitions may favor our advisor.

Our advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve any investments and sales, but our advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our advisor’s compensation. Because certain of our officers and directors are also officers, executive members and significant equity holders of our advisor, the agreements between us and our advisor were not the result of arm’s-length negotiations. As a result, our advisor may not always act in our best interests, which could adversely affect our results of operations.

Our advisor will face conflicts of interest relating to the incentive fee structure under our Management Agreement which could result in actions that are not in the long-term best interests of our stockholders.

Under our Management Agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation for managing our asset regardless of the performance of those assets, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to subordinated performance fees. Accordingly, these fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the Management Agreement, the Dealer Manager Agreement the Broker-Dealer Agreement, Property Management, Leasing and Asset Management Agreement, Third Party Property Management Agreement and the Real Estate Transaction Coordination Agreement between our advisor and Commercial I-80 Brokers;

•	public offerings of equity by us, which entitle our dealer manager to underwriting fees and entitle our advisor to increased advisory fees;

•	property purchases and sales, which entitle our advisor to real estate commissions and asset and property management fees and possible success-based sale fees;

•	the leasing of our properties to tenants, which entitle our advisor to leasing fees;

•	the refinancing of existing financing, which entitle our advisor to refinancing fees;

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property acquisitions from one or more additional REITs under the Berkeley Trust banner, if any, which might entitle our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

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property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for our dealer manager and our advisor;

•	acquisitions of property which require development, which our advisor or its affiliate may serve as a developer and would be entitled to the development fee;

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decisions regarding whether and when we seek to list our common stock on a national exchange or market system, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our common stock trades; and

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whether and when we seek to sell our company or our assets, which sale could entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for our company or our assets.

Our advisor is paid asset management fees irrespective of the quality of its acquisition or property-management services. Moreover, our advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions.

In addition, our Management Agreement requires us to pay a termination fee to our advisor in the event that we terminate our advisor prior to the termination of our Management Agreement even if, but for the termination fee, termination of the Management Agreement would be in our best interest. To avoid paying this fee, our board of directors may decide against terminating the Management Agreement even if, but for the termination fee, termination of the Management Agreement would be in our best interest. Also, the requirement to pay the fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the Management Agreement upon a change of control of our company and thereby trigger the payment of the fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

O’Melveny & Myers LLP is our counsel. O’Melveny & Myers LLP is also counsel to our advisor, its parents and its affiliates, and will be counsel to our operating partnership after its formation. It is also possible that from time to time O’Melveny & Myers will act as counsel to our dealer manager and our property manager. There is a possibility that in the future the interests of the various parties may conflict. If we do not obtain separate counsel when our interests conflict with those of any of our operating partnership, our advisor, its parent or their affiliates, our counsel’s loyalties to Berkeley Trust OP, our advisor, its parent or their affiliates could interfere with its independent professional judgment in considering alternatives that we should pursue. A committee comprised of all of our directors is authorized to engage separate counsel for advice when considering matters where the interests of our operating partnership, our advisor and its affiliates could conflict with our interests.

Our dealer manager was recently formed and has not participated in similar offerings.

Our dealer manager was formed in July 2004 and it has not participated in any securities offering. Our dealer manager will enter into agreements with broker-dealers pursuant to which those firms will sell our common stock in this offering. Should our dealer manager be unable to maintain agreements with a significant group of broker-dealers, then we may be unable to sell a significant number of shares. If we do not sell a significant number of shares, then we will likely acquire a limited number of properties and will not achieve significant diversification of our property holdings. Because our dealer manager has limited experience, it may be difficult to evaluate its ability to manage this offering. It is possible that our dealer manager may seek NASD approval to become a registered investment adviser in order to serve affiliated parties who wish to maintain such a relationship with our dealer manager as it relates to their REIT shares and not their overall investment portfolio.

A limit on the number of shares a person may own may discourage a takeover or business combination.

Our articles of incorporation restrict direct or indirect ownership by one person or entity to no more than 9.8% of the outstanding shares of any class or series of our stock. This restriction may discourage a change of control of our company and may deter individuals or entities from making tender offers for our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that otherwise would have been approved by our board of directors and stockholders.

You are limited in your ability to sell your shares pursuant to our Share Redemption Program.

Our Share Redemption Program may provide you with a limited opportunity to redeem your shares after you have held them for a period of at least one year. However, our board of directors reserves the right to suspend or terminate the Share Redemption Program at any time and for any reason. In addition, our Share Redemption Program contains certain restrictions and limitations. Common stock may be redeemed quarterly on a first-come-first-serve basis. Subject to funds being available, the number of shares redeemed during any calendar year will be limited to the lesser of (1) three percent (3%) of the weighted average number of shares outstanding at the end of the prior calendar year, and (2) the number of shares we can redeem with the proceeds we receive from the sale of common stock under our Dividend Reinvestment Plan. Therefore, in making a decision to purchase our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our Share Redemption Program.

We did not establish the offering price of our common stock based on an appraised value of properties since this is a blind pool.

Our board of directors determined the price of our shares pursuant to this offering by considering a number of factors including, but not limited to:

•	anticipated dividend yields;

•	yields provided by similar and other real estate investments; our anticipated operating results;

•	the quality, size, diversity and location of properties in our portfolio;

•	the quality and diversity of our tenant base;

•	our existing and anticipated debt structure; and

•	our progress in executing our investment strategy.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the net proceeds of this offering available for investment, after the payment of fees and expenses, in the acquisition of commercial properties.

Our board of directors has arbitrarily determined the selling price of our common stock, and such price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares.

Your interest in us may be diluted if we issue additional common stock.

Our stockholders do not have preemptive rights to any common stock issued by us in the future. We may (1) sell common stock in the future, including those issued pursuant to the Dividend Reinvestment Plan, (2) sell securities that are convertible into common stock, (3) issue common stock in a private offering to institutional investors, (4) issue shares of common stock upon the exercise of the options granted to our independent directors, employees of our advisor and our property manager or others, (5) issue shares upon the exercise of warrants issued or that may be issued to our dealer manager or to participating broker-dealers, or (6) issue common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership. Any such sales will dilute the ownership percentages of existing stockholders and investors purchasing shares in one or both of this offering. Depending on the terms of such transactions, most notably the price per share, which may be less than one or both of the price paid per share in this offering and the value of our properties, existing stockholders might also experience a dilution in the book value per share of their investment in us.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend distributions, may harm the value of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of equity securities, including classes of our preferred stock or common stock. Upon the liquidation of our company, holders of shares of our preferred stock will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock. Our preferred stock, if issued, would have a preference on distribution payments that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the value of our common stock and diluting their stock holdings in us.

Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to cash distributions and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Our advisor, its affiliates and third parties may receive substantial fees including participation in proceeds from the sales or liquidation of assets, and the structure of the management fees that we pay to our advisor could cause the advisor to recommend riskier investments.

Our advisor, its affiliates, and third parties will perform services for us in connection with the offer and sale of the common stock, the selection and acquisition of our properties, and the management and leasing of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties and distribution to our stockholders. We estimate that approximately 9.2% of gross offering proceeds, assuming a maximum offering and all shares are sold pursuant to our Dividend Reinvestment Plan, will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our common stock. In addition, the compensation structure of our Management Agreement could cause our advisor or its affiliates to pursue riskier investments to increase their potential incentive-based compensation.

The availability and timing of distributions is uncertain, and our stockholders may experience significant delay before receiving any distributions.

While we expect to pay quarterly distributions to our stockholders, the earliest that we expect to be able to pay any distributions to our stockholders will be six months after the first funds raised in this offering are released from escrow. Further, we do not intend to pay distributions to our stockholders before we invest in our first property. While we expect to pay distributions to you, we cannot assure you that sufficient cash will be available to pay distributions, or of the timing of any distributions. In particular, we bear all expenses incurred by our operations. These expenses are deducted from cash funds generated by operations prior to computing the amount of cash available to be distributed to our stockholders as distributions. In addition, our board of directors, in its discretion, may retain any portion of available funds generated by operations otherwise remaining after payment of expenses of our operations for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

We may have difficulty funding our distributions with funds provided by our operations.

Our long-term corporate strategy is to fund the payment of quarterly distributions to our stockholders entirely from funds from our operations. However, if we are unsuccessful in effectively and efficiently deploying the capital we raise, we may opt to fund our quarterly distributions to investors from a combination of funds from operations and financing proceeds. We may also be required to borrow money, issue new securities or sell assets in order to pay distributions. In the event we are unable to consistently fund future quarterly distributions to investors entirely from our funds from operations, the value of your shares may be negatively impacted at such time as we list of our stock, sell our assets or experience any other liquidity event.

We are uncertain of our sources for funding our future capital needs.

Substantially all of the gross offering proceeds of this will be used to invest in properties and to pay various fees and expenses. In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we cannot assure you that such funding will be available to us.

Our implementation of our growth strategy is dependent on our ability to increase our available capital.

Our ability to implement our growth strategy is dependent on our ability to access the capital markets through this offering and future offerings of shares of our common stock and other securities. If we alter our strategy so that we use more debt to acquire properties, or if we must borrow to fund our operations or our distributions, our growth strategy may be dependent upon our ability to access the capital markets through the use of borrowings. The failure to obtain necessary capital could harm our ability to acquire assets. We may ultimately be dependent on a bank or other institutional lender with respect to any credit facility. However, no such credit facility shall be in place at the closing of this offering.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives, including the payment of distributions, depends upon the performance of our advisor in the acquisition of our investments and the selection of any financing arrangements, and upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments since we not have any previous record of performance from which to compare.

You must rely entirely on the management abilities of our property manager, Berkeley Property Management, LLC, our advisor and any other third-party property managers our advisor selects, and on the oversight provided by our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. As the amount of capital that we raise in this offering increases, it will be increasingly difficult to invest all of the net offering proceeds on attractive terms. Therefore, the potentially large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments (which are not likely to earn as high a return as we expect to earn on our real estate investments) and may, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected. (See “Investment Objectives and Criteria”).

We could suffer from delays in locating suitable investments, particularly during those times when we must rely on our advisor and the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated or non-affiliated programs or entities. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the cash distributions attributable to those particular properties. In addition, if we are unable to invest our net offering proceeds in income-producing real properties in a timely manner, our ability to pay distributions to our stockholders would be harmed. Until we invest in properties, our investment returns on net offering proceeds will be limited to the rates of return available on short-term, highly liquid instruments that provide appropriate safety of principal and comply with the requirements for REIT qualification. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments.

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter will limit the liability of our directors and officers to us or our stockholders for monetary damages to the maximum extent permitted under Maryland law. In addition, subject to some limitations, our charter and agreements will require and we plan that the partnership agreement of our operating partnership will require that we and our operating partnership indemnify our directors, our officers and our advisor and its affiliates against certain liabilities incurred in connection with their services to the maximum extent permitted under Maryland law. We will execute indemnification agreements with each officer and director and will agree to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. In addition, in some cases we may be obligated to fund the defense costs incurred by our advisor and our directors, officers, employees and agents.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control of our company.

Certain provisions of Maryland law, our charter and our bylaws will have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

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Classified Board of Directors.    Our board of directors will be divided into three classes with staggered terms of office of three years each. The classification and staggered terms of office of our directors will make it more difficult for a third party to gain control of our board of directors. At least two annual meetings of stockholders, instead of one, generally would be required to effect a change in a majority of the board of directors.

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Removal of Directors.    Our charter will provide that, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.

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Number of Directors, Board Vacancies, Term of Office.    At such time as a class of our equity securities is registered under the Securities Exchange Act of 1934, as amended, which will occur upon completion of our initial public offering, we intend to amend our bylaws to elect to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or the charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

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Limitation on Stockholder-Requested Special Meetings.    Our bylaws will provide that our stockholders have the right to call a special meeting only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast by the stockholders at such meeting.

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Advance Notice Provisions for Stockholder Nominations and Proposals.    Our bylaws will require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

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Exclusive Authority of our Board to Amend the Bylaws.    Our bylaws will provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.

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Preferred Stock.    Our charter will provide that our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders.

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Duties of Directors with Respect to Unsolicited Takeovers.    Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

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Ownership Limit.    In order to preserve our status as a REIT under the Internal Revenue Code, our charter will generally prohibit any single stockholder, or any group of affiliated stockholders, from beneficially owning more than 9.8% of any class or series of our outstanding stock unless our board of directors waives or modifies this ownership limit.

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Maryland Business Combination Act.    The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuance of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our board of directors will adopt a resolution exempting our company from this statute. However, our board of directors may repeal or modify this resolution after its adoption in the future, in which case the provisions of the Maryland Business Combination Act will be applicable to business combinations between our company and other persons.

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Maryland Control Share Acquisition Act.    Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws will contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

You are bound by the majority vote on matters on which you are entitled to vote.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

Adverse economic and geopolitical conditions could negatively affect our returns and profitability.

Recent geopolitical events have exacerbated the general economic slowdown that has affected the United States and the local and international economies where our properties may be located. Among others, the following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in tenant defaults under our leases;

•	job transfers and layoffs may increase vacancies at our properties;

•	currency fluctuations relative to the U.S. dollar;

•	maintaining occupancy levels may require increased concessions or reduced rental rates; and

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increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution or, to the extent we can pass such increases through to tenants, may lead to tenant defaults. Increased insurance premiums also may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

Our operations will be negatively affected in the event that an economic downturn is prolonged and severe.

Actions of our joint venture partners could negatively impact our performance.

We are likely to enter into joint ventures with third parties to acquire, develop or improve properties. We may also purchase and develop properties directly or in joint ventures or through partnerships, as tenants-in-common or through other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•	the possibility that our co-venturer, tenant-in-common or partner in an investment might become bankrupt;

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the possibility that such co-venturer, tenant-in-common or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	the possibility that such co-venturer, tenant-in-common or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns. (See “Investment Objectives and Criteria—Joint Venture Investments”).

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

In the event that we incur debt, interest payments relating to that future indebtedness will reduce our cash available for distributions. Additionally, to the extent that interest rates payable pursuant to any loans are variable, increases in interest rates will increase our interest costs, reducing our cash flows and our ability to make distributions to you. In addition, if we need to repay debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. (See “Investment Objectives and Criteria—Borrowing Policies and Related Indebtedness”).

We face risks associated with interest rates.

We do not presently intend to use hedging strategies to mitigate risks associated with interest rates. As a result, we will have no protection against risks associated with fluctuations in interest rates other than the options described in the terms of any loan agreements that we may enter into with other financial institutions.

Your return on investment may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to stockholders and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our advisor, our dealer manager, their affiliates, our other affiliates and third-parties for services they provide us was not determined on an arm’s-length basis. All agreements, contracts or arrangements with our affiliates were not negotiated at arm’s length. Such agreements include, but are not limited to, the Management Agreement, the Dealer Manager Agreement and the Property Management and Leasing Agreement. These agreements may contain terms that are not in our best interest and may not otherwise be applicable if we entered into arm’s-length agreements. See “Conflicts of Interest” for a discussion of various conflicts of interest.

We cannot predict the amounts of compensation to be paid to our advisor and our other affiliates.

Because the fees that we will pay to our advisor and our other affiliates are based in part on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Furthermore, the fees paid to our affiliates will reduce funds available for distribution, and therefore we cannot predict precisely how such fees will impact our distributions.

Our dealer manager, which is affiliated with us, has not made an independent review of us or the prospectus.

Our dealer manager is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, will not be as meaningful as a review conducted by an unaffiliated broker-dealer, investment bank, or registered investment advisor. In addition, a portion of the proceeds of the offering will be paid to our dealer manager for managing the offering, including selling commissions, a dealer manager fee and marketing and due diligence expense reimbursements.

If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may also be required to take our interests in other investments as a non-managing general partner as in the case of our initial investment. Consequently, we would be potentially liable for all such liabilities without having the same rights of management or control over the operation of the partnership as the managing general partner or partners may have. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in this offering are only required to use their best efforts to sell our common stock and have no firm commitment or obligation to purchase our common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $10 million, we will most likely make our investments through one or more joint ventures and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

If we are unable to retain earnings, we may not have sufficient capital resources for acquisitions of new properties or other assets, and our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gain. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new properties. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use equity financing for such acquisitions because of our inability to retain significant earnings. It is possible that we may also use debt financing for such acquisitions in certain instances. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new properties and expand our operations will be adversely affected.

Your investment may be subject to additional risks if we make international investments.

Although our focus is primarily in the major U.S. markets, we may opportunistically purchase properties located in Canada, Western Europe, and select countries in Asia. Any such investment could be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•
enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•
the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	general political and economic instability;

•	our limited experience and expertise in foreign countries; and

•	more stringent environmental laws or changes in such laws.

Terrorist attacks and other acts of violence or war may affect any market for our common stock, the industry in which we operate, our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may impact our investments, directly or indirectly, by undermining economic conditions in the United States or by increasing our operating expenses, including our costs of insurance and security. Losses resulting from terrorist events are generally uninsurable.

General Risks Related To Investments In Real Estate

Investment in real estate involves risks, and you may lose your entire investment.

We will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce the returns to our stockholders;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in the cost or availability of insurance, including coverage for mold or asbestos;

•	periods of high interest rates and tight money supply;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties. It is also possible that our stockholders may lose all or substantially all of their investment.

Possible lack of diversification increases the risk of investment.

We plan to use the net proceeds of this offering to acquire and operate commercial real estate primarily consisting of income-generating multi-tenant industrial properties. Even if we are successful in acquiring a property and leasing the property to a tenant, if the tenant subsequently terminates or otherwise defaults on the lease, we can not assure you that we will be able to re-lease the property to another tenant on favorable terms, if at all. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders. Moreover, if our properties become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares of our common stock being offered by this prospectus. If we do not, it is possible that we will not have the money necessary to further diversify our investments or achieve the highest possible return on our investments.

Competition for investments may increase costs and reduce returns.

We will compete for real property investments with pension funds and their advisors, bank and insurance company investment accounts, other real estate investment trusts, real estate limited partnerships, individuals and other entities engaged in real estate investment activities. Many other indirect competitors have greater financial resources than us and a greater ability to borrow funds to acquire properties. Competition for investments may reduce the number of suitable investment opportunities available to us and may have the effect of increasing acquisition costs and reducing the rents that we can charge. As a result, your returns may be reduced. We believe the current market for acquisitions to be extremely competitive.

A property that incurs a vacancy could be difficult to sell or re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. Certain of our properties may be specifically suited to the particular needs of a certain concentration of tenants. We may have difficulty obtaining new tenants for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to stockholders. In addition, the resale value of a property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue.

All of our properties are occupied by multiple tenants. As a result, the success of our properties will depend on the collective financial stability of our tenant base. Some of all of our tenants may not be creditworthy, and may default under their lease payment obligations. Lease payment defaults by tenants could cause us to reduce the amount of our distributions to our stockholders. A simultaneous default by multiple tenants in the same property on their lease payments could force us to find an alternative source of revenue to pay any mortgage payments on the property, if any. In the unlikely event of a collective tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If all the tenant leases were terminated, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss.

We may not have funding for future tenant improvements.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required in some circumstances to expend funds to construct new tenant improvements in the vacated space. Substantially all of our net offering proceeds will be invested in real estate properties and therefore, while we intend to manage our cash position or financing availability to pay for any improvements required for re-leasing, we cannot assure you that we will have adequate sources of funding available to us for such purposes in the future.

Uninsured losses relating to real property may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.

Development and construction of properties may result in delays and increased costs and risks.

We may invest some of the net proceeds from this offering in raw land upon which we will develop and construct improvements at a fixed contract price. In any such projects we will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may result in legal action by us to rescind the purchase or construction contract or to enforce the builder’s obligations. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Each of these factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects if they are not fully leased prior to the commencement of construction. Furthermore, the price we agree to for the land will be based on projections of rental income and expenses and estimates of construction costs, as well as the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for the land and, due to the factors discussed above, fail to achieve our forecast of returns.

Delays in acquisitions of our properties may have adverse effects on your investment.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction, it will typically take 6 to 24 months to complete construction and lease available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular properties.

Uncertain market conditions and the broad discretion of our advisor relating to the future disposition of properties could adversely affect the return on your investment.

We expect to hold the various real properties in which we invest until such time as our advisor decides that a sale or other disposition is appropriate given our investment objectives. Our advisor may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

If we fail to make our debt payments, we could lose our investment in a property.

While we do not plan to obtain loans to fund property acquisitions, we may choose to use debt within limits included in our policies. Should we obtain loans to fund property acquisitions, they will generally be secured by first mortgages on such properties. If we are unable to make our debt service payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment, which in turn could cause the value of our common stock and the distributions payable to our stockholders to be reduced. Certain of our existing and future indebtedness is and may be cross-collateralized and, consequently, a default on this indebtedness could cause us to lose part or all of our investment in multiple properties.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender may impose certain restrictions on us which affect our ability to incur additional debt and our ability to make distributions to our stockholders. Loan documents we enter into may contain negative covenants which limit our ability to further mortgage the property, replace our advisor or impose other limitations. Should we incur debt, we may become subject to restrictive covenants.

Because our current business strategy involves the use of limited leverage or no leverage, we may under-perform our competitors who are more leveraged.

We do not expect to use debt for the acquisition of our properties. While we believe that this strategy is better from a risk-adjusted basis, we may be outperformed by our more leveraged competitors on an actual basis in the event that more leveraged competitors do not experience the negative impact of interest rate fluctuations, such as, among others, potential tenant defaults and difficulty in servicing mortgages.

Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings, if any.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, hazardous materials, or activities of unrelated third parties, may affect our properties. Furthermore, there are various local, state and federal fire, health, life-safety, structural safety such as earthquake reinforcement, and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Our costs associated with complying with the Americans with Disabilities Act may harm our ability to make distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Americans with Disabilities Act, all places of public accommodations, including our planned properties, are required to comply with certain federal requirement for access and use by disabled persons. The Americans with Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Americans with Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Americans with Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Americans with Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Americans with Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

If we sell properties and provide financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we presently intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until we pay, sell, refinance or otherwise dispose of the promissory notes or other property we may accept upon a sale.
We may be unable to sell a property if or when we decide to do so.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time necessary to close the sale of a property on acceptable terms with a willing purchaser.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

If our future tenants are highly leveraged, they may have a higher possibility of filing for bankruptcy or insolvency.

We expect to have highly leveraged tenants, some or all of whom are not creditworthy. Those future tenants that experience downturns in their operating results due to adverse changes to their businesses or economic conditions, and who are highly leveraged, may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues would be reduced and we may be forced to reduce distributions to our stockholders. (See “Investment Objectives and Criteria—Terms of Leases and Tenant Creditworthiness”).

Risks Associated With Our Operating Partnership

Our operating partnership’s private placement subjects us to liabilities.

Affiliates of our advisor have developed certain transaction structures that are designed to provide investors that own real property, either directly or indirectly through a limited liability company or a limited partnership, with the opportunity to receive limited partnership units in our operating partnership in exchange for their direct or indirect interests in such real property on a tax-deferred basis. These transactions depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of our operating partnership, we may be subject to liability, from litigation or otherwise, as a result of these transactions, including in the event an investor in these transactions fails to qualify for the desired tax advantage.

Our fiduciary obligations to our operating partnership may conflict with the interests of our stockholders.

After we have formed our operating partnership, as the sole general partner of our operating partnership, we will have fiduciary obligations to the limited partners of our operating partnership, the discharge of which may conflict with the interests of our stockholders. In addition, those persons holding units of our operating partnership, as limited partners, will have the right to vote as a class on certain amendments to the operating partnership agreement and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of those investors who acquire our common stock in this offering. In addition, we expect that under the terms of the operating partnership agreement, the holders of units of our operating partnership will have certain approval rights with respect to certain transactions that affect all stockholders but which may be exercised in a manner which does not reflect the interests of all stockholders.

We may acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may affect our ability to operate or dispose of the property or our co-ownership interest in the property.

We may acquire co-ownership interests, especially in connection with our operating partnership’s private placement, such as tenancy-in-common interests in real property, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose or our co-ownership interest. Such agreements could affect our ability to achieve liquidity with respect to these interests and thereby affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that we could achieve if the co-ownership agreements did not exist.

The success of our joint venture activity depends upon our ability to work effectively with financially sound partners.

We may enter into joint ventures with one or more new Series Berkeley Trust REITs, if any, as well as other third parties for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, tenancies-in-common or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer, tenants-in-common or partner in an investment may have more rights, power or control than us;

•	the possibility that our co-venturer, tenants-in-common or partner in an investment might become bankrupt;

•	that such co-venturer, tenants-in-common or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, tenants-in-common or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

We may acquire properties with “lockout” provisions which may affect our ability to dispose of the properties.

We may acquire properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of our property for a period of time. Lock-out provisions could affect our ability to turn our investments into cash and could affect cash available for distributions to you. Lock-out provisions could also impair our ability to take actions during the lock-out period that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist.

We may acquire interests in partnerships and limited liability companies that could subject us to additional liabilities.

We may acquire partnership interests, including general partnership interests, in partnerships that could subject us to the liabilities of the partnership. We may also acquire interests in limited liability companies that could subject us to certain of the liabilities of those limited liability companies.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA tax unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. (See “Federal Income Tax Considerations”).

Retirement Plan Risks

There are special considerations that apply to pension or profit sharing trusts investing in common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

•	you have analyzed to your satisfaction whether your investment will produce “unrelated business taxable income” for the plan or IRA;

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our common stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

Possible effect of ERISA.

We believe that our assets will not be deemed, under ERISA, to be “plan assets” of any plan that invests in our common stock, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA (i) it is not clear that the exemptions from the “prohibited transaction” rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excises taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely effect our operations and our ability to make distributions.

You should be aware that qualification as a REIT involves the application of highly technical and complex U.S. federal income tax code provisions for which only a limited number of judicial or administrative interpretations exist. Accordingly, it is not certain we will be able to become and remain qualified as a REIT for U.S. federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the Internal Revenue Service might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•
we would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and we would be subject to U.S. federal income tax on our taxable income at regular corporate rates;

•
any resulting tax liability could be substantial, would reduce the amount of cash available for distribution to stockholders, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

•
unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification and, thus, our cash available for investment or distribution to our stockholders would be reduced for each of the years during which we did not qualify as a REIT because of the additional tax liability.

Even if we remain qualified as a REIT, we might face other tax liabilities that reduce our cash flow. Further, we might be subject to federal, state and local taxes on our income and property. Any of these taxes would decrease cash available for distributions to our stockholders. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Complying with REIT requirements might cause us to forego otherwise attractive opportunities.

In order to qualify as a REIT for U.S. federal income tax purposes, we must satisfy tests concerning, among other things, our sources of income, the nature of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may cause us to forego opportunities we would otherwise pursue.

In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from “prohibited transactions.” Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of a business, other than foreclosure property. This 100% tax could impact our desire to sell commercial real estate and other investments at otherwise opportune times if we believe such sales could be considered a prohibited transaction.

Complying with REIT requirements may force us to borrow to make distributions to our stockholders.

As a REIT, we generally must distribute 90% of our annual taxable income (subject to certain adjustments) to our stockholders. From time to time, we might generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income might be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we might be unable to distribute 90% of our taxable income as required by the REIT rules. In that case, we would need to borrow funds, sell portion of our investments (potentially at disadvantageous prices) or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts to invest in commercial real estate and other investments. Moreover, the distributions received by our stockholders in such an event could constitute a return of capital for federal income tax purposes since the distributions are in excess of our earnings and profits, although such distributions would not reduce stockholders’ aggregate invested capital.

Excessive non-real estate asset values may jeopardize our qualification as a REIT.

In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property or properties that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. We may invest in securities of another REIT, and its investment may represent in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT. If the other REIT were to lose its qualification as a REIT during a taxable year in which our investment represented in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT as of the close of a calendar quarter, we will lose our qualification as a REIT. The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and do not qualify for any relief, we may cease to qualify as a REIT.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our Dividend Reinvestment Plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

If Berkeley Trust OP fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce cash available for distribution to our stockholders.

We intend to maintain the status of Berkeley Trust OP as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it generally would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in the loss of our qualification as a REIT, and force us to become subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which Berkeley Trust OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it generally would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our qualification as a REIT.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our qualification as a REIT, we may be subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

In addition, even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce our operating cash flow.

We may be harmed by changes in various laws and regulations.

Changes in the laws or regulations governing our advisor or its affiliates may impair the ability of our advisor or its affiliates to perform services in accordance with the Management Agreement. Our business may be harmed by changes to the laws and regulations affecting our advisor or us, including changes to securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us, our advisor and our stockholders, potentially with retroactive effect.

Legislation enacted in 2003 reduces the maximum tax rate of non-corporate taxpayers for capital gains (for taxable years ending on or after May 6, 2003 and before January 1, 2009) and for dividends (for taxable years beginning after December 31, 2002 and before January 1, 2009) to 15%. Generally, dividends paid by REITs are not eligible for the new 15% federal income tax rate, with certain exceptions discussed at “United States Federal Income Tax Considerations—Taxation of U.S. Stockholders—Distributions Generally.” Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,”“will,”“expect,”“intend,”“anticipate,”“plan,”“estimate,”“could,”“predict,”“potential,”“believe,”“continue,”“should” or the negative of such terms and other comparable terminology. Any projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms is a forward-looking statement.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that are subject to numerous known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please keep this cautionary note in mind as your read this prospectus.

This prospectus contains statistics and other data that have been obtained from, or compiled from, information made available by third parties. These statistics and other data have not been prepared by us and we accept no responsibility for the accuracy of that information.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the gross proceeds from our offering assuming (i) 1,000,000 shares sold to the public and no shares sold pursuant to our Dividend Reinvestment Plan (DRIP), and (ii) 20,000,000 shares sold to the public and 5,000,000 shares sold pursuant to our Dividend Reinvestment Plan. The number of Dividend Reinvestment Plan shares sold in the future will depend on the level of continued stockholder participation in the Dividend Reinvestment Plan and the length of time covered by this offering. This table assumes price of $10 per share.

Assuming we raise the minimum offering proceeds pursuant to this offering, we expect that at least 88.5% of the money you invest will be used generally to buy real estate and make other investments, while the remainder will be used to pay selling commissions, the dealer manager fee and expenses relating to our organization and this offering (including repayment of formation expenses), as well as acquisition fees and expenses to our advisor for investing the net offering proceeds.

	Minimum Offering 1,000,000 shares		Maximum Offering 25,000,000 shares (DRIP included)
	Amount	Percentage	Amount	Percentage
GROSS OFFERING PROCEEDS (1)	$10,000,000	100.0%	$250,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (2)	800,000	8.0%	17,000,000	6.8%
Organization and Offering Expenses (3)	300,000	3.0%	5,000,000	2.0%
Due Diligence Fee (4)	50,000	0.5%	1,000,000	0.4%
Total Public Offering Expenses	1,150,000	11.5%	23,000,000	9.2%
NET PROCEEDS TO OUR COMPANY (5)	8,850,000	88.5%	227,000,000	90.8%
Less Acquisition Fees and Initial Working Capital Reserve:
Acquisition and Advisory Fees (6)	0	0.0%	0	0.0%
Expense Reimbursements (7)	0	0.0%	0	0.0%
Initial Working Capital Reserve (8)	0	0.0%	0	0.0%
NET AMOUNT AVAILABLE FOR INVESTMENT (5)	$8,850,000	88.5%	$227,000,000	90.8%

(1)
Gross proceeds of this offering are calculated as if the minimum of 1 million shares of our common stock and the maximum of 25 million shares (including shares of our common stock that may be sold pursuant to our Dividend Reinvestment Plan) of our common stock are sold at $10 per share and do not take into account any reduction in selling commissions.

(2)	8.0% includes selling commissions equal to 6.0% of gross offering proceeds for which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.0% of gross offering proceeds all of which are payable to the dealer manager, an affiliate of our advisor. Maximum offering selling commissions are adjusted for the payment of only the 2.0% dealer manager fee on the 5,000,000 DRIP shares. Our dealer manager, in its sole discretion, may re-allow selling commissions to other broker-dealers participating in this offering attributable to the shares sold by them, may re-allow out of its dealer manager fee up to 1.0% of aggregate gross offering proceeds for reimbursement of marketing and/or due diligence expenses and may re-allow due diligence fees for a total of 7.0% of the gross proceeds of the offering. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating third-party broker-dealers demonstrating the actual expenses incurred by such broker-dealers. The maximum amount of reimbursements will be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide expenses incurred. We expect that 6.0% of the gross offering proceeds payable to our dealer manager will be reallowed to third party broker-dealers. The amount of selling commissions may also be reduced under certain circumstances for volume or other discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions. The maximum compensation payable to NASD members participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.

The dealer manager will receive a one-time servicing fee of up to 2.0% of the undiscounted selling price of the shares issued pursuant to our Dividend Reinvestment Plan. The dealer manager may re-allow a portion of this entire service fee to participating third-party broker-dealers.

(3)	Organizational and offering expenses consist of reimbursement of, among other things, actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and coordinating generally the marketing process for our company. We will be responsible for the payment of all cumulative organizational and offering expenses not to exceed the lesser of 3.0% of aggregate gross offering proceeds or $5 million. Of the maximum organizational and offering expense reimbursement, we estimate that substantially all will be used for wholesaling activities and will therefore be deemed to be additional underwriting compensation pursuant to NASD Rule 2810A significant portion of organizational and offering expenses may be deemed to be additional underwriting compensation. A significant portion of organizational and offering expenses may be deemed to be additional underwriting compensation. Our advisor is obligated to fund all organizational and offering expenses in excess of these limitations.

(4)	We expect that in most instances the 0.5% due diligence fee will be included within selling commissions and the dealer manager fee. As a result, we do not expect this due diligence fee to reduce net proceeds in most instances. This fee does not apply to the DRIP.

(5)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of properties, substantially all of the net offering proceeds and any working capital reserves of our company may be invested in short-term, highly-liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments determined by our board of directors. The number of properties we are able to acquire will depend on several factors, including the amount of capital raised in this offering, the extent to which we incur debt or issue limited partnership interests in our operating partnership in order to acquire properties and the purchase price of the properties we acquire. We are not able to estimate the number of properties we may acquire assuming the sale of any particular number of shares. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares sold in this offering.

(6)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. Other than direct expenses, we will not pay our advisor any acquisition and advisory fees.

(7)	Most of the leases for the properties acquired and to be acquired by us will not likely provide for tenant reimbursement of operating expenses, and we do not anticipate that a permanent reserve for maintenance and repair real estate properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply a portion of the gross offering proceeds for maintenance and repair of properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net sale proceeds in non-liquidating sale transactions.

(8)	Includes amounts anticipated to be invested in properties, including other third-party acquisition expenses which are included in the total acquisition costs of the properties acquired. For properties that are not acquired these costs are expensed. Third-party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the property is actually acquired. Acquisition expenses as a percentage of a property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a property exceed 7.5% of the contract price of the property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on properties which are not acquired, exceed 7.5% of the aggregate contract price of all properties acquired by us.

DIVIDEND POLICY

We intend to distribute all or substantially all of our REIT taxable income (determined without regard to the distributions paid deducted from and excluding net capital gain, which does not ordinarily equate to net income as calculated in accordance with GAAP) to our stockholders in each year. We intend to declare regular quarterly distributions to be paid out of funds readily available for the payment of distributions. Our distribution policy is subject to revision at the discretion of our board of directors without notice to you and without stockholder approval. All distributions will be made by us at the discretion of our board of directors and will depend on our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant.

In order to maintain our qualification as a REIT under the Internal Revenue Code, we must make distributions to our stockholders each year in an amount at least equal to:

•	90% of our REIT taxable income;

•	plus 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code;

•	minus any excess non-cash income.

In general, our dividends will be applied toward these requirements only if paid in the taxable year to which they relate, or in the following taxable year if the dividends are declared before we timely file our tax return for that year, the dividends are paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. Dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in such a month are treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

We anticipate that distributions generally will be taxable as ordinary income to our stockholders, although a portion of such distributions may be designated by us as capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

Our minimum distribution level will be 90% of our company’s annual REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) to maintain our REIT status. We may make distributions that include a return of principal or in excess of 95% of our company’s cash available for distribution.

We expect to pay the first distributions on our common stock no earlier than six months after the first funds raised in this offering are released from escrow. In addition, we do not intend to pay distributions before we invest in our first property.

We expect to adopt a borrowing policy limiting our borrowings to 50% of the cost (before deducting depreciation or other non-cash reserves) of all properties. However, our board of directors may change our borrowing limit from time to time without stockholder approval and there is no limitation on the amount we may borrow for the purchase of any single property. While we do not presently intend to use debt to acquire our properties, should we borrow money we expect to enter into one or more loan agreements with third parties. Under the terms of such loan agreements, our lenders may impose restrictions upon the timing and amount of our distributions to our stockholders.

We will adopt a Dividend Reinvestment Plan which will allow you to have distributions otherwise distributable to you invested in additional shares of our common stock for $10 per share during this offering. See the “Dividend Reinvestment Plan” section of this prospectus for a more complete description of our Dividend Reinvestment Plan.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2004:

•	on an actual basis;

•
(1) on an as adjusted basis to give effect to our sale of 1 million shares of our common stock in this offering, assuming a public offering price of $10 per share and after deducting the selling commissions, dealer manager fee and estimated organization and offering expenses payable by us; and

•
(2) on an as adjusted basis to give effect to our sale of 20 million shares of our common stock in this offering, assuming a public offering price of $10 per share and after deducting the selling commissions, dealer manager fee and estimated organization and offering expenses payable by us.

	At and as of December 31, 2004
	Actual	As adjusted (1)	As adjusted (2)
	(audited)	(unaudited)	(unaudited)
Total cash and cash equivalents	$195	$8,859,045	$178,009,995

Stockholders’ equity:
Common stock, $0.001 par value; 10,000,000 shares authorized; 1,000 shares issued and outstanding, actual; 100,000,000 shares to be authorized; 1,001,000 shares issued and outstanding, as adjusted (1); 100,000,000 shares to be authorized; 20,001,000 shares issued and outstanding, as adjusted (2)	0	1,001	20,001
Additional paid in capital	$150	$10,009,044	$199,990,044
Accumulated deficit	(105)	(105)	(105)
Total stockholders’ equity	$45	$10,009,940	$200,009,940

The table above excludes the following shares:

•	5,000,000 shares of our common stock issuable under our Dividend Reinvestment Plan;

•	1,000,000 shares of our common stock reserved for grants under our Employee Option Plan as of [__], 2005; and

•	1,000,000 shares of our common stock reserved for grants under our Independent Director Stock Option Plan as of [__], 2005.

MANAGEMENT
General

We operate under the direction of our board of directors and our advisor. The members of our board of directors are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. Our board will retain our advisor, subject to our board’s approval and oversight, to manage our day-to-day affairs and the acquisition and disposition of our investments. Our articles of incorporation were approved by our board of directors. Our amended articles will be reviewed and approved by our board of directors, including our independent directors.

Our articles of incorporation and bylaws will provide that the number of our directors may be established by a majority of the entire board of directors, but may not be fewer than three or more than fifteen. We will have a total of seven directors. Our articles of incorporation also will provide that a majority of the directors must be independent directors. An “independent director” is a person who is not an officer or employee of our company, our advisor or their affiliates and has not otherwise been affiliated with such entities for the previous three years. We expect that five of our seven directors will be considered to be independent directors.

Pursuant to our bylaws and Maryland General Corporation Law, each director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. The next election of our board members is expected to be held at our annual meeting in 2006. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time, and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of our stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and:

•
in the case of a director who is not an independent director (affiliated director), by a vote of a majority of the remaining affiliated directors, unless there are no remaining affiliated directors, in which case by a majority vote of the remaining directors; or

•
in the case of an independent director, by a vote of a majority of the remaining independent directors, unless there are no remaining independent directors, in which case by a majority vote of the remaining directors.

If at any time there are no independent or affiliated directors in office, these successor directors shall be elected by the stockholders. Each director will be bound by the articles of incorporation and the bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their fiduciary responsibilities, our directors will be relying on our advisor. Our board is empowered to fix the compensation of all officers, exclusive of our Management Agreement, that it may select and may pay compensation to independent directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. We expect our directors to establish further written policies on investments and borrowings and to monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our directors.

Our board is also responsible for reviewing all of our fees and expenses at least annually and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. In addition, a majority of our independent directors and a majority of directors not otherwise interested in the transaction must approve all major transactions with our advisor or its affiliates. Our independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of our Management Agreement are being carried out correctly. Specifically, our independent directors will consider factors such as:

•	The size of the asset management fee in relation to the size, composition and profitability of our portfolio;

•	The success of our advisor in generating opportunities that meet our investment objectives;

•	The rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	Additional revenues realized by our advisor and its affiliates through their relationships with us;

•	The quality and extent of service and advice furnished by our advisor;

•	The performance of our real estate properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our real estate properties in relationship to the investments generated by our advisor or its affiliates for the account of other clients.

Neither our directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any affiliate of our advisor, or (2) any transaction between us and our advisor, any director or any affiliate of our advisor.

The following discussion of our board of directors and its committees represents our expectations as of the date of this prospectus. Presently, we have two directors, neither of whom is independent, and our board of directors does not have any committees. We expect that Messrs. Ziegler, Kittredge, Lorber, Riggs and Heldt will serve as our independent directors. Each of our proposed independent directors has consented to the inclusion of information about him in this prospectus. These consents are included as Exhibits 99.1 through 99.5 to the registration statement of which the prospectus is a part.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our board has will establish an Audit Committee, a Compensation Committee and a Corporate and Governance Committee so that issues arising in these areas can be addressed in more depth and with greater frequency than may be possible with a full board meeting.

Audit Committee

Our Audit Committee will meet on a regular basis throughout the year as necessary. Our Audit Committee will meet at least four times annually. Our Audit Committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process all in accordance with our Audit Committee Charter. Our Audit Committee will also approve audit and non-audit services provided by the independent public accountants, review the independence of the independent accountants and consider the range of audit and non-audit fees. Our Audit Committee will be comprised of three directors, all of whom shall be independent directors. We expect that our Audit Committee will initially be  comprised of Robert Kittredge, Wayne Heldt and Michael Ziegler.

Compensation Committee

Our board of directors will establish a Compensation Committee to administer our Employee Option Plan, as described below. Our Compensation Committee will be comprised of three directors, two of whom shall be independent directors. The primary function of our Compensation Committee will be to administer the granting of stock options to selected employees of our advisor and of our property manager based upon recommendations from our advisor, and to set the terms and conditions of such options in accordance with the Employee Option Plan. We expect that our Compensation Committee will initially be comprised of Judson Riggs, Robert Lorber and Norman Villarina.

Governance and Nominating Committee

Our governance and nominating committee will be formed to establish and implement our corporate governance practices and to nominate individuals for election to the board of directors. We expect that members of our governance and nominating committee will initially be Robert Lorber, Michael Ziegler and Norman Villarina.

Our governance and nominating committee will operate pursuant to a written charter which will be adopted by our board of directors, which will be included as an exhibit to the registration statement of which this prospectus is a part. Among other things, the committee charter will call upon the governance and nominating committee to:

•
develop criteria for selecting new members of our board of directors and to identify individuals qualified to become members of our board of directors and members of the various committees of our board of directors;

•	select, or to recommend that our board of directors select, the director nominees for the each annual meeting of stockholders and the committee nominees; and

•	develop and recommend to our board of directors a set of corporate governance principles applicable to our company.

Corporate Governance

Corporate Governance Guidelines

On the recommendation of the governance and nominating committee, our board of directors will adopt corporate governance guidelines, which will be included as an exhibit to the registration statement of which this prospectus is a part. The guidelines will address matters such as frequency of meetings of our board of directors, director tenure, director compensation, executive sessions of our board of directors, communication with the independent directors and continuing education.

Lead Independent Director

Our corporate governance guidelines will require our independent directors to meet in regularly scheduled executive sessions without management being present. Our board of directors will establish the position of lead independent director and our independent directors will elect one of our directors to serve in that position. Responsibilities of the lead independent director will include:

•	scheduling and chairing meetings of the independent directors, and setting their agendas;

•	facilitating communications between the independent directors and management; and

•	acting as a point of contact for persons who wish to communicate with the independent directors.

Anyone wishing to communicate with the independent directors, will be able to write to Robert L. Lorber, our lead independent director, through our corporate secretary, Michel D. Snegg, 1012 Sutton Way, Grass Valley, California, 95945.

Code of Business Conduct

Our board of directors will establish a code of business conduct, which will be included as an exhibit to the registration statement of which this prospectus is a part. Among other matters, the code of business conduct will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Waivers to the code of business conduct may be granted only by the governance and nominating committee of our board of directors. In the event that the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the investor relations section of our website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our corporate governance guidelines, our code of business conduct and the charters of our audit committee, compensation committee and governance and nominating committee will be:

•	available on our corporate website;

•	available in print to any stockholder who requests them from our corporate secretary; and/or

•	filed as exhibits to the registration statement of which this prospectus is a part.

Directors and Executive Officers

The directors and executive officers of our company, their ages and their positions and offices will be as follows:
Name	Age	Position
Michel D. Snegg Daniel Rabb Clark D. Gordon Aaron Snegg Norman D. Villarina Michael Ziegler Robert D. Kittredge Robert L. Lorber Judson Riggs Wayne Heldt	57 30 58 27 41 59 58 57 50 64	Chief Executive Officer, President and Director+ Vice President-Finance Vice President of Property Management Vice President of Acquisitions+ Director Director* Director* Director* Director* Director*
_________ *Independent Director +Michel Snegg is Aaron Snegg’s father.

Directors of Berkeley Income Trust, Inc.

Wayne Heldt (64) has served as a director of our company since [     ] 2005. From June 2002 until the present, Mr. Heldt has been a private investor. From December 1998 to June 2002, Mr. Heldt was Chairman of The Vantra Group, a provider of computer services for Internet trading of securities, which was sold to ADP in October 2002. Previous to that, Mr. Heldt served as Chairman and Chief Executive Officer of E*Trade Securities, Inc., an online securities trading brokerage and was a board member of E*Trade. Mr. Heldt is also the former President of Phase 3 Systems, Inc., a software back-office infrastructure provider for brokerage firms which he founded and which is now a subsidiary of SunGard Data Systems, Inc. Mr. Heldt served as Chief Financial Officer and Chief Operating Officer of Robertson Stephens (formerly Robertson, Colman, Siebel & Weisel), a regional investment bank and institutional securities brokerage. Mr. Heldt was also a founding partner of Robertson Colman, Siebel & Weisel. Mr. Heldt holds a B.A. in Philosophy from Westminster College.

Robert L. Lorber (57) has served as a director of our company since [     ] 2005. Dr. Lorber has served since June 1976 as President of The Lorber Kamai Consulting Group; a firm focused on implementing productivity improvement systems for Fortune 500 companies such as Kaufman & Broad, Santa Fe International, American Express, Raley’s, Wells Fargo and Pfizer. Dr. Lorber co-authored Putting The One Minute Manager to Work, a New York Times bestseller. Dr. Lorber has worked with numerous boards of directors on governance and effective board participation. Dr. Lorber currently serves on the Dean’s Advisory Council for the Graduate School of Management at U.C. Davis, the U.C. Davis School of Medicine’s Board of Visitors, and various other non-profit boards. Mr. Lorber also serves as a director of Tower Records, The Blanchard Companies, Basic American Industries, The Hugh O’Brian Youth Foundation, The Sacramento Regional Foundation, Sukut Construction, Sacramento Entrepreneurship Academy and J&M Realty. Dr. Lorber holds a B.A. in Sociology, an M.A. in Sociology and a Ph.D. in Organizational Psychology from the University of California at Davis.

Robert D. Kittredge (58) has served as a director of our company since [       ] 2005. In June 2004, Mr. Kittredge retired as a partner of the accounting firm PricewaterhouseCoopers. Mr. Kittredge spent the majority of his thirty-five year career at PricewaterhouseCoopers in Sacramento, California. From July 1989 to June 2004, Mr. Kittridge served as Managing Partner of PricewaterhouseCoopers’ Sacramento office. Mr. Kittredge holds a B.S. in Business Accounting from California State University, Chico and is a certified public accountant.

Judson Riggs (50) has served as a director of our company since [       ] 2005. Since August 2003, Mr. Riggs has served as the President and Chief Executive Officer of Teichert, Inc., one of the oldest and largest privately-held construction and building materials companies in the United States. Mr. Riggs served as President of Teichert, Inc. from June 2000 until the present. Mr. Riggs serves as the Chairman of Pride Industries, the largest employer of disabled employees in the United States. Mr. Riggs holds a B.S. in Economics from the University of California at Davis.

Michel D. Snegg (57) has served as a director of our company and as our President, Chief Executive Officer and Chief Investment Officer since March 2005. Since 1986, Mr. Snegg has managed his family holding partnership, Snegg & Snegg, L.P., which consists of primarily industrial, multi-tenant property as well as other commercial real estate. In 1978, Mr. Snegg founded Grass Roots Realty, a residential and commercial real-estate brokerage firm, which since 1981 has been affiliated with Coldwell Banker.

Norman Villarina (41) has served as a director of our company since March 2005. Since October 1998, Mr. Villarina has been a Managing Partner of Industry Capital Management, LLC, an investment firm specializing in alternative investments in the areas of private equity, distressed securities and real estate. Since March 2005, Mr. Villarina has served as a managing member and principal of our advisor, Berkeley Trust Advisors, LLC, where he plays a strategic role on behalf of Industry Capital Management, LLC. Since May 2005, Mr. Villarina has served as director of our dealer manager, Berkeley Capital Securities, LLC. Prior to Industry Capital, Mr. Villarina was a portfolio manager at Eos Partners and before that a portfolio manager of Cassandra-Chase Partners. Mr. Villarina holds a B.A. in Political Science and Economics from the University of California at Berkeley and an M.B.A. from Columbia University.

Michael Ziegler (59) has served as a director of our company since [     ] 2005. Since 1983, Mr. Ziegler has served as President and Chief Executive Office of Pride Industries, a leading provider of business outsourcing solutions and America’s largest employer of people with disabilities. Mr. Ziegler currently serves on the board of directors of the California Chamber of Commerce, Teichert, Inc., American River Holdings, the Sacramento Region Community Foundation, and the University of California, Davis, Business School Advisory Council. Mr. Ziegler holds a B.A. from San Francisco State University and an M.B.A. from the University of San Francisco. Mr. Ziegler also holds an Honorary Ph.D. from Golden Gate University and is a graduate of the Stanford Small Business Executive Program.

Officers of Berkeley Income Trust, Inc.

Daniel Rabb (30) Vice President of Finance since [ ] 2005. From June 2003 through the present, Mr. Rabb is the Director of Property Acquisitions for ATEL Capital Group. Prior to ATEL, Mr. Rabb was in business school from September 2001 to June 2003 at the University of California at Berkeley. While in school, he worked as an acquisition specialist for Fremont Realty Capital, a division of The Fremont Group. Prior to business school, Mr. Rabb worked in commercial real estate in New York City for four years. His first position was in Chase Securities’ Real Estate Investment Banking Group From June 1997 to August 1999. He then moved to The Staubach Company where he worked as a commercial leasing consultant and broker from August 1999 to June 2001. Mr. Rabb holds a B.A. in International Relations, Economics and Spanish from Tufts University and an M.B.A. with a Certificate in Real Estate from the Hass School of Business at the University of California at Berkeley. Mr. Rabb completed the Chartered Financial Analyst course of study in 2001 and received a CFA designation that same year.

Aaron Snegg (27) has served as our Vice President of Acquisitions and headed our acquisitions team since [  ] 2005. Mr. Snegg is also an executive member of our advisor. Since October 2002, Mr. Snegg has served as Vice President of Acquisitions for his family holding partnership Snegg & Snegg, L.P., most recently as the head of acquisitions. In March 2000, Mr. Snegg co-founded the software firm PureCarbon, Inc., which was subsequently sold to Workstream, Inc. in June 2002. Mr. Snegg holds a B.A. in Political Science from the University of California at Berkeley.

Clark D. Gordon (59) is a Licensed California Real Estate Broker, a Certified Commercial Investment Member (CCIM) and has served as our Vice President of Property Management since February 2005. Since 1979, Mr. Gordon has been a commercial broker and developer and has served as a consultant to Snegg & Snegg, LP. Mr. Gordon consults in the areas of property and asset acquisition and analysis, development and operations of multi-tenant industrial properties, management of shopping centers, apartment buildings and office complexes. Mr. Gordon holds a B.S. from California State University, Sacramento and an M.B.A. from Golden Gate University.

Officers of Berkeley Capital Securities, LLC

Norman Villarina

Our dealer manager’s address is 1012 Sutton Way, Grass Valley, California 95945.

Compensation of Directors

Following the first sale of securities in this offering, we will pay each of our independent directors $2,500 per quarterly meeting attended plus $1,000 for each advisory committee meeting attended. We also will pay each of our independent directors $500 per special board meeting attended. In addition, we will reserve 1,000,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Option Plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director also is an officer of our company, we will not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

We will adopt an independent director stock option plan which we will use in an effort to attract and retain qualified independent directors. We refer to this plan as the “Independent Director Option Plan”. We will grant non-qualified stock options to purchase 65,000 shares to each independent director upon joining our board. Following the first sale of securities in this offering, we will issue options to purchase a total of 325,000 shares to our five independent directors as consideration for joining our board. These options will be granted pursuant to the Independent Director Option Plan. We intend to issue options to purchase 15,000 shares to each independent director then in office on the date of each annual stockholder’s meeting. All options granted under the Independent Director Option Plan will vest over four years, and the first 25% of the options will not vest until one year after the date of grant of the option.

The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (i) $10.10 (an out-of-the-money price) per share or (ii) the fair market value of the shares on the date they are granted. Fair market value is defined generally to mean:

•	If the shares are traded on a national securities exchange, the average closing price for the five consecutive trading days ending on such date;

•	If the shares are quoted on an over-the-counter market, the average of the high bid and low asked prices;

•	If there is a current public offering and no market maker for the shares, the average of the last 10 sales made pursuant to a public offering;

•	If there is no current public offering, the average of the last 10 purchases (or fewer if less than 10 purchases) under our Share Redemption Program; or

•	The price per share under the Dividend Reinvestment Plan if there are no purchases under the Share Redemption Program.

A total of 1,000,000 shares will be authorized and reserved for issuance under the Independent Director Option Plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the director options not exercised, but will change only the exercise price for each share. Options granted under the Independent Director Option Plan shall lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal of the independent director for cause, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of fully-paid common stock. Options granted under the Independent Director Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option may be granted or exercised if such grant or exercise would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

Upon our dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our assets, the Independent Director Option Plan will terminate, and any outstanding options will terminate and be forfeited. Our board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•
For the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	For the continuance of the Independent Director Option Plan and the options by such successor corporation under the original terms; or

•	For the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Employee Option Plan

We plan to adopt an employee stock option plan, or our “Employee Option Plan”. Our Employee Option Plan will be designed to enable us, our advisor and our property manager to obtain or retain the services of employees (other than any person who is a sponsor or affiliate of our company) considered essential to our long-range success by offering such employees an opportunity to participate in our growth through ownership of our common stock. The Employee Option Plan will be administered by the Compensation Committee, which is authorized to grant “non-qualified” stock options, or Employee Options, to our employees and to selected employees of our advisor and our property manager. All grants of Employee Options will be based upon the recommendation of our advisor and subject to the absolute discretion of the Compensation Committee and applicable limitations of the Employee Option Plan. The exercise price of the Employee Options issued pursuant to this prospectus shall be the greater of (1) $10.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 1,000,000 shares are authorized and reserved for issuance under the Employee Option Plan. Our Compensation Committee shall set the term of the Employee Options in its discretion. In no event will the term of any Employee Option exceed ten years. Our Compensation Committee shall set the period during which the right to exercise an Employee Option vests. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our articles of incorporation. In addition, no Employee Option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution. As of July 27, 2005 we have not issued any Employee Options.

In the event that our Compensation Committee determines that any cash distribution or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that an adjustment is determined by our Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Option Plan or with respect to an Employee Option, then our Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Certain Relationships and Related Transactions

We expect that Michel Snegg, our chief executive officer and a member of our board of directors, and an officer, managing member and significant equity holder of our advisor, will be contributing multi-tenant industrial property via an UPREIT transaction between our operating partnership and his family holding partnership, Snegg & Snegg, L.P.

We expect that Industry Capital R.E. Partners, LLC, the controlling managing member and significant equity holders of our advisor, and an affiliate of our director Norman Villarina, will purchase shares in the offering with an aggregate purchase price of $200,000. Our advisor and its affiliates may purchase shares in this offering.

We expect to pay significant asset management fees to our advisor pursuant to our Management Agreement that we will enter into with our advisor. In addition, we may pay significant performance, termination and listing fees to our advisor pursuant to the Management Agreement. Our advisor and its parent are controlled by Messrs. Snegg, Villarina, Snegg, Gordon and Rabb. The sole equity holders of our advisor’s parent are Michel Snegg, Aaron Snegg and Industry Capital R.E. Partners, LLC. Norman Villarina, one of our directors, is an affiliate of Industry Capital R.E. Partners, LLC.

We expect to pay sales commissions and dealer manager fees to our dealer manager. Our dealer manager is controlled our advisor’s parent company and managed by Mr. Villarina. We expect that the majority of these fees will be re-allowed to third party broker-dealers. The sole equity holders of our dealer manager’s parent are Michel Snegg, Aaron Snegg and Industry Capital R.E. Partners, LLC. Norman Villarina, one of our directors, is an affiliate of Industry Capital R.E. Partners, LLC.

Coldwell Banker Commercial I-80 Brokers, LLC will receive a discounted commission ranging from one-half percent (0.5%) to one and one-half percent (1.5%) of the gross sales price for each acquisition and for each sale of a property. This commission will be based on the degree of brokerage services provided according to the Brokerage Commission Agreement between our advisor and Coldwell Banker Commercial I-80 Brokers, LLC. Michel Snegg is a 51% owner of Coldwell Banker Commercial I-80 Brokers, LLC and will not receive commissions directly or indirectly for transactions with the company.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents will limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland General Corporation Law. In addition, we expect to obtain directors and officers’ liability insurance. Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the stockholders. Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the ability of our stockholders to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders. We note that equitable remedies may not be an effective remedy in some circumstances, even if permissible under the Maryland General Corporation Law.

In spite of the above provisions of Maryland General Corporation Law, our articles of incorporation will provide that the directors, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	Our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	Our directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates that are performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Management Agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in our Management Agreement. Notwithstanding any provision of Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless our advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the REIT Guidelines adopted by the North American Securities Administrators Association.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and to our stockholders against our officers and our directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•
Dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Certain of our officers and directors also actively participate in management of our advisor. Our advisor will have certain contractual responsibilities to us and to our stockholders pursuant to the Management Agreement. While neither our advisor nor its affiliates have managed or operated a REIT, our advisor expects to draw upon the varied experience of its employees and members to successfully manage our operations. While no member of our advisor’s management group has managed a REIT investing in the same size and types of properties as those in which we expect to invest, the individual members of our advisor’s management group have financial, real estate investment and REIT experience which they expect to combine to successfully manage our operations. The following individuals are the officers and executive members of our advisor:

Name	Position
Michel Snegg	Executive Member, Chief Executive Officer
Norman Villarina	Executive Member
Aaron Snegg	Executive Member, Vice President of Acquisitions
Daniel Rabb	Vice President of Finance
Clark Gordon	Vice President of Property Management

Biographical information regarding these parties may be found under the caption “Directors and Officers”. Our advisor’s address is 1012 Sutton Way, Grass Valley, California, 95945.

Our Management Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which our advisor performs for us and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of our Management Agreement (which is expected to be signed by August 31, 2005), our advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate other than our property manager, shall, subject to the authority of our board of directors:

•	Find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	Acquire properties on our behalf in compliance with our investment objectives and policies;

•	Arrange for financing and refinancing of properties on properties where indebtedness occurs;

•	Enter into leases and service contracts for the properties acquired;

•
Evaluate, recommend to our board and, at the direction of our board, execute suitable strategies for providing our stockholders the opportunity to liquidate their ownership of our common stock, whether as a result of the listing of our shares, the merger or sale of our company, the sale of any or all of our properties, or otherwise; and

•	Provide daily management and other various administrative functions.

The term of our Management Agreement will end on [ ], 2010 and may be renewed by our board of directors for an unlimited number of successive one year periods. Our Management Agreement may be terminated:

•	Immediately by us for “cause,” or upon the bankruptcy of our advisor, or upon a material breach of our Management Agreement by our advisor;

•	Without cause by a majority of our independent directors or a majority of all our directors upon 60 days written notice; or

•	Without “cause” by our advisor upon 60 days written notice.

“Cause” is defined in the Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor or a breach of our Management Agreement by our advisor.

Our advisor and its affiliates have and will continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to our Management Agreement, our advisor must devote sufficient resources to our business operations to discharge its obligations. Our advisor may assign our Management Agreement to an affiliate other than our property manager upon approval of a majority of our independent directors. Our advisor may not make any acquisition of property or finance of such acquisition on our behalf without the prior approval of a majority of our independent directors or, in certain instances, of the investment committee of our board, which also is composed of a majority of independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of our advisor, subject at all times to approval of our board.

We will reimburse our advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•
Organization and offering expenses in an amount up to the lesser of 3.0% of the aggregate gross offering proceeds or $5,000,000. Organization and offering expenses include, but are not limited to, actual legal, accounting, printing and expenses attributable to (i) organizing our company, (ii) preparing the registration statement of which this prospectus is a part, (iii) qualifying the shares for sale in the states and other filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee;

•
The annual cost of goods and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties; and

•
Administrative services including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which our advisor receives a separate fee.

Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause operating expenses to exceed the greater of (1) two percent (2.0%) per year of the gross equity (value of property less indebtedness) of our real property (excluding cash and/or other liquid assets raised and held by us but not invested in real property) or (2) one percent (1.0%) per year of the purchase price of all of our real property. In addition, there will be no acquisition and advisory fee payable in connection with our acquisitions. We will not pay our advisor direct commissions for sales and purchases of our properties. Operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and for accounting purposes. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the four consecutive fiscal quarters then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our advisor and its affiliates will be paid fees in connection with services provided to us. These fees are discussed under the caption “Management Compensation.” In the event that our Management Agreement is terminated with or without cause, our advisor will be a termination fee equal to 15.0% of the amount by which the appraised value of our assets less any indebtedness secured by such assets, plus total distributions paid to stockholders, exceeds the sum of invested capital plus an amount equal to the stockholders’ 6.0% per year cumulative, non-annualized non-compounded return. In addition our advisor will be paid two (2) times the asset management fee for the year prior to termination, all accrued and unpaid fees and expense reimbursements, and any special units or subordinated fees earned prior to the termination. We will not reimburse our advisor or its affiliates for services to the event that our advisor or its affiliates is otherwise entitled to compensation in the form of a separate fee.

The Management Agreement may only be amended if we and our advisor both consent in writing to the amendment.

Holdings of Common Stock and Partnership Units

Our advisor’s parent will own all of the limited partnership units of our operating partnership, for which it will contribute $10,000 when it purchases 1,000 of our shares. We expect that Michel Snegg will acquire a significant amount of equity of our partnership. Our advisor may not sell any of these units during the period it is serving as our advisor. We own all of the general partnership units of our operating partnership. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Our advisor’s parent will own 1,000 shares of our company. Although our advisor and its affiliates generally are not prohibited from acquiring our common stock, our advisor has no options or warrants to acquire shares and has no current plans to acquire shares beyond its right to receive shares of our stock as consideration under the Management Agreement.

Affiliated Companies

Property Management and Asset Management

It is our advisor’s intention to have all of our properties managed by third party property managers. However, in the future some or all of our properties may be managed and leased directly by Berkeley Property Management Company LLC, our property manager. Berkeley Property Management Company LLC is currently acting as the asset manager, and in that capacity it manages and supervises our third-party property managers. Our property manager is a wholly owned affiliate of our advisor. Our property manager is currently managed and directed by Michel Snegg and Clark Gordon. The backgrounds of Messrs. Snegg and Gordon are described above in the “Management “ section of this prospectus.

Our property manager was organized in March 2005 to provide leasing and management services. We will pay property management and leasing fees to the third party property manager of each of our properties. These property management and leasing fees will equal approximately 4.0% of the gross revenues of each property managed by the third party property manager and market rates on leasing fees. We will also pay to our advisor certain asset management fees set forth in the Management Agreement. These fees will equal the greater of 2.0% per year of the gross equity (acquisition value of property less indebtedness) of our real property (excluding cash and/or other liquid assets raised and held by us but not invested in real property) or 1.0% per year of the purchase price of all of our real property. Our property manager will not be paid a separate fee for supervising our third party property managers.

In the event our property manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant. This fee should be approximately 5.0% of the cost of the tenant improvements, but could be higher in special instances in which the improvements that are required are not ordinary course. Our property manager will only provide these services if the provision of the services does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements.

Our property manager may hire, direct and establish policies for employees who will have direct responsibility for the operations of each property managed, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, dealer manager or certain companies affiliated with them. Our property manager may also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to our advisor will be used to pay, without additional expense to us, all of our property manager’s general overhead costs.

The principal office of our property manager is located at 1012 Sutton Way, Grass Valley, California 95945. Generally, our property manager is not engaged to manage our properties, and we will employ unaffiliated third-party property managers to perform the day-to-day property management tasks.

Dealer Manager

Berkeley Capital Securities LLC, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc., or the NASD. Our dealer manager was organized in July 2004 for the purpose of participating in and facilitating the distribution of our common stock. Berkeley Capital Securities will act as our dealer manager for future offerings and will act as the dealer manager for the offering by our operating partnership of its limited partnership units. Prior to this offering, our dealer manager had not participated in any private or public securities transactions. Our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares offered pursuant to this prospectus. Our dealer manager may, but does not currently expect to, sell a limited number of shares at the retail level. (See “Plan of Distribution” and “Management—Management Compensation”). Our dealer manager is an affiliate of our advisor. Our dealer manager’s address is 1012 Sutton Way, Grass Valley, California, 95945. Our dealer manager is managed by the following individual:

Norman Villarina

Management Decisions

Michel Snegg, Norman Villarina, Aaron Snegg, Clark Gordon and Daniel Rabb will have control and primary responsibility for the management decisions of our advisor and certain of its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation of the terms of these investments, and the property management and leasing functions relating to these properties. Our advisor will attempt to invest in commercial real estate properties, consisting primarily of multi-tenant industrial buildings gross leased to small business tenants pursuant to “gross” leases. We expect that some or all of our tenants will not be creditworthy.

MANAGEMENT COMPENSATION

We do not have paid officers or employees. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the direction and oversight of our board of directors.

Based on a price of $10.00 per share, the sections below summarize and disclose all of the compensation and fees, including reimbursement of expenses, to be paid by us, our advisor, our property manager and our dealer manager. Our advisor and our property manager are controlled by Messrs. Snegg, Villarina, Snegg, Gordon and Rabb. Our dealer manager is managed by Mr. Villarina. The estimated maximum dollar amount of each fee assumes the sale of 20,000,000 shares to the public and the sale of 5,000,000 shares pursuant to our Dividend Reinvestment Plan. The sections below also summarize the performance fees payable to Berkeley Trust Advisors, LLC.

Organizational and Offering Stage

Sales Commissions

•	Payable to our dealer manager and subsequently re-allowed to third-party broker-dealers

•	Maximum amount of $12,000,000

•	A sales commission of up to 6.0% of gross offering proceeds (all or substantially all of which we expect to be re-allowed or paid to participating broker-dealers).

Dealer Manager Fee

•	Payable to our dealer manager

•	Estimated maximum amount of $5,000,000

•
Up to 2.0% of gross offering proceeds. Our dealer manager, in its sole discretion, may re-allow a portion of its dealer manager fee equal to up to 1.0% of aggregate gross offering proceeds to pay reimbursement of marketing and/or due diligence expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating broker-dealers that demonstrate the actual expenses incurred by such broker-dealers. The maximum amount of reimbursements will be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and bona fide expenses incurred.

Reimbursement of Organization and Offering Expenses

•	Payable to our advisor or its affiliates

•	Maximum amount of $5,000,000

•
Up to the lesser of 3.0% of the aggregate gross offering proceeds and $5 million. All organization and offering expenses (excluding selling commissions and the dealer manager fee) that are advanced by our advisor or its affiliates will be reimbursed by us based on the amount of aggregate gross offering proceeds. Of the $5 million maximum organizational and offering expense reimbursement, approximately $3 million of the expenses (or 1.2% of gross offering proceeds assuming we issue no shares pursuant to our Dividend Reinvestment Plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2810. To the extent that the remaining approximately $2 million of organizational and offering expenses are insufficient to cover our cost of administering this offering, such shortfall would serve to reduce the organizational and offering expenses available to provide underwriting compensation.

Acquisition and Development Stage

Acquisition and Advisory Fees

•	None payable to our advisor or its affiliates

Asset Management Fee

•	Payable to our advisor or its affiliates

•
Estimated annual maximum amount of $4,540,000 in connection with properties acquired pursuant to this offering. This estimate assumes total net offering proceeds of $227,000,000, and debt financing is not used to acquire properties.

•
The greater of (i) two percent (2.0%) per year of the gross equity (value of property less indebtedness) of our real property (excluding cash and/or other liquid assets raised and held by the by us but not invested in real property) or (ii) one percent (1.0%) per year of the purchase price of all real property, which ever is greater. There will be no acquisition and advisory fee on acquisitions, nor will direct commissions for sales and purchases of properties be paid to our advisor.

Property Management and Leasing Fee

•	Payable to third party property managers through our affiliated managers

•	Maximum amount will depend upon operations

For the management and leasing of our properties, we may pay to third parties property management and leasing fees equal to up to 4.0% of gross revenues with respect to each property (or such other percentage of gross revenues that we consider reasonable, taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors). Even though 4.0% is a market average for the type of property in which we will invest, these fees could be higher or lower. While we pay our advisor who is managing the third party property managers an asset management fee pursuant to our Management Agreement, our advisor will not receive additional compensation for managing these third party property managers.

Real Estate Advisory

No real estate commissions will be paid directly to our advisor. However, Michel Snegg, who is one of our directors and a managing member and part owner of our advisor, is also a 51% owner (but not an operator) of Coldwell Banker Commercial I-80 Brokers, Inc., which will receive a transaction coordination fee ranging from one-half percent (0.5%) to one and one-half percent (1.5%) of the gross sales price for each acquisition and for each sale of a property. This fee will be based on the degree of advisory services provided according to the Transaction Coordination Agreement between our advisor and Coldwell Banker Commercial I-80 Brokers, Inc. Mr. Snegg will receive no direct or indirect compensation for these services despite his personal ownership stake in the entity.

Subordinated Performance Fee

If the Management Agreement is terminated, to the extent the appraised value of our properties plus total distributions paid to partners of our operating partnership exceeds, in the aggregate, 100% of their net capital contributions plus a 6 to 10% cumulative non-compounded annual pre-tax return on their gross capital contributions, our advisor will be paid per the schedule below. Any such deferred fees shall be paid to our advisor within 90 days after termination of the Management Agreement.

Returns to Stockholders on Invested Capital	Percentage to Advisor
6% or more but less than 8%	5% of Net Proceeds
8% or more but less than 10%	10% of Net Proceeds
10% or more	20% of Net Proceeds

Termination Fee

In the event that we terminate our advisor, our advisor will be entitled to a fee equal to 15.0% of the amount by which the appraised value of our assets less any indebtedness secured by such assets, plus total distributions paid to stockholders, exceeds the sum of invested capital plus an amount equal to the stockholders’ 6.0% per year cumulative non-annualized, non-compounded return. In addition, there will be a termination fee equal to two times the asset management fee paid by us to our advisor during the year prior to termination.

Listing Fee

In the event that our common stock is listed on a national securities exchange or the Nasdaq National Market, as of the date of our listing a fee will be due to us equal to the difference between our aggregate market capitalization based on our listing price and the net proceeds received by us in connection with this offering.

Additional Management Compensation

Our advisor and its affiliates will also be reimbursed for the actual cost of goods, services and materials used for or by our advisor for the administrative services necessary to the prudent operation of our company. We will not reimburse our advisor or its affiliates for services for which they are entitled to compensation by way of a separate fee.

Since our advisor and its affiliates are entitled to different levels of compensation for undertaking different transactions on our behalf of our company (such as the asset management fees for managing the third-party property managers), our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the Management Agreement.

STOCK OWNERSHIP

The following table sets forth the expected beneficial ownership of our common stock, as of the effective date of the registration statement of which this prospectus is a part, for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our common stock has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Berkeley Trust Advisors Group, LLC (1)(2)(3)(4)	1,000	100%

Michel D. Snegg (1)(2)	1,000	100%

Aaron Snegg (1)(3)	1,000	100%

Norman D. Villarina (1)(4)	1,000	100%

All directors and executive officers as a group (2)(3)(4)	1,000	100%
___________
(1)	Address is 1012 Sutton Way, Grass Valley, California 94945.

(2)	Consists of 1,000 shares held by Berkeley Trust Advisors Group, LLC. Michel Snegg, our director and chief executive officer, is an executive member, an officer and an equity holder of Berkeley Trust Advisors Group, LLC.

(3)	Consists of 1,000 shares held by Berkeley Trust Advisors Group, LLC. Aaron Snegg, our Vice President of Acquisitions, is an executive member, an officer and an equity holder of Berkeley Trust Advisors Group, LLC.

(4)	Consists of 1,000 shares held by Berkeley Trust Advisors Group, LLC. Mr. Villarina acts on behalf of Industry Capital R.E. Partners, LLC to serve as the controlling managing member of Berkeley Trust Advisors Group, LLC. Industry Capital R.E. Partners, LLC, an affiliate of Mr. Villarina, is an equity holder of Berkeley Trust Advisors Group, LLC.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to our compensation arrangements with our advisor and its affiliates (see “Management - Management Compensation”) and conflicts related to the interests in our operating partnership which will be held by our advisor's parent. (See “The Operating Partnership Agreement”). Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

While our advisor presently has no interest in other real estate programs other than its activities related to its status as advisor to our company, our advisor expects in the future to have interests in other real estate programs. Certain affiliates of our advisor are presently, and expect to continue to be, involved with real estate programs and activities which are unrelated to us. Current activities of these affiliates generally include the following: (i) the ownership, acquisition, development and management of industrial and retail properties located in various markets in U.S. and internationally, (ii) the ownership, acquisition, development and management of multifamily, condominium, golf and residential community properties in metropolitan areas and (iii) the ownership and management of various other real estate assets. While our officers Aaron Snegg, Clark Gordon and Michel Snegg are presently involved in real estate activities related to the acquisition, development or management of multi-tenant industrial properties located in the United States, those properties are smaller in size (less than $5 million) than those that we plan to acquire.

Other Activities of our Advisor and its Affiliates

Certain affiliates of our advisor are presently, and plan in the future to continue to be, involved in non-real estate activities. Industry Capital R.E. Partners, LLC, Norman Villarina and their affiliates are involved with the ownership, management and operation of (i) Industry Capital Management, an investment firm specializing in alternative investments in the areas of private equity, distressed securities and real estate and (ii) I.V. Fund I, LP, a venture capital fund which invests in non-real estate operating companies. I.V. Fund I, LP also directly owns, manages and operates various other non-real estate operating companies. Industry Capital R.E. Partners, LLC and Norman Villarina are members and the controlling managing member of our advisor, and Norman Villarina serves as one of our directors. Coldwell Banker Commercial I-80 Brokers and Coldwell Banker Grass Roots Realty, commercial and residential brokerage firms, respectively, are both controlled by Michel and Aaron Snegg. Michel and Aaron Snegg are (i) members of our advisor and serve as two of its executive members and (ii) members of our management. In addition, Michel Snegg serves as one of our directors.

Competition

Conflicts of interest will exist if we acquire properties in the same geographic areas where properties owned by other programs affiliated with our advisor or our other affiliates are located. In such a case, a conflict could arise in the leasing of properties if we were to compete with the related entity for the same tenants in negotiating leases. A conflict also could arise in connection with the resale of properties in the event that we were to attempt to sell similar properties to those sold by a related entity at the same time. Conflicts of interest may also exist at such time our affiliates managing property on our behalf seek to employ developers, contractors or building managers. In addition, our advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such conflicts. However, these conflicts cannot be fully avoided because our advisor may establish differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.

The chart provided on page 6 of this prospectus shows the ownership structure of the various entities that are affiliated with our advisor. Each of Berkeley Trust Advisors Group, LLC, Berkeley Trust Advisors, LLC, Berkeley Capital Securities Group LLC, and Berkeley Property Management, LLC are majority owned and/or controlled directly or indirectly by Michel Snegg, Aaron Snegg, Norman Villarina and Industry Capital R.E. Partners, LLC. Clark Gordon and Daniel Rabb perform management functions for Berkeley Trust Advisors Group, LLC, Berkeley Trust Advisors, LLC and Berkeley Property Management, LLC.

Affiliated Dealer Manager

Since our dealer manager is an affiliate of some members of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.

Affiliated Property Manager

Our property manager is affiliated with our advisor, and a number of the members and managers of our advisor and our property manager may overlap. As a result, we will not have the benefit of independent property management.

Lack of Separate Representation

O’Melveny & Myers, LLP serves as our securities counsel and as counsel to our advisor, our dealer manager and our operating partnership. O’Melveny & Myers, LLP may continue to represent these and other of our affiliates in the future. O’Melveny & Myers, LLP also serves as counsel to certain affiliates of our advisor in matters unrelated to this offering, and may from time to time represent our property manager and our dealer manager in certain maters. O’Melveny & Myers, LLP serves as special securities counsel to us, our advisor and our dealer manager in connection with this offering and may continue to do so in the future. O’Melveny & Myers, LLP also serves as our special tax counsel. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and our advisor, our dealer manager, our property manager or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of our Advisor

We may enter into joint ventures or other arrangements with third parties, including affiliates of our advisor, to acquire, develop and own properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. One of our venture partners may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict between our interests and the interest of the affiliated venture partner in structuring the terms of the relationship. This conflict will continue for so long as the advisor manages the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between us and our advisor’s affiliates will not be negotiated at arm’s length.

Fees and Other Compensation to our Advisor

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates and partnership distributions to our advisor and its affiliates. These commissions, fees and other compensation may include acquisition and advisory fees, the dealer manager fee, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf. Further, such fees and other amounts will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. (See “Management” and “The Operating Partnership Agreement”).

Every transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate. Our board of directors will also encounter conflicts of interest when it in invokes powers, rights or options pursuant to any agreement between us and any affiliate. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, we will adopt policies that contain a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

•
We will not accept goods or services from our advisor or its affiliates or any of our directors unless a majority of our directors who are not otherwise interested in the transactions (including a majority of the independent directors) approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase or lease properties in which our advisor or its affiliates has an interest without a determination by a majority of our directors who are not otherwise interested in the transactions (including a majority of our independent directors) that such transaction is competitive and commercially reasonable to us. Further, in no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

•
We will not make any loans to our advisor or its affiliates or to our directors. In addition, our advisor and its affiliates will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties. Any loans made to us by our advisor or its affiliates or to our directors for other purposes must be approved by a majority of our directors who are not otherwise interested in the transaction (including a majority of the independent directors), as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	In the event that an investment opportunity becomes available to our advisor which is suitable for us, then our advisor shall present the opportunity to our board of directors.

•
If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

BUSINESS

General

We were incorporated in the State of Maryland in October 2003 as Eisenhower Real Estate Funds Corporate and Government Properties, Inc. In April 2005, we changed our name to Berkeley Income Trust, Inc. We will be externally managed and advised by our affiliated advisor pursuant to our Management Agreement with our advisor. Our advisor was formed in the State of Delaware in March 2005 and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of Berkeley Trust or Berkeley Income Trust.

Michel Snegg, Aaron Snegg and Norman Villarina are the founders of our company. Norman Villarina and Michel Snegg serve on our board of directors. Michel Snegg serves as our Chief Executive Officer and President, and Aaron Snegg serves as our Vice President of Acquisitions. Messrs. Snegg, Snegg and Villarina are affiliates of our advisor, our property manager and our dealer manager.

We expect to use invest in commercial properties classified as multi-tenant industrial properties that are each:

•	owned and operated with minimal or no debt financing;

•	located in metropolitan markets with historically high levels of tenant demand;

•	located in industrial zoned “infill” areas where there is a scarcity of land for development of new competitive projects;

•	high-quality, completed, and producing income;

•	leased to a diversified tenant base made up largely of local and regional services and manufacturing businesses; and

•	leased pursuant to shorter-term leases allow for annual rent increases and greater potential for deferred capital appreciation.

We expect that some of these properties will be acquired by joint ventures, partnerships, tenancies-in-common or other entities that make real estate investments in the same sector and geographic locations.

We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code and, thus, will not generally be subject to federal taxes on our income if we distribute substantially all of our taxable REIT income, as adjusted, to our stockholders.

Investment Strategy

Our strategy is to invest in select target markets and submarkets. We expect to invest primarily in multi-tenant warehouse light industrial and flex business parks which emphasize smaller local and regional tenants. By investing in a geographically diverse set of properties, we hope to mitigate the impact of an economic downturn in any one economic region. We intend to structure our investments to achieve portfolio diversification in terms of markets, tenants, industry exposure and lease rollovers. To the extent possible, we plan to seek out multi-tenant industrial properties at prices below what our advisor estimates to be the replacement cost of a similar property located within the same competitive geographic area. We expect to focus our investment on in-fill industrial zoned areas with a scarcity of land for new competitive projects. We may also opportunistically acquire whole loans close to maturity secured by multi-tenant industrial properties. In addition, because we plan to be organized as an UPREIT, we will be able to purchase properties with limited partnership units in our operating partnership, which will be exchangeable on a one-for-one basis for our common stock.

Financing Strategy

Our strategy is to own properties with minimal or no debt financing. While these types of property may provide somewhat lower returns than highly leveraged properties in the short term; in the long term this financing strategy virtually eliminates the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and dramatically reduces the potential risk that rising interest rates exert on servicing the underlying debt. Rising interest rates may reduce or even eliminate cash flows generated by real estate owned with debt and can also lead to property foreclosures resulting from an inability to refinance or pay off loans when they are due.

We expect to finance the acquisition of our commercial real estate properties with the net proceeds from this offering. We may, but do not expect to, finance our acquisitions of commercial real estate properties with loans from third parties. We currently have policies in place which preclude us from borrowing in the aggregate in excess of 50% of the value of the cost of our properties before non-cash reserves and depreciation. While we do not expect to use significant leverage to attempt to increase potential returns to our stockholders, our board of directors may change our borrowing limit from time to time without stockholder approval. In connection with any borrowings, we expect to enter into one or more loan agreements with third parties. Under the terms of such loan agreements, our lenders may impose restrictions upon the timing and amount of our distributions to our stockholders.

Leasing Strategy

Generally we expect that a majority of our leases will be what is generally referred to as “gross” leases. A “gross” lease provides that the tenant will require us to pay or reimburse us for repairs, maintenance, property taxes, some utilities, insurance, and other operating costs. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building. However, the terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. For a description of our leasing policy, see “Investment Objectives and Criteria—Terms of Leases and Tenant Creditworthiness.” We do not expect to enter “triple net” leases for any of our properties.

Competition

If and when we invest in commercial real estate properties, we will be competing with a variety of institutional investors, including other REITs, insurance companies, federal, state and local governmental entities, companies and other large property owners that invest in the same type of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of commercial real estate properties, resulting in higher prices and lower yields on assets. We may also experience competition from our affiliates or affiliates of our advisor which manage or invest in similar properties.

Employees

As of July 27, 2005, we do not have any employees. As described above, our advisor manages our day-to-day operations pursuant to our Management Agreement, subject to the direction and oversight of our board of directors. Certain employees, officers or managers of our advisor will act as our officers.

Facilities

Our office is located at 1012 Sutton Way, Grass Valley, California 95945.

Company Website

We will maintain an internet site at www.berkeleytrust.com at which there will be additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Legal Proceedings

We are not a party to any material legal proceedings.

INVESTMENT OBJECTIVES AND CRITERIA
General

We intend to acquire and operate a diversified portfolio of existing, leased multi-tenant industrial properties with a focus on the needs of small businesses. We expect that our average tenant will require between 1,500 and 20,000 square feet of space and that the average lease term for that space will be one to three years. During times when rental rates are increasing, we expect that short-term leases will allow us to increase rental income more effectively than we can increase rental income on properties with long term leases. We wish to accommodate circumstances in which annual rental rate increases provided for in existing leases are less than the actual level of growth in market rents. We will purchase properties located in major and targeted regional submarkets in the United States. We will focus on the acquisition of properties in geographic areas nationwide that have historically demonstrated strong levels of demand for rental space from tenants who require small industrial spaces.

Initially, we expect that these facilities will generally be located in the western United States, primarily in the states of California, Nevada, Arizona, Oregon, Washington, Colorado, Montana, Idaho, Texas, Utah, and New Mexico. Despite our initial focus on the western United States, we will be opportunistic on a nationwide basis and may choose to enter some international markets. Our properties may include assets which are under development or construction, newly constructed or have been constructed and have operating histories. Our acquisitions will tend to have a level of deferred maintenance and subsequent vacancy that we will intend to fix, release, and realize upside on the underlying rent-roll and hence value of the property since these properties tend to be underperforming current market rates for comparable ones.

Our investment objectives are:

•	To pay consistent quarterly cash distributions to our stockholders and to increase the amount of such distributions over time;

•	To manage risk in order to preserve, protect and return our stockholders’ capital contributions; and

•	To realize capital appreciation upon our ultimate sale of our properties.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may change our investment objectives. Decisions relating to the purchase or sale of properties will be made by our advisor, subject to approval by our board of directors for acquisitions exceeding limitations included in a policy to be adopted by our board of directors. See “Management” for a description of the background and experience of our directors and executive officers.

Investment Strategy

Our strategy is to invest in select target markets and submarkets. We expect to invest primarily in multi-tenant warehouse light industrial and flex business parks which emphasize smaller local and regional tenants. By investing in a geographically diverse set of properties, we hope to mitigate the impact of an economic downturn in any one economic region. We intend to structure our investments to achieve portfolio diversification in terms of markets, tenants, industry exposure and lease rollovers. To the extent possible, we plan to seek out multi-tenant industrial properties at prices below what our advisor estimates to be the replacement cost of a similar property located within the same competitive geographic area. We expect to focus our investment on in-fill industrial zoned areas with a scarcity of land for new competitive projects. We may also opportunistically acquire whole loans close to maturity secured by multi-tenant industrial properties. Because we plan to be organized as an UPREIT, we will be able to purchase properties with limited partnership units in our operating partnership, which will be exchangeable on a one-for-one basis for our common stock.

Target Market and Submarket Selection

We have identified target markets which should continue to have growing demand for industrial space, and which exhibit one or more of the following characteristics:

•	Metropolitan markets; and

•	Strategically located regional submarkets.

Our markets presently include, but are not limited to, the following: (i) Las Vegas, (ii) Sacramento, (iii) Los Angeles, (iv) Seattle, (v) Denver, (vi) Phoenix, (vii) Portland, (viii) Dallas, (ix) Houston, and (x) the San Francisco Bay Area.

We presently intend to focus primarily on the top ten warehouse and industrial markets in the western United States exhibiting these characteristics. Within these markets, certain submarkets will be targeted based on a number of factors which include submarket size and depth, and the potential for rental rate growth.

Characteristics of Multi-tenant Industrial Properties:

Multi-tenant industrial properties comprise major segments of the commercial industrial real estate market on a nationwide basis. Although the characteristics of individual investments may vary, typical characteristics are summarized below:

•	Diversified tenant base which differ from large warehouse and manufacturing buildings in that they do not rely on a single tenant for income.

•	Multi-tenant industrial properties are configured for small businesses that may or may not require both office and warehouse space.

•
Multi-tenant industrial property tenants from a broad spectrum of industries including, but not limited to, mechanics, distribution, import/export, service, general contractors, and general office/warehouse.

•	Multi-tenant industrial properties that can adapt to changing market conditions to meet the needs of small businesses.

Historically there is significant tenant demand for this product type during difficult and prosperous economic conditions. In prosperous economic times, tenants often expand and occupy more units. In declining economic times, tenants who may have outgrown their space in a multi-tenant building will often move back in an effort to cut costs.

Physical Property Description

Multi-tenant industrial buildings are generally rectangular in shape and constructed utilizing concrete tilt up methods. In some cases block or steel methods of construction are used to build multi-tenant industrial buildings. Building sizes will generally range from 5,000 to 100,000 square feet divided into leasable unit sizes ranging from 1,500 square feet to 20,000 square feet. We will generally seek buildings with the following basic elements:

•	Ample tenant parking and good truck and car circulation;

•	Multiple truck doors;

•	Ceiling clearance heights in each tenant space from 14 feet to 26 feet;

•	Good visibility with a location for tenant’s address and sign;

•	Fire sprinklers where required by local governmental agencies;

•	small office area;

•	Ample restroom facilities; and

•	Buildings constructed after 1980.

After evaluating a properties’ physical condition, if capital improvements are necessary, we will incorporate this into the acquisition analysis for the property.

Portfolio Diversification

Our objective is to build a high quality diversified portfolio. While there can be no assurance that we can achieve these objectives in the desired time frame or at all, we are working to diversify our portfolio as follows:

•	Markets: Presently approximately ten markets in the western United States are targeted as our top industrial markets.

•	Tenants: We will see a highly diversified income stream from multiple tenants in any one particular property.

•	Industry Exposure: We will seek a broad-based exposure to multiple industries within our tenant base.

Typical Tenants

Our investments will focus on multi-tenant industrial buildings with a wide variety of tenants. We expect that our average tenant will lease one property for their entire business. We intend to offer these tenants building upgrades in exchange for increased rents. We expect that our average lease will be of a shorter duration so that we may capitalize any increases in market rents.

Acquisition and Investment Policies

We will generally seek to invest substantially all of the net offering proceeds in commercial real estate, the majority of which is anticipated to be multi-tenant industrial buildings located in the top western industrial markets. While we may consider acquiring certain loans on industrial properties, we do not expect to incur significant debt in connection with our purchases of our properties. We may acquire properties which are newly constructed, under construction, or which have been previously constructed and have operating histories. We may also develop new properties directly or in joint ventures with third party developers. We expect that these properties will generally provide generic storage and work space suitable for and adaptable to a broad range of uses for small business tenants and uses. We will primarily attempt to acquire existing properties, the space in which has been leased or pre-leased to regional and local users who may or may not be creditworthy. We may also acquire properties with some level of vacancy at the time of closing as part of our strategy of purchasing underperforming properties.

We will seek to invest in properties that will allow us to provide cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing properties is their potential to generate future income, we anticipate that many of properties we acquire will have the potential to grow in both income and value. To the extent feasible, we will attempt to invest in a portfolio of properties which is diverse in terms of geography and industry group of our tenants. We will also target properties that will satisfy our investment objectives of maximizing cash available for payment of cash distributions, allow us to preserve our capital and allow us to realize growth in value upon the ultimate sale of our properties. Despite these objectives, our portfolio may experience concentration in terms of geographic location, property type and tenant industry group which may expose us to greater risks than would exist in a more diversified portfolio.

We anticipate that approximately 88.5% of the gross offering proceeds will be used in a minimum offering and 90.8% in a maximum offering to acquire properties and the balance will be used to pay various fees and expenses.

We will not invest more than 10% of our total assets available for investment in non-income producing properties, or properties which are not expected to produce income within two years of their acquisition, or unimproved properties. Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either directly in our operating partnership, indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. (See “Investment Objectives and Criteria-Joint Venture Investments”).

We are not specifically limited with respect to the number or size of properties we may purchase or percentage of net offering proceeds which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties. The amount of proceeds we raise in this offering will also impact the number and mix of properties that we acquire.

In recommending investments to our board of directors, our advisor will consider relevant real estate property and financial factors, including the local industrial market conditions, location of the property, its design and functionality, the strength of the tenancy, its income-producing capacity, its prospects for long-range appreciation and its liquidity relative to other real estate assets. With respect to land and development opportunities, we will also consider additional factors such as total development costs and construction and leasing risk. In this regard, our advisor will have substantial discretion with respect to the selection of specific investments. Our obligation to close the purchase of any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	Plans and specifications;

•	Environmental reports;

•	Surveys;

•	Evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	Audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission; and

•	Title and liability insurance policies.

We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for that property and are generally satisfied with the environmental status of the property.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In acquiring, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	Changes in general economic or local conditions;

•	Changes in supply of or demand for similar or competing properties in an area;

•	Bankruptcies, financial difficulties or lease defaults by our tenants;

•	Changes in tax, real estate, environmental and zoning laws;

•	Changes in the cost or availability of insurance;

•	Periods of high interest rates and tight money supply;

•	Changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	Tenant turnover; and

•	General overbuilding or excess supply in the market area.

Development and Construction of Properties

We may invest a portion of the net offering proceeds in properties on which improvements are to be constructed or completed. We may also commit to purchase, at a future date, properties under development. However, we will not invest in excess of 10% of our total assets in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the general contractors or developers of our properties which are under construction, we expect that completion of properties under construction shall be guaranteed at the contract price either by an adequate completion bond or by a performance bond. As an alternative to a completion bond or performance bond, our advisor may rely upon the substantial net worth of the contractor or developer, or a personal guarantee provided by an affiliate of the person entering into the construction or development contract if that affiliate can demonstrate substantial net worth. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from our Advisor

We may acquire properties, directly or through joint ventures, from our advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described above. (See “Conflicts of Interest-Certain Conflict Resolution Procedures”).

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as “gross” leases. A “gross” lease provides that the tenant will require us to pay or reimburse us for repairs, maintenance, property taxes, some utilities, insurance, and other operating costs. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

We anticipate that a portion of any tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our net offering proceeds. At such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We may also be required to fund tenant improvement and tenant refurbishment if we acquire properties with vacancies. Because we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future to make tenant improvements or tenant refurbishments in order to attract new tenants to lease vacated space. (See “Risk Factors-Real Estate Risks”).

Joint Venture Investments

We may enter into joint ventures in the future, including with affiliated entities, for the acquisition, development or improvement of properties or for the purpose of diversifying our portfolio of assets. We expect that we may enter into joint ventures, general partnerships or co-tenancies with third parties whose primary activities are financial lending, investment in real estate or other forms of investment. We may enter into certain joint ventures with developers to acquire existing properties, obtain acquisition rights on future properties to be built or leased, or both. Depending upon the circumstances, the joint ventures may include a debt and/or an equity component. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own or develop under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. (See “Investment Objectives and Criteria”).

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only if:

•	A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	The investment by us and by the affiliate of our advisor are on substantially the same terms and conditions.

To the extent possible, we will attempt to obtain a right of first refusal to buy such property if such venture partner elects to sell its interest in the joint venture property. In the event that the venture partner were to elect to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each partner in each such property. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. (See “Conflicts of Interest”).

Our Operating Partnership’s Private Placement

Affiliates of our advisor have developed certain transaction structures that are designed to provide investors that own real property, either directly or indirectly through a limited liability company or a limited partnership, with the opportunity to receive limited partnership units in our operating partnership in exchange for their direct or indirect interest in such real property on a tax-deferred basis. Each of the transaction structures involves an exchange of the property owned directly or indirectly by the investor by its direct owner, generally for partnership units in our operating partnership, under Section 721 of the Internal Revenue Code.

The issuance by our operating partnership of its units in exchange for direct or indirect interests in real property may provide certain investors with the opportunity to complete a real estate transaction and defer their federal tax liability on any gain he or she would otherwise recognize on an exchange of such interest directly for shares of our common stock or cash. The investor may be able to defer their federal tax liability until such time as the investor redeems his or her units in our operating partnership for shares of our common stock or, at our option, for cash. Each unit of our operating partnership is intended to be the substantial economic equivalent of one share of our common stock.

Borrowing Policies and Related Indebtedness

We do not expect to incur substantial indebtedness in connection with our purchase of properties; however, should we seek to borrow money that is secured by our properties, our ability to increase our diversification through borrowing could be adversely impacted in the event that banks and other lending institutions reduce funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Additionally, all financing arrangements must be approved by a majority of our board members, including a majority of our independent board members.

There is no limitation on the amount we may invest in any single improved property. However, under policies that we will adopt, we will have a limitation on borrowing which will preclude us from borrowing in the aggregate in excess of 50% of the value of the cost of our properties before non-cash reserves and depreciation.
While we may not borrow money from any of our directors or from our advisor or its affiliates for the purpose of acquiring real properties, we may borrow money from independent third parties for this purpose. Any loans by such parties for other purposes must be approved by a majority of our directors not otherwise interested in the transaction, including a majority of the independent directors.

Disposition Policies

We intend to continue to acquire properties for investment with the expectation that we will hold each property for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	In the judgment of our advisor, the value of a property might decline;

•	We can increase cash flow through the disposition of the property and reinvestment of the net sales proceeds;

•	An opportunity has arisen to improve other properties; or

•	In the judgment of our advisor, the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors. These factors will include an assessment of prevailing economic conditions, compliance with REIT prohibited transaction restrictions, and an assessment of whether the transaction will allow us to achieve maximum capital appreciation. We cannot assure you that these objectives will be realized. The sales price of a property which is gross leased will be based in large part upon the amount of current net operating income generated by the property.

The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing interest rates and real estate market conditions. We expect to continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our board of directors will adopt policies that place numerous limitations on the manner in which we may invest our funds. These limitations cannot be changed unless those policies are amended, which requires the approval of our board of directors. Unless those policies are amended, we will not:

•
Invest in commodities or commodity futures contracts, except for futures contracts the income or gain with respect to which is qualifying income under the 95% Income Test described below under “Federal Income Tax Considerations” when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	Borrow in excess of 50% of the loan to value our properties owned by us unless approved by a majority of the board;

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	Engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	Make any investment which is inconsistent with qualifying as a REIT, including but not limited to investments in common or preferred REIT securities; or

•	Lend money to our advisor or its affiliates.

Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, our advisor will attempt to monitor the proportion of our assets that are placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company”.

We will be able to invest in other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over those entities, provided that those investments do not violate percentage ownership limitations, gross asset tests or gross income tests in a manner which would prevent us from qualifying as a REIT.

Change in Investment Objectives and Limitations

Our policies will require that the independent directors review our investment policies at least annually to determine that those policies are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the independent directors, without the approval of the stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We have only recently commenced operations. Therefore, we do not have any meaningful operations to discuss. The following analysis of our financial condition should be read in conjunction with our financial statements and the notes thereto and the other financial data included elsewhere in this prospectus.

Overview

We were incorporated in the State of Maryland in October 2003 as Eisenhower Real Estate Funds Corporate and Government Properties, Inc. In April 2005, we changed our name to Berkeley Income Trust, Inc. We will be externally managed and advised by our affiliated advisor pursuant to our Management Agreement with our advisor. Our advisor was formed in the State of Delaware in March 2005 and was organized in such a manner that it can form, organize, manage and promote a series of REITs under the banner of Berkeley Trust or Berkeley Income Trust.

We expect to acquire and operate multi-tenant, industrial real estate in metropolitan markets with historically high levels of tenant demand focusing primarily in cities located in the United States. Moreover, we will seek to acquire properties with space that has been leased on mostly short-term leases to small businesses that may or may not be creditworthy. In addition, on a select basis we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office or industrial properties, mortgage loans, ground leases and other real estate related investments. As of July 27, 2005, we have not acquired or operated any real estate properties, nor have we invested in any entities that make similar investments. Further, as of July 27, 2005, neither we nor our advisor has acquired or operated any real estate properties or invested in any entities that make similar investments. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.

We will conduct substantially all of our activities through, and substantially all of our properties will be held directly or indirectly by our operating partnership, which we plan to form before August 31, 2005. Generally, we will contribute to our operating partnership the proceeds we receive when we sell common stock (net of selling commissions, dealer-manager fees and organization and offering costs), and our operating partnership will, in turn, issue limited partnership units to us. Those limited partnership units will entitle us to receive our share of our operating partnership’s earnings or losses and net cash flow. Provided we have sufficient cash flow, we will distribute amounts we receive from our operating partnership to our stockholders in the form of cash distributions.

Because we plan to conduct substantially all of our operations through an operating partnership, we plan to be organized as an UPREIT. Generally, a sale of property directly to us is a taxable transaction to the selling property owner. We plan to use an UPREIT structure because it may allow a seller of property who desires to defer taxable gain on the sale of the property to transfer the property to our operating partnership in exchange for limited partnership units in our operating partnership on a tax-deferred basis. Accordingly, a party exchanging property for limited partnership units in our operating partnership will generally be able to defer the taxation of gains until they either exchange their limited partnership units in our operating partnership for our common stock or sell or redeem their units.

We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code and, thus, will not generally be subject to federal taxes on our income if we distribute 90% of our REIT taxable income, as adjusted, to our stockholders.

Critical Accounting Policies

Management believes our most critical accounting policies will include: revenue recognition, allowance for doubtful accounts, impairment of long-lived assets and real estate purchase price allocations. Each of these items involves estimates that require management to make judgments that are subjective in nature. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition

Our revenues, which will be comprised largely of rental income, will include rents that each tenant pays in accordance with the terms of its respective lease reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenues, deferred rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Reimbursements from tenants for real estate taxes and other recoverable operating expenses will be recognized as revenues in the period the applicable costs are incurred.

Allowance for Doubtful Accounts

We will monitor the collectibility of our receivable balances including the deferred rent receivable on an on-going basis. Based on these reviews, we will maintain an allowance for doubtful accounts for estimated losses resulting from the possible inability of our tenants to make required rent payments to us. Management’s estimate of the required allowance will be subject to revision and will be sensitive to the effect of economic and market conditions on our tenants.

Managements’s estimate will take into account the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of our tenant or deferred rent receivables for any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Impairment of Long Lived Assets

We will record investments in real estate at cost and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 39 years for buildings and 10 to 39 years for building improvements, 3 to 7 years for equipment and fixtures, 20 to 39 years for land improvements and the length of the lease term for tenant improvements and leasehold interests.

We expect to adopt SFAS No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets,” which establishes guidelines for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

We will evaluate our properties for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. On a quarterly basis we will review our properties for impairment. Our determination of impairment will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

We will engage in the acquisition of individual properties as well as multi-property portfolios. In accordance with SFAS No. 141, “Business Combinations”, we will allocate purchase price between land, building, tenant improvements, leasing commissions, intangible assets and above and below market leases. Above-market and below-marked lease values for acquired properties will be recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rents for each corresponding in-place lease. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental income. We will allocate purchase price on multi-property portfolios to individual properties. The allocation of purchase price will be based on our assessment of various characteristics of the markets where the property is located and the expected cash flows from the property.

Income Taxes

For the year ending December 31, 2005, we expect to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code and, if such election is made, will be taxed as such beginning with our taxable year ending December 31, 2005. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless we are entitled to receive relief under certain statutory provisions and procedures. Such an event could harm our net income and net cash available for distribution to stockholders. However, we intend to be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.

Financial Condition, Liquidity and Capital Resources

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase properties will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any properties thereafter. We will initially be capitalized with $10,000 from the private placement of 1,000 shares of our common stock to our advisor’s parent at a price of $10.00 per share. For information concerning the anticipated use of the net proceeds from this offering, please see the “Estimated Use of Proceeds” section of this prospectus.

Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

We currently have no outstanding debt. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing may increase to as much as 50% of the value of the cost of our properties before non-cash reserves and depreciation. Any indebtedness we incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on all of our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would likely harm the value of an investment in our common stock.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor, our dealer manager and their affiliates during the various phases of the organization and operation of our company. During the organizational and offering stage, these payments will include payments to our dealer manager for selling commissions and the dealer manager fee and payments to our advisor for reimbursement of organization and offering costs. During the acquisition/development and operational stages, certain services related to management of our investments and operations will be provided to us by our advisor pursuant to various agreements we anticipate entering into with our advisor. Pursuant to those agreements, we expect that we will make various payments to our advisor, including asset management fees, leasing fees, and payments for reimbursements of costs incurred by our advisor in providing related services to us. Please see the “Management Compensation” section of this prospectus for further discussion of compensation to our advisor, our dealer manager and their affiliates.

In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our stockholders, we generally are required to distribute at least 90% of our ordinary income and short-term capital gains on an annual basis. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional properties. We may borrow funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

While we do not intend to finance our activities with debt financing, we may pursue debt financing within prescribed limits. We will be exposed to the effects of interest rate changes primarily as a result of any long-term debt that we use to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. We do not expect to enter into derivative or interest rate transactions.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance any of our debt.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. After the minimum subscription of one million shares of our common stock is achieved, subscription proceeds will be released to us and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

We have not entered into any arrangements to acquire any specific property. The number of properties we may are able to acquire will depend upon the number of shares sold in the offering and the resulting amount of the net proceeds available for investment in properties.

Other than national economic conditions affecting real estate generally and fees and costs owed to our advisor and its affiliates, we are not aware of any material trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties, other than those referred to in this prospectus.

Our advisor also may, but is not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, and we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties, increase cash flow and provide further diversity. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we intend to be organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our qualification as a REIT. Ownership of our common stock will be monitored to ensure that no more than 50% in value of our outstanding shares of any class or series of our stock is owned, directly or indirectly, by five or fewer individuals at any time. We will also determine, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “United States Federal Income Tax Considerations—Requirements for Qualification” are met.

Liquidity and Capital Resources

Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, dividends and other distributions, and for the payment of interest on our outstanding indebtedness and other investments. In addition, we are obligated to make payments to our advisor and its affiliates over the next two years which we expect will be significant. In particular, pursuant to the Management Agreement we will be required to pay our advisor monthly asset management fees and we may be required to pay our advisor subordinated performance fees. We will also pay third parties certain property management fees expected to be up to 4% of gross rents generated by our properties.

Generally, cash needs for items other than property acquisitions will be met from operations, and cash needs for property acquisitions will be funded by public offerings of our common stock. However, there may be a delay between the sale of our common stock and our purchase of properties, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor evaluates potential additional property acquisitions and engages in negotiations with sellers and borrowers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment and a Phase I environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from this offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have no identified sources of such financing currently.

Results of Operations

As of the date of this prospectus, we have commenced no significant operations because we are in our organizational and development stage. No operations will commence until we have sold at least one million shares of our common stock in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

The multi-tenant industrial real estate market has been affected by inflation and higher interest rates in the last year. However, we expect that there will be provisions in the majority of our tenant leases which would protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the short-term nature of our leases, the leases most likely re-set frequently enough to cover inflation.

Distributions

In order to maintain our qualification as a REIT under the Internal Revenue Code, we must make distributions to our stockholders each year in an amount at least equal to: (i) 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain)(which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)); (ii) plus 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code; and (iii) minus any excess non-cash income. We intend to declare regular quarterly distributions to be paid out of funds readily available for the payment of distributions. Our board of directors will determine the amount of our distributions, which will generally depend on the amount of distributable funds, current and projected cash requirements, tax considerations, including maintaining our qualification as a REIT, and other factors. Although we are required to make certain minimum distributions to maintain our qualification as a REIT, we have not established a maximum or minimum distribution policy nor do we expect to establish one in the future. See the “Distribution Policy” section of this prospectus for a more detailed description of our distributions.

PLAN OF DISTRIBUTION

General

We are offering a minimum of 1 million shares of our common stock and a maximum of 25 million shares of our common stock to the public through our dealer manager, a registered broker-dealer affiliated with our advisor.

See “Conflicts of Interest.” All investors must meet the suitability standards discussed in the section of this prospectus titled “Suitability Standards.” Of the 25 million shares of our common stock offered by this prospectus, we are offering:

•	20 million shares of our common stock to the public at a purchase price per share of $10; and

•	5 million shares for issuance pursuant to our Dividend Reinvestment Plan during this offering.

Our dealer manager was organized in July 2004 for the purpose of participating in and facilitating the distribution of securities of our company and one or more additional Berkeley Trust REITs, if any. This offering is the first offering for which our dealer manager has acted as a dealer manager. Our dealer manager is owned by Berkeley Trust Advisors Group, LLC. Our promoters Norman Villarina, Michel Snegg and Aaron Snegg are executive members, officers and holders of significant equity of Berkeley Trust Advisors Group, LLC. Our officers Clark Gordon and Daniel Rabb are also affiliates of Berkeley Trust Advisors Group, LLC. Scott Moeller, our former director, also holds an ownership interest in Berkeley Trust Advisors Group, LLC. Mr. Villarina is an officer of our dealer manager. For additional information about our dealer manager, including information relating to its affiliation with us, please refer to the section of this prospectus captioned “Management—Affiliated Companies—Dealer Manager.”

Our advisor’s parent will purchase 1,000 shares of our common stock at the price of $10.00 per share for a total initial investment by our advisor’s parent of $1,000.

The offering price of our shares of common stock is subjective and was determined by us in our sole discretion based upon the price which we believed investors would pay for our common stock, the fees to be paid to our advisor and its affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in properties and other permitted investments. There is no public market for our common stock on which to base market value. In addition, we did not take into account the value of the underlying assets in determining the price per share of our common stock.

This offering will commence on as of the date of this prospectus. If the minimum offering of 1 million shares of our common stock is not sold by [ ], 2006 (which is one year after the effective date of this prospectus), we will cancel this offering and your investment will be promptly returned to you after cancellation, with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 1 million shares is sold and if this offering continues thereafter, the offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than [ ], 2007 (which is two years after the effective date of this prospectus). We reserve the right to terminate this offering or the Dividend Reinvestment Plan offering at any time. Our board of directors may determine to engage in future offerings of our common stock of up to the number of unissued authorized shares of our common stock available following termination of this offering. Our advisor and its affiliates may purchase shares in this offering, and any shares purchased by those parties will be counted in determining whether the minimum offering condition has been met. It is our expectation that shares sold to our advisor or its affiliates will not be resold earlier than two years after their purchase.

We have not retained an underwriter in connection with this offering. The shares of our common stock are being offered on a “best efforts” basis, which means that our dealer manager must use only its best efforts to sell our common stock and that no underwriter, broker-dealer or other person will be obligated to purchase any shares of our common stock. Please see “Risk Factors—Risks Related to an Investment In Us—If we are unable to raise substantial funds through this offering, we will be limited in the number and type of investments we may make and the value of our common stock will fluctuate with the performance of the specific properties we acquire.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Berkeley Capital Securities, LLC, our dealer manager and affiliate, will receive sales commissions, dealer manager fees and due diligence fees of up to 8.5% of the gross proceeds for stock sold in our primary offering (excluding the 5 million DRIP shares), substantially all of which will re reallowed to third party broker dealers, and dealer manager fees equal to 2.0% of the gross offering proceeds for stock sold pursuant to our Dividend Reinvestment Plan. Except for stock sold under our Dividend Reinvestment Plan, for which there will be no sales commission, and in other instances described below, the dealer manager will receive up to 2% of the gross proceeds from our primary offering as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our stock and paying the employment costs of the dealer manager’s wholesalers and for reallowance to third party broker dealers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the NASD to authorize them to sell shares of our common stock. Upon the sale of shares of our common stock by such participating broker-dealers, our dealer manager, in its sole discretion, may re-allow up to 100% of its selling commissions to such participating broker-dealers.

Our dealer manager will also receive a dealer manager fee of up to 2.0% of the gross offering proceeds we raise from the sale of shares of our common stock as compensation for managing and coordinating this offering, working with participating broker-dealers and providing sales and marketing assistance. We may re-allow up to 1.0% of the gross proceeds to participating third party broker-dealers.

Sales Through Broker Dealers. The dealer manager may sell our stock and may also authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our stock. In the event of the sale of stock in our primary offering through participating broker-dealers, the dealer manager may re-allow all or a portion of the sales commissions that we pay to these participating broker-dealers. If both the participating broker-dealer and the investor agree, the sales commissions can be paid on a deferred basis. See “Deferred Commission Option” below.

Our dealer manager may re-allow to a participating broker-dealer a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This re-allowance would be in the form of a marketing fee and may also include a reimbursement of certain of a participating broker-dealer’s distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by our dealer manager, and direct attendance fees we may pay for employees of our dealer manager or other affiliates to attend a seminar sponsored by a participating broker-dealer. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our common stock. We will pay the same selling commissions and dealer manager fees on shares purchased pursuant to our Dividend Reinvestment Plan as we paid in connection with the sale of the underlying shares to which the dividends relate.

We will also reimburse our advisor and our dealer manager for all expenses incurred in connection with this offering and our organization. Included in these expenses are reimbursements to participating broker-dealers for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering, and in some cases, actual costs of third-party professionals retained to provide due diligence services and advice to participating broker-dealers. Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of shares of our common stock in this offering. In addition, we will pay our dealer manager a non-accountable due diligence expense allowance of 0.5% of the gross proceeds from our primary offering, all or a portion of which may be re-allowed to the participating broker-dealer.

Sales To Affiliates of Participating Broker-Dealers. We may sell stock in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $9.40 per share, reflecting that sales commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this reduced price, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock.

Sales Through Fee-for-Service Registered Investment Advisers. Our stock will also be distributed through registered investment advisory representatives who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of stock in our primary offering through an investment advisory representative compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission and a portion of the dealer manager fee, and we will sell such stock for $9.40 per share, reflecting that sales commissions in the amount of $0.60 per share will not be payable.

Sales to our Affiliates. Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase stock in our primary offering at a reduced price. The purchase price for such stock shall be $9.20 per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $0.80 per share which will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution.

Sales Pursuant to Our Dividend Reinvestment Plan. With respect to sales commissions in connection with sales under our dividend reinvestment plan, the dealer manager will re-allow its sales commissions, which are equal to 2.0% of the gross offering proceeds, in cases where the reinvested dividends relate to sales through participating broker-dealers in which the participating broker-dealer was compensated solely on a commission basis. The purchase price remains at least $10.00 per share for all purchases under the Dividend Reinvestment Plan.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our stock will reduce the effective purchase price per share of stock to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Dividends and distributions will be the same with respect to all share of stock whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our stock as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Under the rules of the NASD, total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which may not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With our advisor’s obligation to reimburse us to the extent the organization and offering expenses (other than the sales commissions, dealer manager fee and non-accountable due diligence expense allowance) exceed 5% of our gross offering proceeds, our total organization and offering expenses are capped at 15%, as shown in the following table:

Organization and Offering Expenses

Maximum Percent
of Gross
Expense	Offering Proceeds
Sales commissions	6.0%
Dealer manager fee	2.0%
Non-accountable due diligence expense allowance	0.5%
All other organization and offering expenses(1)	3.0%
Maximum we will pay (2)	11.5%

(1) Payable only on gross proceeds from our primary offering. These organization and offering fees will not exceed the lesser of 3.0% of the gross proceeds of the offering or $5 million.

(2) In the event that we complete the maximum offering, the maximum percent of gross offering proceeds represented by expenses only will be 9.2% as a result of the $5 million cap on all other organization and offering expenses. In the event that we complete only the minimum offering, the maximum percent of gross offering proceeds represented by expenses only will be 11.5%.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold. We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Deferred Commission Option

Purchasers in this offering may agree with their participating broker-dealers and our dealer manager to have sales commissions due with respect to the purchase of their stock paid over a six year period pursuant to a deferred commission arrangement. In these instances, we will sell our shares at a reduced price and pay the participating broker-dealer a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid to the broker-dealer over six years out of the dividends or other distributions that are declared and paid with respect to the reduced-priced shares sold through such broker-dealer. We have no obligation to pay the deferred commission. Our sole obligation is to remit payments to the participating broker-dealers and the dealer manager from funds otherwise payable to the stockholder who agreed to the deferred commission arrangement. In effect, the investor would pay the balance of the regular purchase price on a deferred basis by having future dividend payments or other distributions reduced by the amount of the reduction in the original purchase price of the shares. The amount by which by the investor’s dividends are reduced in these cases would be paid to the broker-dealer as deferred commissions.

More specifically, purchasers electing the deferred commission option will pay, on the date of purchase, $9.40 per share (rather than $10.00 per share) which includes a commission of $0.10 per share. For a period of six years following the date of purchase, an additional $0.10 per share will be deducted annually from dividends or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 6% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from dividends or other cash distributions otherwise payable to such stockholder. We may also use other deferred commission structures, but we will not pay total commissions in excess of 7% of the offering price of our common stock.

Stockholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for distributions otherwise payable to them with respect to their shares even though such distributions will be withheld and will instead be paid to satisfy commission obligations.

Investors who wish to elect the deferred commission option should make the election by checking the designated box on their Subscription Agreement. Electing the deferred commission option will authorize us to withhold distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. We will not withhold more than $  per share in the aggregate under the deferred commission option.

If at any time prior to the satisfaction of our remaining deferred commission obligations, we decide to list our shares for trading on a national securities exchange, the Nasdaq National Market or other over-the-counter market, or we begin a liquidation of our properties, we may accelerate the remaining commissions due under the deferred commission option. In either case, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, we will pay the amount of the remaining commissions due and deduct such amount from distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of us and our stockholders to pay any further deferred commissions will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, we will pay the amount of remaining commissions and deduct such amount from distributions or net sales proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

Subscription Procedures

In order to purchase shares, each subscriber must complete and execute the subscription agreement in the form attached hereto as Exhibit A. Any subscription for shares must be accompanied by check payable to “Berkeley Income Trust, Inc.”, in the amount of $10 per share. The subscription price of each share is payable in full upon execution and delivery of the subscription agreement to us. We will not sell any shares unless we sell a minimum of 1 million shares of our common stock by [   ], 2006 (one year from the date of this prospectus). Pending satisfaction of this condition, all subscription payments will be placed in an interest-bearing escrow account held by the escrow agent, Wells Fargo Bank, in trust for subscribers’ benefit, pending release to us. We will pay to such subscriber, within 30 days after the date a subscriber is admitted to us, the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such escrow agent for at least 20 days. Stockholders otherwise are not entitled to interest earned on our funds or to receive interest on their invested capital. If we do not sell at least 1 million shares of our common stock by [   ], 2006, we will return all funds in the escrow account (including interest), and we will stop selling shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days, without interest and without deduction. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

An investor’s initial purchase of shares in us must be for whole shares and for not less than 200 shares ($2,000). See “Suitability Standards and Minimum Purchase Requirements.” Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied this minimum purchase requirement may purchase less than the minimum number of shares discussed above, provided that such investors purchase a minimum of 10 shares ($100) of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100) of our common stock, except for purchases made pursuant to our Dividend Reinvestment Plan.

Our dealer manager and each participating broker-dealer who sells shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards and Minimum Purchase Requirements.” In making this determination, our dealer manager or participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining suitability. Our dealer manager or participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Offering and Escrow Arrangements

Subscription proceeds will be placed in escrow until such time as subscriptions representing 1 million shares of our common stock have been received and accepted by us. Any shares of our common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. The escrow agreement between us and Wells Fargo Bank, our escrow agent, provides that escrowed funds will be invested by our escrow agent in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If the minimum offering has not been received and accepted by [   ], 2006 (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will promptly return your funds and subscription agreement. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Treasury Regulations. The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by our escrow agent for at least 20 days. Stockholders will not otherwise be entitled to interest earned on our funds or to receive interest on their invested capital. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for escrow expenses.

After we receive proceeds from the minimum offering of $10 million, funds being held in escrow will be released to us and our escrow agreement will terminate. Thereafter, we will deposit your subscription proceeds into a separate interest bearing account maintained by us. Your subscription proceeds will remain in this holding account and will be held in trust for your benefit until such time as you are admitted as a stockholder. We intend to admit stockholders periodically as subscriptions for shares of our common stock are received, but not less frequently than monthly. Upon your being admitted as a stockholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses.

Subscription Agreement

The subscription agreement requires all investors subscribing for shares of our common stock make the following representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus; and

•	you acknowledge that there is no public market for shares of our common stock and, thus, your investment in shares of our common stock is not liquid.

The above representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers to make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares of our common stock to you unless you are able to make the above representations by executing the subscription agreement.

By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

Minimum Investment

Except as provided below, you initially must purchase at least 200 shares of our common stock, which equals a minimum investment of $2,000. Please see “Suitability Standards—Minimum Purchase Requirements.” The minimum purchase for Maine, New York, Nebraska and North Carolina residents is 500 shares ($5,000) of our common stock. The minimum purchase for Minnesota residents is 250 shares ($2,500) of our common stock, except for IRAs and other qualified retirement plans which must purchase a minimum of 200 shares ($2,000) of our common stock. Following an initial subscription for at least the required minimum investment, any additional purchase must be in increments of 10 shares ($100) of our common stock. However, additional purchases made by residents of Maine, Minnesota, Nebraska and Washington who must still meet the applicable minimum purchase requirement set forth above, except with respect to additional purchases of shares of our common stock purchased pursuant to our Dividend Reinvestment Plan.

FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in our common stock. This discussion is based on interpretations of the Internal Revenue Code, United States Treasury Department (“Treasury”) regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only investors that beneficially own shares of our common stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark to market method of accounting;

•	foreign holders;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial positions, straddle, constructive sale or conversion transaction;

•	holders that acquired their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	entities treated as partnerships for U.S. federal income tax purposes.

Accordingly, stockholders are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences of owning shares, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

O’Melveny & Myers LLP has reviewed the discussion set forth below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of our common stock, are correct in all material respects. The opinion of O’Melveny & Myers LLP will be filed as an exhibit to this prospectus. O’Melveny & Myers LLP’s opinion will be based on various assumptions, including that certain factual representations and covenants made by an officer of Berkeley Income Trust, Inc. are and remain accurate; moreover, the opinion is subject to limitations, and is not binding on the Internal Revenue Service or any court. The Internal Revenue Service, or the IRS, may challenge the opinion of O’Melveny & Myers LLP, and such a challenge could be successful.

THIS SECTION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU REGARDING THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR REGARDING THE IMPACT OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Taxation of our Company

We intend to make an election to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2005. In connection with this offering, we have received the opinion of our legal counsel, O’Melveny & Myers LLP, to the effect that, assuming that the elections and other procedural steps described in this section are completed by us in a timely fashion, we will be organized in conformity with, and our proposed method of operation will enable it to meet, the requirements for qualification as a REIT. It must be emphasized, however, that the opinion of O’Melveny & Myers LLP will be based on various assumptions related to our organization and proposed operations and will be conditioned on representations and covenants made by our management regarding our organization, assets, sources of gross income and other matters related to the conduct of its business operations. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual (or in some cases quarterly) operating results, various requirements under the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the diversity of ownership of our stock. O’Melveny & Myers LLP will not review our compliance with the requirements on a continuing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances, no assurance can be given by O’Melveny & Myers LLP or by us that we will so qualify for any particular year. For a discussion of the tax consequences of the failure to qualify as a REIT, see “Failure to Qualify.”

The sections of the Internal Revenue Code relating to qualification and operation as a REIT, and the federal income tax treatment of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and the related rules and regulations.

We generally are not subject to federal income tax on the portion of our taxable income or capital gain that is distributed to stockholders annually as long as we qualify as a REIT. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that typically results from investment in a corporation.

Notwithstanding our qualification as a REIT, we are subject to federal income tax as follows:

•	we are taxed at normal corporate rates on any undistributed net income (including undistributed net capital gains);

•	if we fail to satisfy either the 75% or the 95% gross income tests (discussed below), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which we fail the 75% test and (2) the excess of 95% of our gross income over the amount of gross income attributable to sources that qualify under the 95% test, in either case, multiplied by a fraction intended to reflect our profitability;

•	we are subject to a tax of 100% on net income from any “prohibited transaction;”

•	we are subject to tax, at the highest corporate rate, on net income from (a) the sale or other disposition of “foreclosureproperty” which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property;

•	if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain income for the year and (3) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•	if we acquire any asset from a “C corporation” (that is, a corporation generally subject to the full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we recognize gain on the disposition of the asset during a ten-year period beginning on the date that we acquired the asset, then the asset’s “built-in” gain generally will be subject to tax at the highest regular corporate rate; and

•	we are subject to the corporate alternative minimum tax, as well as additional taxes if we find ourselves in situationsnot presently contemplated.

We use the calendar year both for federal income tax purposes and for financial reporting purposes.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) assets tests and (d) annual distribution requirements.

Organizational Requirements. We must be organized as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specified provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly, indirectly, or by application of certain constructive ownership rules by five or fewer individuals (as defined in the Internal Revenue Code to include some entities that would not ordinarily be considered “individuals”); and

(7) that meets other tests, described below, regarding the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during our entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we will issue sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides for restrictions regarding transfer of our capital stock, in order to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These transfer restrictions are described in “Description of our Capital Stock—Restrictions on Transfer and Ownership.”

We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition. If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

Gross Income Tests. We must satisfy the following two separate gross income tests each year:

•	75% Gross Income Test. At least 75% of our gross income (excluding gross income from prohibited transactions) must consist of income derived directly or indirectly from investments relating to real property, mortgages on real property (including rents from real property and, in some circumstances, interest), or some types of temporary investment income.

•	95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) must consist of items that satisfy the 75% gross income test and dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of these types of income).

In the case of a REIT which is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for federal income tax purposes. Thus, our proportionate share of the assets, liabilities and items of income of Berkeley Trust OP will be treated as our assets, liabilities and items of income for purposes of applying the REIT requirements described in this prospectus.

Rents from Real Property. Rents received by us qualify as “rents from real property” in satisfying the gross income tests described above if the following conditions are met. First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. An amount received or accrued generally is not excluded from the term “rents from real property” solely because the amount is based on a fixed percentage or percentages of receipts or sales. Second, we, or an owner of 10% or more of our equity securities, must not directly or constructively own 10% or more of a tenant. Third, if more than 15% of the total rent we receive under the lease is attributable to personal property leased in connection with a lease of real property, then the portion of rent attributable to that personal property does not qualify as “rents from real property.” Finally, we generally must not operate or manage the property, or furnish or render services to the tenants of the property, other than through an independent contractor from whom we do not derive revenue. However, we may directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only or are not otherwise considered “rendered to the occupant” for its convenience. A de minimis amount of up to 1% of the gross income may be received by us from each property from the provision of non-customary services without disqualifying all other amounts received from that property as “rents from real property.” However, the de minimis amount itself will not qualify as “rents from real property” for purposes of the 75% and 95% gross income tests. In addition, we may furnish certain services (including “non-customary” services) through a taxable REIT subsidiary, which includes a corporation other than a REIT in which we hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates.

For purposes of the above, rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock representing more than 50% of the total voting power or value of the outstanding stock of such taxable REIT subsidiary.

We believe that all of the services to be provided, if any, will be of the type usually or customarily rendered in connection with the rental of space for occupancy only. If Berkeley Trust OP contemplates providing services in the future that reasonably might be expected to fail the “usual or customary” standard, it will arrange to have those services provided by an independent contractor from which neither the operating partnership nor any subsidiary partnership receives any income, or provided (either directly or indirectly through a subsidiary entity) by a management company that has elected taxable REIT subsidiary status.

Prohibited Transactions. Net income from prohibited transactions is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We will attempt to comply with the terms of the safe-harbor provisions in the Internal Revenue Code prescribing when asset sales will not be characterized as prohibited transactions. However, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances, including those related to a particular property. As such, complete assurance cannot be given that we can comply with the safe-harbor provisions of the Internal Revenue Code or avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of business.”

Redetermined Rents. We currently do not have any taxable REIT subsidiaries. If we do, any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where generally:

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties, and the charges for such services are substantially comparable;

•	Rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary, and the charge for services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the services is not less than 150% of the subsidiary’s direct cost in furnishing or rendering the service.

Relief Provisions for Failing the 75% or the 95% Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under provisions of the Internal Revenue Code. Relief provisions are generally available if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with forthcoming Treasury regulations; and

•	our failure to meet these tests was due to reasonable cause and not willful neglect.

However, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “—Taxation of our Company,” even if the relief provisions apply, a tax will be imposed with respect to some or all of our excess nonqualifying gross income, reduced by approximated expenses.

Asset Tests. We must satisfy the following four tests relating to the nature of our assets at the close of each quarter of our taxable year:

•	at least 75% of the value of our total assets must be represented by real estate assets (including (1) our allocable share of real estate assets held by partnerships in which we own an interest and (2) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering by us), cash, cash items and government securities;

•	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

•	of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (unless the issuer is a taxable REIT subsidiary), and we may not own more than 10% of the vote or value of any one issuer’s outstanding, other than securities that qualify for the straight debt exception discussed below; and

•	not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

For purposes of these tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, other securities included in the 75% asset class above, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT. In addition, “straight debt” securities and certain other obligations, including loans to individuals or estates, certain specified loans to partnerships, certain specified rental agreements and securities issued by REITs are not treated as “securities” for purposes of the “10% value” asset test. “Straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (subject to certain specified exceptions), and (iii) the issuer is either not a corporation or partnership, or the only securities of the issuer held by us, and certain of our taxable REIT subsidiaries, subject to a de minimis exception, are straight debt.

The above asset tests must be satisfied not only on the date that we acquire, directly or through Berkeley Trust OP, securities in the applicable issuer, but also in each quarter we acquire any security or property, including as a result of increasing our interest in Berkeley Trust OP. After initially meeting the asset tests at the beginning of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter. Although we intend to satisfy the asset tests and plan to take steps to ensure that we satisfy such steps for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the operating partnership’s overall interest in an issuer. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

We may avoid disqualification if we fail to satisfy the asset tests after the 30 day cure period. We will be deemed to have met the REIT asset tests if the value of our non-qualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by forthcoming Treasury regulations. For violations due to reasonable cause rather than willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by forthcoming Treasury regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS. If we fail the asset test and cannot avail ourselves of these relief provisions, we would fail to qualify as a REIT.

Annual Distribution Requirements. We are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (1) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (2) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of specified items of noncash income. Dividends must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after the declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable. We may designate all or a portion of our undistributed net capital gains as being includable in the income of our stockholders as gain from the sale or exchange of a capital asset. If so, the stockholders receive an increase in the basis of their stock in the amount of the income recognized. Stockholders are also to be treated as having paid their proportionate share of the capital gains tax imposed on us on the undistributed amounts and receive a corresponding decrease in the basis of their stock. Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for that year, (2) 95% of our REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy all annual distribution requirements.

From time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses in arriving at our taxable income. Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Additionally, we may incur cash expenditures that are not currently deductible for tax purposes. As such, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income. To meet the 90% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income, we may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends. We may be required to arrange through Berkeley Trust OP any borrowings for the purpose of making distributions to stockholders.

Under circumstances relating to any IRS audit adjustments that increase income, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To elect taxation as a REIT under applicable Treasury regulations, we must maintain records and request information from our stockholders designed to disclose the actual ownership of our stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will we be required to make those distributions. If we fail to so qualify and the relief provisions do not apply, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to specified limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

We can invoke specified cure provisions in the event we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT. These cure provisions would limit the instances causing our disqualification as a REIT for violations due to reasonable cause, and would instead require the payment of a monetary penalty.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

For purposes of this summary, a “U.S. stockholder” is a beneficial owner of our common stock that is:

•	a citizen or resident of the United States;

•	a corporation or entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States, and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A beneficial owner of our common stock that is an individual, a corporation or entity treated as a corporation for U.S. federal income tax purposes, an estate or a trust and not a U.S. stockholder is referred to herein as a “Non-U.S. Stockholder.”

As long as we qualify as a REIT, distributions made to our taxable U.S. stockholders will be taxed as follows:

•	Distributions out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally constitute ordinary dividend income to the U.S. stockholders and are not eligible for the dividends received deduction for corporations.

•	Distributions in excess of current and accumulated earnings and profits are not taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder’s shares, but rather reduce the adjusted basis of those shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. stockholder’s shares, they are to be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the U.S. stockholder.

•	Distributions designated as capital gain dividends constitute long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income.

•	Distributions declared by us in October, November or December of any year payable to a U.S. stockholder of record on a specified date in October, November or December will be treated as both paid by us and received by the U.S. stockholder on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year.

•	U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

•	In general, any loss upon a sale or exchange of shares by a U.S. stockholder who has held its shares for six months or less (after applying holding period rules), is treated as a long-term capital loss to the extent of distributions from us required to be treated by that U.S. stockholder as long-term capital gain.

Tax Rates

The maximum tax rate of non-corporate taxpayers for long-term capital gains, including “capital gain dividends” and certain dividends has generally been reduced to 15%. In general, dividends paid by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent the REIT’s dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries, if any), to income that was subject to tax at the corporate (REIT) level or to dividends properly designated by us as “capital gain dividends.” Although these tax rates, which were changed as part of the Jobs and Growth Tax Relief Reconciliation Act of 2003, do not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause non-corporate investors to consider stocks of other corporations that pay dividends as more attractive relative to stock of REITs. The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Backup Withholding

The amount of distributions paid during each calendar year and the amount of tax withheld, if any, may be reported to the IRS. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions paid, unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. See “—Taxation of Non-U.S. Stockholders.”

Treatment of Tax-Exempt Stockholders

Distributions from us to a tax-exempt employee pension trust, or other domestic tax-exempt stockholder, generally will not constitute unrelated business taxable income (“UBTI”), unless the stockholder has borrowed to acquire or carry our common stock. However, qualified trusts that hold more than 10% (by value) of some REITs may be required to treat a specified percentage of those REITs’ distributions as UBTI. This requirement will apply only if (1) the REIT would not qualify for federal income tax purposes but for the application of a “look-through” exception to the “five or fewer” requirement applicable to shares held by qualified trusts and (2) the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (1) a single qualified trust holds more than 25% by value of the REIT interests; or (2) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less specified associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For those purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. Because provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “five or fewer” requirement without relying upon the “look-through” exception, the restrictions on ownership of our common stock in our charter generally should prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our common stock, absent approval by our board of directors.

Taxation of Non-U.S. Stockholders

This section provides a brief summary of the complex rules governing U.S. federal income taxation of Non-U.S. Stockholders. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will ordinarily be subject to a withholding tax of 30% of the gross amount of the distribution, unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner that U.S. stockholders are taxed with respect to distributions of this kind (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of this kind made to a Non-U.S. Stockholder, unless (1) the Non-U.S. Stockholder files an IRS Form W-8BEN with us certifying that a lower treaty rate applies, or (2) the Non-U.S. Stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that these distributions do not exceed the adjusted basis of a stockholder’s shares, but rather will reduce the adjusted basis of those shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder’s shares, these distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his or her shares in us, as described below. If it cannot be determined, at the time a distribution is made, whether or not that distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable by the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits and the proper forms are filed with the IRS by the Non-U.S. Stockholder on a timely basis.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if the gain is effectively connected with a U.S. business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. We are required by applicable Treasury regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. This amount is creditable against the Non-U.S. Stockholder FIRPTA tax liability.

Notwithstanding the foregoing, distributions (including capital gain distributions) with respect to any class of stock of a REIT which is regularly traded on an established securities market located in the United States will not be treated as gain recognized from the sale or exchange of a U.S. real property interest if the Non-U.S. Stockholder does not own 5% of such class of stock at any time during the taxable year. However, given that there may not be regular trading with respect to our shares, Non-U.S. Stockholders generally will not be able to rely on this exception.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT” (defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons). We currently anticipate that we will constitute a domestically controlled REIT. However, there can be no assurance that we will obtain or retain that status. If we were not a domestically-controlled REIT, a Non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. Again, because there may not be regular trading with respect to our shares, Non-U.S. Stockholders generally may not be able to rely on this exception.

In any event, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (1) investment in the shares is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder generally will be subject to the same treatment as U.S. stockholders with respect to the gain; or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

If the proceeds of a sale of shares are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding, unless the disposing Non-U.S. Stockholder certifies as to his or her name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if: (1) the payment is made through an office outside the United States of a broker that is (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the U.S., or (c) a “controlled foreign corporation” for U.S. federal income tax purposes; and (2) the broker fails to initiate documentary evidence that the stockholder is a Non-U.S. Stockholder and that specified conditions are met or that the Non-U.S. Stockholder otherwise is entitled to a exemption.

Tax Aspects of Our Investments in Partnerships

We hold direct or indirect interests in Berkeley Trust OP and likely will hold interest in various property partnerships as well (each individually a “Partnership” and, collectively, the “Partnerships”). In general, partnerships are “pass-through” entities, which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership. Further, the partners are potentially subject to tax thereon without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the items of income, gain, loss, deduction and credit of the Partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. See “—Requirements for Qualification—Gross Income Tests.” Any resulting increase in our REIT taxable income will increase our distribution requirements (see “—Requirements for Qualification—Annual Distribution Requirements”).

However, these increases will not be subject to federal income tax in our hands provided that the income is distributed by us to our stockholders. Moreover, for purposes of the REIT asset tests (see “—Requirements for Qualification—Asset Tests”), we will include our proportionate share of assets held by the Partnerships.

Tax Allocations with Respect to Contributed Properties

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “Book-Tax Difference”). These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The partnership agreement for Berkeley Trust OP requires these allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

In general, the limited partners of Berkeley Trust OP who have contributed built-in gain assets to such partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating these deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. Berkeley Trust OP intends to elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury regulations, under which, if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of these deductions (“ceiling rule”). When the property is sold, the resulting tax gain is used to the extent possible to eliminate the Book-Tax Difference (reduced by any previous book depreciation). Because of the application of the ceiling rule it is anticipated that tax depreciation will be allocated substantially in accordance with the percentages of OP units held by us and the limited partners of Berkeley Trust OP, notwithstanding Section 704(c) of the Internal Revenue Code. Thus, the carryover basis of the contributed assets in the hands of the Partnerships will cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of those contributed assets in excess of the economic or book depreciation allocated to them, and possibly the economic and book income or gain allocated to them as a result of the sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for Qualification—Annual Distribution Requirements.”

Other Tax Considerations

Possible Legislative or Other Actions Affecting Tax Consequences

You should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could affect the tax consequences of an investment in us.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in any securities being offered by this prospectus.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our common stock by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA), and the Internal Revenue Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our common stock must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “United States Federal Income Tax Considerations—Taxation of U.S. Stockholders—Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Internal Revenue Code define the term “plan assets”; however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we have received an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in shares, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•
sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our common stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our common stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our qualification as a REIT should not cause our common stock to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our common stock might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our common stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

We will obtain an opinion from O’Melveny & Myers LLP that it is more likely than not that our common stock will be deemed to constitute “publicly-offered securities” and, accordingly, that it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming this offering takes place as described in this prospectus. If our underlying assets were not deemed to be “plan assets,” the problems discussed in the immediately preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether our common stock qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our common stock is listed on a national exchange or market system, it is not expected that a public market for our common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of our common stock, namely when the fair market value of our common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to have our advisor prepare annual reports of the estimated value of our common stock.

Until three full fiscal years after we have ceased raising significant funds from equity sales, we intend to use the most recent offering price of our common stock as the per share net asset value. Therefore, we will have our advisor prepare estimated valuations utilizing the methodology described above. You should be cautioned, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, our advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. In addition, property values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you:

•
that the estimated values we obtain could or will actually be realized by us or by our stockholders upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	that our stockholders could realize these values if they were to attempt to sell their shares; or

•	that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our capital stock is only a summary and you should refer to the Maryland General Corporation Law, or MGCL, and our charter and bylaws for a full description. Copies of our charter and bylaws will be filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information About Our Company” below.

General

Our charter authorizes us to issue up to 10 million shares of our common stock, $0.001 par value per share. No shares of our common stock are presently issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Our charter will be amended and restated prior to the commencement of this offering. As amended and restated, our charter will provide that we may issue up to 100,000,000 shares of our common stock, $0.001 par value per share, and 10,000,000 shares of our preferred stock, $0.001 par value per share. In addition, our bylaws will be amended prior to the commencement of this offering. The description of our charter and bylaws set forth below describes each as they will be amended prior to the commencement of this offering.

Our charter will contain a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for any new class or series of shares.

Our charter and bylaws will contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer. Please see “Risk Factors—Risks Related to our Business in General—A limit on the number of shares of our common stock a person may own may discourage a takeover.”

Common Stock

All shares of our common stock offered hereby will be duly authorized and, upon receipt by us of the full consideration therefore, will be validly issued, fully paid and non-assessable. Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, the holders of shares of our common stock are entitled to receive such distributions as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Moreover, holders of shares of our common stock have no preference, conversion, exchange, sinking fund, or redemption rights. Subject to the provisions of our charter regarding the restrictions on ownership transfer of stock, shares of our common stock have equal dividend, distribution, liquidation and other rights.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of our stock, the holders of such shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock elect all of the directors then standing for election and the holders of the remaining shares are not able to elect any of our directors.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation’s charter. Our charter will provide that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors must be approved by our stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.

We will not issue certificates for our shares of common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. The Bank of New York will act as our registrar and as the transfer agent for our shares of common stock. Transfers can be effected simply by mailing to The Bank of New York a transfer and assignment form, which we will provide to you at no charge upon written request.

Preferred Stock

Our charter will authorize our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of our common stock. If we ever created and issued preferred stock with a dividend preference over our common stock, payment of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of our common stock.

We currently have no preferred stock authorized, issued or outstanding. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Transfer Restrictions

Our charter, subject to certain exceptions, will contain certain restrictions on the number of shares of our stock that a person may own. Our charter will contain a stock ownership limit which will prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% of the lesser of the total number or value of any class of our stock. Our board of directors, in its sole discretion, may exempt a person from the stock ownership limit. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the lesser of the number or value of the outstanding shares of our stock would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failure to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restriction will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

Our charter will further prohibit:

•
any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion):

•	to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust; and

•
to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of:

•
the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust; and

•
the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.

If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then

•	such shares shall be deemed to have been sold on behalf of the trust; and

•
to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of

•	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we, or our designee, accept such offer.

We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.

Every owner of more than 1% (or such lower percentage as required by the Internal Revenue Code or the related regulations) of all classes or series of our stock, including shares of our common stock, within 30 days after the end of each fiscal year, shall be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the stock ownership limits. In addition, each stockholder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the Bank of New York. Their mailing address is 1845 Maxwell Street, Suite 101, Troy, Michigan 48084, Attention: Stockholder Relations. Their telephone number is (248) 614-9308.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws is not complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws, each as amended prior to the commencement of this offering.

Classification of Board of Directors

Our bylaws will provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than three nor more than 15. Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director. Our bylaws will provide that a majority of our board of directors must be independent directors.

Our charter will provide that our board of directors will be divided into three classes of directors. Beginning in 2006, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The initial terms of the first, second and third classes will expire in 2006, 2007 and 2008, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

Our charter will provide that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the provision in our bylaws which will authorize our board of directors to fill vacant directorships, will preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon the existence of cause for removal and a substantial affirmative vote.

Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Our charter will contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL. Our charter and bylaws will obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter will not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our charter and bylaws will provide for the indemnification of our directors and officers to the fullest extent permitted by Maryland law. Our other employees and agents may be indemnified to such extent as is authorized by our board of directors or our bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, unless it is established that:

•
an act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	such person actually received an improper personal benefit in money, property or services; or

•	in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.

We will also enter into indemnity agreements with each of our directors and executive officers, as well as our manager and its officers, director, employees and some of its affiliates. The form of indemnity agreement will be included as an exhibit to the registration statement of which this prospectus is a part. The indemnity agreements will require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnity agreement will offer substantially the same scope of coverage afforded our directors and officers by law, it will provide greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it will not be able to be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The partnership agreement of Berkeley Trust OP indemnifies our directors and officers and our advisor and its employees and affiliates to the maximum extent permitted by Delaware law.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any “interested stockholder” or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation’s shares, or any affiliate of such a person or entity, or any person or entity that was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question, or any affiliate of such a person or entity. After the five-year period has elapsed, any such business combination must be recommended by our board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Our board of directors plans to adopt a resolution exempting our company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time after its adoption by our board of directors.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply:

•	to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	to acquisitions approved or exempted by our charter or bylaws of the corporation.

Our bylaws will contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Amendment to the Charter

Except as provided below, our charter, including its provisions on classification of our board of directors and removal of directors, may be amended only if approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of our charter relating to the removal of directors will be required to be approved by our stockholders by the affirmative vote at least two-thirds of all votes entitled to be cast on the matter.

Dissolution of Our Company

Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders; Advance Notice of Director Nominations and New Business

Annual Meetings

Our annual meeting of stockholders will be held each May. Our bylaws will provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only:

•	pursuant to our notice of the meeting;

•	at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to the Secretary of our company and any such proposal must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice must be delivered to our Secretary at the principal executive offices of our company not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by us.

A stockholder’s notice must set forth:

•
each person whom the stockholder proposes to nominate for election or reelection as a director, and all information relating to such person that is required to be disclosed by SEC rules in a proxy statement;

•	a brief description of the business to be brought before the meeting, the reason and any material interest the stockholder might have; and

•	identification of the stockholder(s) giving notice, as it appears on our stock ownership records, and the class and number of shares of stock owned by the stockholder(s) giving notice.

Special Meetings

Special meetings of our stockholders may be called only by our president or by our board of directors, unless otherwise required by law. The date, time and place of any special meetings will be set by our board. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

If the resolution of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our charter on classification of our board of directors and removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a change in control of us or other transactions that might involve a premium price for holders of our common stock or otherwise be in their best interest.

DIVIDEND REINVESTMENT PLAN AND
SHARE REDEMPTION PROGRAM

Dividend Reinvestment Plan

We will adopt a Dividend Reinvestment Plan which will allow you to have your dividends otherwise distributable to you invested in additional shares of our common stock. During this offering, you may purchase shares of our common stock under our Dividend Reinvestment Plan for $10.00 per share until all of the shares registered as part of this offering have been sold. Thereafter, our board of directors will determine the fair market value price per share for which shares will be issued under the Dividend Reinvestment Plan based on the consideration of numerous factors, including the current offering price, if any. The price per share that you pay to participate in the Dividend Reinvestment Plan may increase after all the shares in the offering have been sold or the offering is otherwise terminated. A copy of our Dividend Reinvestment Plan will be included as an exhibit to this prospectus. You should consult with your investment advisor as to such investment advisor’s position regarding participation in our Dividend Reinvestment Plan.

General

All shares which will be available for purchase under our Dividend Reinvestment Plan will either be registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to our Dividend Reinvestment Plan. Until this offering has terminated, shares will be available for purchase out of the additional 5 million shares of our common stock which will be registered with the Securities and Exchange Commission.

Investors participating in our Dividend Reinvestment Plan may purchase fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient shares of our common stock are not available for issuance under our Dividend Reinvestment Plan, we will remit excess distributions of net cash from operations to the participants. Each participant agrees that if, at any time prior to listing of our common stock on a national exchange or market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the then current prospectus, the subscription agreement or our charter, he or she will promptly so notify us in writing.

Stockholders purchasing shares of our common stock pursuant to the Dividend Reinvestment Plan will have the same rights and will be treated in the same manner as if such shares of our common stock were purchased pursuant to this offering. Following the reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of our common stock owned prior to the reinvestment, and the total amount of shares of our commons tock owned after the distribution reinvestment.

Election to Participate or Terminate Participation

You may elect to participate in our Dividend Reinvestment Plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your written notice, provided it is received at least 10 days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in our Dividend Reinvestment Plan will apply to all distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in our Dividend Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to our Dividend Reinvestment Plan for stockholders who do not participate in this offering. You may terminate your participation in our Dividend Reinvestment Plan at any time by providing us with written notice 10 business days before the end of a fiscal quarter. If you choose to terminate your participation in our Dividend Reinvestment Plan, you must choose to terminate your entire participation in our Dividend Reinvestment Plan. In addition, a transfer of shares of our common stock will terminate your participation in the

Dividend Reinvestment Plan as of the first day of the quarter in which the transfer is effective. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common stock would cause the percentage ownership limitation which will be contained in our charter to be exceeded. Our board of directors reserves the right to prohibit qualified plans from participating in our Dividend Reinvestment Plan if such participation would cause our underlying assets to constitute “plan assets” of qualified plans.

Voluntary Contributions

At this time, you will not have the option to make voluntary contributions to our Dividend Reinvestment Plan to purchase shares in excess of the amount of shares that can be purchased with your distributions. Our board of directors reserves the right, however, to amend our Dividend Reinvestment Plan in the future to permit voluntary contributions to our Dividend Reinvestment Plan by you, to the extent consistent with our objectives of qualifying as a REIT.

Federal Income Tax Considerations

If you elect to participate in our Dividend Reinvestment Plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to our Dividend Reinvestment Plan. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Please see “Risk Factors—Federal Income Tax Risks—You may have current tax liability on distributions you elect to reinvest in our common stock.”

Amendments and Termination

We reserve the right to renew, extend, or amend any aspect of our Dividend Reinvestment Plan without the consent of our stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the Dividend Investment Plan for any reason, at any time, by 10 days prior written notice of termination to all participants.

Share Redemption Program

Our shares of common stock are not currently listed for trading on any national exchange or market system. We plan to implement our Share Redemption Program as a service to our stockholders. We intend to repurchase shares from the proceeds from our Dividend Reinvestment Plan on the schedule below. As a result, the amount of shares available for repurchase will depend upon the number of stockholders who elect to participate in the Dividend Reinvestment Plan. We will not redeem shares of our common stock presented for redemption if we do not have sufficient funds available to us to fund such redemption. This service is provided to stockholders seeking liquidity for shares who could not otherwise sell except in a secondary market transaction to another investor. Our Share Redemption Program is not available to those who purchase their shares of stock from another stockholder.

The amount that we will generally pay to redeem your stock will depend upon the length of time you have held your stock in the table below. Redemption of shares will be made quarterly on a first-come-first-serve basis.

Number of Years Held	Redemption Price
Less than 1 year	No Redemption Allowed
1 or more but less than 3	90% of the offering price
3 or more but less than 5	95% of the offering price
5 or more years	100% of the offering price

The stock repurchase price will never exceed the offering price of our common stock. Our board of directors may opt to change the program by using the proceeds from the sale of our properties or other sources if it is deemed to be in the best interest of all stockholders. Stock buybacks have the effect of reducing the total shares outstanding, thereby possibly increasing the distributions to current stockholders and increasing their proportional shares of the net proceeds in the event of a sale or liquidation of the underlying assets. Stockholders participating in our Share Redemption Program may withdraw a request for us to repurchase their shares by delivering to us notice at any time thirty days or more prior to the fixed date for a given repurchase of their intent not to have us redeem their shares.

Our intentions regarding the number of shares to be redeemed is based largely upon the anticipated participation of our stockholders in the Dividend Reinvestment Plan.

We intend to begin redeeming shares pursuant to the Share Redemption Program beginning one year from the date of this offering, subject to an annual limitation of 3% of the weighted average number of shares of our common stock outstanding during the prior calendar year end. The foregoing redemption limit may be decreased by our board of directors for any particular year. Moreover, there is no assurance that there will be sufficient funds available from our Dividend Reinvestment Plan for redemption and, accordingly, a stockholder’s shares of our common stock may not be redeemed. In the event there are insufficient funds available from our Dividend Reinvestment Plan to redeem all of the shares of our common stock for which redemption requests have been submitted, we plan to redeem our common stock in the order in which such redemption requests have been received. A stockholder whose shares of our common stock are not redeemed due to insufficient funds can ask that the request to redeem our common stock be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such shares of our common stock will be redeemed before any subsequently received redemption requests are honored. Stockholders will not relinquish their shares of our common stock until such time as we commit to redeeming such shares of our common stock. Any shares of our common stock acquired pursuant to redemption will be retired and no longer available for issuance by us.

A stockholder who wishes to have his or her shares of our common stock redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, to the redemption agent, which is currently The Bank of New York. Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares of our common stock to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares of our common stock. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption. We expect to pay any participants in our Share Redemption Program who redeem their shares within 60 days of the effective date of a given redemption.

A stockholder may present fewer than all of his or her shares of our common stock to us for redemption, provided, however, that (i) the minimum number of shares of our common stock which must be presented for redemption shall be at least 25% of his or her shares of our common stock, and (ii) if such stockholder retains any shares of our common stock, he or she must retain at least $1,000 worth of our common stock based on the current offering price.

The shares of our common stock that we redeem under our Share Redemption Program will be cancelled and will be held as treasury shares. We will not resell such shares to the public unless they are first registered with the U.S. Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Our board of directors reserves the right to reject any request for redemption of shares of our common stock. Additionally, our board of directors may terminate, suspend or amend the Share Redemption Program at any time without stockholder approval if our directors determine, in their sole discretion, that such termination, suspension or amendment to be in our best interest. In the event of a redemption request after the death of a stockholder, we may waive the one-year holding period requirement as well as the annual limitations on the number of shares of our common stock that will be redeemed as summarized above.

Our Share Redemption Program is only intended to provide limited liquidity for stockholders until a secondary market develops for our common stock. No such market presently exists, and we cannot assure you that any market for our common stock will ever develop. Our Share Redemption Program will terminate, and we will no longer accept our common stock for redemption, if and when listing of our common stock on a national exchange or market system occurs.

Should you have any questions regarding our Share Redemption Program or should you need to request forms associated with the program, you may contact Michel Snegg at 1012 Sutton Way, Grass Valley, California 95945.

THE OPERATING PARTNERSHIP AGREEMENT

General

We expect to form Berkeley Trust OP, which we refer to as our operating partnership, on or before August 31, 2005 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the owners can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversification in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by our operating partnership. We will be the sole general partner of our operating partnership. Prior to the effective date of this prospectus, our advisor’s parent will purchase $10,000 of limited partnership units in our operating partnership and will be the only limited partner of our operating partnership. As the sole general partner, we will have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of material provisions of the limited partnership agreement of our operating partnership. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the form of limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for stock, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The limited partnership agreement of our operating partnership provides that, so long as we remain qualified as a REIT, our operating partnership is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of our operating partnership, we are also empowered to take the necessary steps to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The value of each unit of limited partnership interest in our operating partnership will be determined by our board of directors but is expected to be the same as the value of each share of our stock. We intend to exchange units of limited partnership interest in our operating partnership for properties based on the appraised value of the property or such lesser amount to which we and the seller of the property agree.

The limited partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares.

Similarly, the limited partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Losses cannot be passed through to our stockholders.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, subject to the exceptions discussed in the next paragraph, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

The partnership agreement of our operating partnership requires the consent of limited partners holding in excess of two-thirds of the partnership interests then held by limited partners to:

•	sell all or substantially all of the assets of our operating partnership;

•	elect to dissolve our operating partnership; or

•	authorize any limited partner to own or control, directly or indirectly, in excess of 9.8% of our outstanding shares or more than 9.8% of the partnership interests of our operating partnership.

Our operating partnership will pay or cause our advisor to be reimbursed for all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Our operating partnership also will pay or cause our advisor to be reimbursed for all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by our operating partnership will be costs and expenses relating to properties we may own outside of our operating partnership. We will pay the expenses relating to such properties directly.

Exchange Rights

Upon the admission of additional limited partners, if any, the limited partners of our operating partnership have the right to cause our operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of stock upon such exercise would:

•	result in any person owning stock in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our stock being owned by fewer than 100 persons;

result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,250 limited partnership units, unless such limited partner holds less than 1,250 units. In that case, he must exercise his exchange right for all of his units.

Limited partners exchange their limited partnership units for our shares based on the conversion ratio set forth in the operating partnership agreement. The conversion ratio is initially one to one but is adjusted based on certain events including:

•	if we declare or pay a dividend in stock on our outstanding stock;

if we subdivide our outstanding stock; or

•	if we combine our outstanding stock into a smaller number of shares.

Change in General Partner

We are generally not allowed to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a two-thirds of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•
any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave our operating partnership in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

SUPPLEMENTAL SALES MATERIAL

Shares of our common stock are only being offered through this prospectus. In addition to this prospectus, we may utilize certain sales material in connection with this offering of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. At present, we have not prepared any sales material. No sales material may be used unless it has first been approved in writing by us. This material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of our common stock.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California. O’Melveny & Myers LLP has also represented our advisor as well as various other affiliates of our advisor in other matters, and may continue to do so in the future.

EXPERTS

The financial statement included in this Prospectus and Registration Statement has been audited by Macias Gini & Company LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere herein and in the Registration Statement, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN OUR CERTIFYING ACCOUNTANT

On April 19, 2005 Ernst & Young LLP resigned as our independent auditors. Ernst & Young LLP had served as our independent auditors since our inception on October 14, 2003. The report of Ernst & Young LLP on our November 30, 2003 balance sheet did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. We have had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreements in its report on our November 30, 2003 balance sheet.

We engaged Macias Gini & Company LLP as our new independent auditors on April 19, 2005. During the two most recent fiscal years and through the date of their engagement by us, we did not consult with Macias Gini & Company LLP as regards either the application of accounting principles to a specified transaction, either completed or approved, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of any disagreement or reportable event as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION ABOUT
OUR COMPANY

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

We also will maintain an Internet site at www.berkeleytrust.com at which there will be additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We will furnish selected information to our stockholders consistent with our undertakings in paragraphs (c), (f) and (g) of Item 37 of Part II of this Registration Statement.

INDEX TO BALANCE SHEET

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Notes to Balance Sheet	F-4

All other schedules are omitted because they are not applicable, or because the required information is included in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Berkeley Income Trust, Inc.

We have audited the accompanying balance sheet of Berkeley Income Trust, Inc., formerly Eisenhower Real Estate Funds Corporate and Government Properties, Inc., (the “Company”) as of December 31, 2004. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Berkeley Income Trust, Inc. at December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/Macias Gini & Company LLP

Sacramento, California
April 21, 2005

Berkeley Income Trust, Inc.
Balance Sheet
December 31, 2004

Assets

Current assets:
Cash and cash equivalents	$195
Total assets	$195

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$150
Total liabilities	150

Stockholders’ equity:
Common stock, $.001 par value;
10,000,000 shares authorized,
no shares issued and outstanding	—
Additional paid-in capital	150
Accumulated deficit	(105)
Total stockholders’ equity	45

Total liabilities and stockholders’ equity	$195

See notes to the Balance Sheet.

Berkeley Income Trust, Inc.
Notes to Balance Sheet
December 31, 2004

NOTE 1 - ORGANIZATION

Eisenhower Real Estate Funds Corporate and Government Properties, Inc., a Maryland corporation (“Eisenhower”), was formed on October 14, 2003, under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. Subject to certain restrictions and limitations, the business of the Company was to be managed by Eisenhower Capital Incorporated (“Eisenhower Advisor”), an affiliate of the Company. On November 4, 2003, the President and Chief Executive Officer of Eisenhower and Eisenhower Advisor, each purchased 100,000 shares of the Company’s common stock for $10,000 in cash and were admitted as the initial stockholders of Eisenhower.

Eisenhower effectively repurchased the shares issued to its President and Chief Executive Officer and to Eisenhower Advisor in a series of transactions during 2004 in exchange for $19,700 and $150 to be paid later. Eisenhower cancelled the shares concurrent with the repurchases. On April 18, 2005, in conjunction with a change in management, Eisenhower changed its name to Berkeley Income Trust, Inc. (the “Company”). Accumulated deficit of $105 at December 31, 2004 represents service fees on the Company's bank account.

Subject to certain restrictions and limitations, the business of the Company will be managed by Berkeley Trust Advisors, LLC (the “Advisor”), an affiliate of the Company, pursuant to the Management Agreement the Company anticipates executing with the Advisor.

The Company’s board of directors intends to amend the Company’s articles of incorporation to authorize additional shares of common stock with a par value of $0.001. The Company intends to then offer a minimum of 1,000,000 and a maximum of 25,000,000 shares of common stock for sale to the public (the “Offering”). The Company intends to retain Berkeley Capital Securities, LLC (“BCS”), a 100% owned subsidiary of the Advisor, to serve as the dealer manager for the Offering. BCS will be responsible for marketing the Company’s shares being offered pursuant to the Offering. The Company intends to invest the net proceeds from the Offering primarily in high-quality income-generating multi-tenant industrial properties located throughout the United States. As of December 31, 2004, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.

Management of the Company intends to form Berkeley Operating Partnership, L.P. (the “Operating Partnership”). The Operating Partnership will be owned by the Company as its sole general partner and by the Advisor as its initial limited partner. Management expects the Operating Partnership’s assets to increase significantly as the Company deploys net proceeds from the Offering to real estate investments. The Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.

NOTE 2 -SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition

The Company's revenues, which will be comprised largely of rental income, will include rents that each tenant pays in accordance with the terms of its respective lease reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting will require us to record as an asset, and include in revenues, deferred rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Reimbursements from tenants for real estate taxes and other recoverable operating expenses will be recognized as revenues in the period the applicable costs are incurred.

Allowance for Doubtful Accounts

The Company will monitor the collectibility of receivable balances including the deferred rent receivable on an on-going basis. Based on these reviews, an allowance for doubtful accounts for estimated losses will be recorded resulting from the possible inability of our tenants to make required rent payments to us. Management’s estimate of the required allowance will be subject to revision and will be sensitive to the effect of economic and market conditions on our tenants.

Management’s estimate will take into account the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of tenant or deferred rent receivables for any given tenant is in doubt, the Company would be required to record the increase in the allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Impairment of Long Lived Assets

The Company will record investments in real estate at cost and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. The Company will expense costs of repairs and maintenance as incurred. The Company will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 39 years for buildings and 10 to 39 years for building improvements, 3 to 7 years for equipment and fixtures, 20 to 39 years for land improvements and the length of the lease term for tenant improvements and leasehold interests.

The Company expects to adopt SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes guidelines for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

The Company will evaluate its properties for potential impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. On a quarterly basis the Company will review our properties for impairment. Our determination of impairment will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. The Company will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

We will engage in the acquisition of individual properties as well as multi-property portfolios. In accordance with SFAS No. 141, “Business Combinations”, we will allocate purchase price between land, building, tenant improvements, leasing commissions, intangible assets and above and below market leases. Above-market and below-market lease values for acquired properties will be recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rents for each corresponding in-place lease. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental income. We will allocate purchase price on multi-property portfolios to individual properties. The allocation of purchase price will be based on our assessment of various characteristics of the markets where the property is located and the expected cash flows of the property.

Organizational and Offering Costs

Organizational and offering costs of the Company are paid by the Advisor on behalf of the Company. Organizational and offering costs may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of the Advisor’s employees in connection with registering and marketing the shares; (ii) salaries and direct expenses of employees of the Advisor while preparing for the offering and marketing of the Company’s shares and in connection with wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of the shares; (iv) facilities and technology costs and expenses associated with the offering and marketing of the shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. The Company anticipates that, pursuant to the Management Agreement, the Company will be obligated to reimburse the Advisor in an amount equal to the actual organizational and offering costs incurred, anticipated to be approximately 2% of total gross offering proceeds, if they raise the maximum pursuant to the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of approximately 3% or $5 million, whichever is less, of the gross proceeds from the Offering. In the event that 1,000,000 shares of the Company’s common stock is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor for any organizational and offering costs. As of December 31, 2004, the Advisor had not incurred any organizational or offering costs on behalf of the Company. Any such costs incurred will not become liabilities until the Management Agreement is executed, a minimum number of shares is sold and the terms related to the reimbursement of such costs are determined. When recorded by the Company, organizational costs will be expensed as incurred and offering costs will be deferred and charged to stockholders’ equity, as such amounts are reimbursed to the Advisor from the gross proceeds of the Offering.

Income Taxes

For the year ending December 31, 2005, the Company intends to elect to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be taxed as such beginning with its taxable year ending December 31, 2005. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income taxes purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate, in the foreseeable future, in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company anticipates executing the Management Agreement with the Advisor and a Dealer Manager Agreement with BCS which will entitle the Advisor and BCS to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor and BCS on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The terms and conditions of the Management Agreement and the Dealer Manager Agreement have not been finalized as of December 31, 2004.

The Company expects to also incur various fees, including but not limited to, acquisition and advisory, selling commissions, property management, leasing and others, that are expected to be paid to the Advisor. The amounts of such fees and terms and conditions of the associated agreements have not been finalized as of December 31, 2004.

BERKELEY INCOME TRUST, INC.

Up to 25,000,000 Shares
of Common Stock
Offered to the Public

__________________

PROSPECTUS

__________________

May [__], 2005

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$29,425.00
NASD filing fee	*
Legal fees and expenses	*
Blue sky fees and expenses	*
Accounting fees and expenses	*
Sales and advertising expenses	*
Seminars	*
Miscellaneous expenses	*
Total	*
__________
* To be filed by amendment.

Item 32. Sales to Special Parties

Prior to the effectiveness of this registration statement, we will issue 1,000 shares of our common stock to our advisor’s parent in a private placement. Our advisor’s parent will pay $10.00 per share in cash, for an aggregate consideration of $10,000.

Item 33. Recent Sales of Unregistered Securities

Not applicable.

Item 34. Indemnification of Directors and Officers

The Maryland general corporation law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL. Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Maryland law. Our other employees and agents may be indemnified to such extent as is authorized by our board of directors or our bylaws. Maryland law generally permits indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, unless it is established that:

•
an act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	such person actually received an improper personal benefit in money, property or services; or

•	in the case of criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful.

We have also entered into indemnity agreements with each of our directors and executive officers, as well as our manager and its officers, director, employees and some of its affiliates. The form of indemnity agreement is included as an exhibit to the registration statement of which this prospectus is a part. The indemnity agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnity agreement offers substantially the same scope of coverage afforded our directors and officers by law, it provides greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it may not be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The partnership agreement of Berkeley Trust OP, however, indemnifies our directors and officers and our advisor and its employees and affiliates to the maximum extent permitted by Delaware law.

Item 35. Treatment of Proceeds From Stock Being Registered

Not applicable.

Item 36. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

Ex.	Description

3.1*	Articles of Incorporation

3.2*	Bylaws

4.1	Form of Dealer Manager Agreement

4.2*	Form of Common Stock Certificate

4.3*	Form of Subscription Agreement (included as Appendix A to Prospectus)

4.4*	Form of Dividend Reinvestment Plan (included as Appendix B to Prospectus)

4.5*	Form of Escrow Agreement

4.6	Form of Broker-Dealer Agreement

5*	Form of Opinion of O’Melveny & Myers LLP re legality

8*	Form of Opinion of O’Melveny & Myers LLP re tax matters

10.1	Form of Management Agreement

10.2	Form of Agreement of Limited Partnership of Berkeley Income Trust Operating Partners, L.P.

10.3	Form of Property Management, Leasing and Asset Management Agreement

10.4	Form of Third Party Property Management Agreement

16.1	Letter from Ernst & Young LLP regarding a change in certifying accountant

23.1	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of O’Melveny & Myers LLP (included in Exhibit 5)*

99.1	Consent of Director Nominee Michael Ziegler

99.2	Consent of Director Nominee Robert D. Kittredge

99.3	Consent of Director Nominee Robert L. Lorber

99.4	Consent of Director Nominee Judson Riggs

99.5	Consent of Director Nominee Wayne Heldt

_________
* To be filed by amendment

(b) Financial Statement Schedules

Schedule II—Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 37. Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in this prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in this prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders; each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of this offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of this offering has ended.

(f) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(g) The Registrant undertakes to furnish to each stockholder, within forty-five (45) days after the close of each quarterly period, the information specified by Form 10-Q.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grass Valley, State of California, on July 27, 2005.

BERKELEY INCOME TRUST, INC.

By:	/s/ MICHEL D. SNEGG
Michel D. Snegg President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ MICHEL D. SNEGG Michel D. Snegg	President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Treasurer (Principal Accounting Officer) and Director	July 27, 2005
/s/ NORMAN D. VILLARINA Norman D. Villarina	Director	July 27, 2005